UNITED STATES
SECURITIES
AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule
14a-101)
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.                 )

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April 25, 2023

Dear Resideo Shareholders:

It is my pleasure to invite you to attend the 2023 Annual Meeting of Shareholders of Resideo Technologies, Inc. (“Resideo” or the “Company”), which will be held via a live virtual meeting on Wednesday, June 7, 2023, at 1:00 p.m. Eastern Daylight Time.

2022 was a year of historic market, geopolitical and macroeconomic conditions. We navigated these challenges to deliver record full year revenue and operating income. However, business conditions around our residential end-markets softened as 2022 progressed. Given this, we have taken actions to reduce cost and ensure we are both protecting near-term profitability and positioning the business for long-term success. We continue to make progress in focusing the business to better leverage our deep relationships with contractors and capitalize on favorable long-term structural trends in the markets we serve. Across the organization, the team stepped up throughout 2022 to drive key initiatives and support our customers. Highlights include:

•	We expanded our market presence, product suite and long-term opportunity with the acquisitions of First Alert, Teknique, Arrow Wire & Cable, and Electronic Custom Distributors.

•

We advanced Products and Solutions’ software platforming efforts, a critical building block as we look to accelerate partnerships, leverage our hardware leadership to support value added services, and reduce development time and support costs.

•

We grew our home energy management business and, with the support of our expanded business development organization, we have begun to build key partnerships across this ecosystem. Through our connected hardware, software solutions and channel partnerships we are well positioned to be a significant participant in this exciting, fast-growing opportunity.

•

We enhanced our omni-channel capabilities at ADI Global Distribution (“ADI”) with the rollout of a new e-commerce user experience in North America and EMEA. This significantly improves the customer e-commerce shopping experience with redesigned search and navigation and enhanced view into product information.

•

We published our inaugural corporate ESG report, an important step in better communicating the Resideo story around the sustainability benefits our products offer and the great work going on across the organization on critical governance, environmental footprint reduction, and social initiatives.

For 2022, Products and Solutions delivered record revenue, up 13% year-over-year as we added First Alert and drove strong price realization across the portfolio. We grew our position in the connected thermostat market in both the distribution and retail channels, expanded content with builders in the new construction channel, and grew our presence at a number of key OEMs, all positioning the business for future growth.

We have benefitted from our investments in pricing and salesforce tools and training. This is visible in our price realization activities throughout 2022 and a meaningful increase in average revenue generated per salesperson. These investments are further enhanced by the increased customer engagement, driven in part by our brand ambassador program and business development efforts.

We acquired First Alert, a leading smoke and carbon monoxide sensing provider, at the end of the first quarter of 2022 and we are pleased with the financial performance and integration of the business. We have already driven new commercial opportunities around cross-selling into our distribution channel, achieved deeper builder penetration, and improved positioning with key retailers. Over time we will add more connectivity into the First Alert portfolio and see significant opportunity from further integrating First Alert with our traditional Security business.

We are also very excited by an increasing cadence of new product introductions within Products and Solutions as we enter 2023. This includes several connected water leak detection and shutoff products; T10 thermostat enhancements; additions to our gas valve portfolio, including entry into the pool heater category; underfloor heating controller; and the ProSeries security products for EMEA. These launches reflect initial returns from increased investment in our innovation and engineering organizations. As we move through 2023, we look to build momentum in this key area.

ADI had another great year in 2022 with revenue growing over 6%, gross margin up 130 basis points, and operating income up 17%. 2022 marked the twelfth consecutive year that ADI has grown its revenue year-over-year, a testament to the execution of the entire ADI organization and the attractiveness of the markets they serve. ADI continues to execute on its strategy to expand into adjacent audio visual and data communication markets. These categories accounted for over $500 million of revenue in 2022, up 20% year-over-year.

ADI continues to execute on expanding its e-commerce and digital capabilities, enhancing its exclusive brand offerings, and investing in tools to drive sales force efficiency. ADI reached total touchless sales of 37% for 2022 and crossed the 20% of total sales threshold for e-commerce revenue in the fourth quarter. Exclusive brands revenue grew 25% in 2022 and remains a significant long-term revenue and margin enhancement opportunity. We launched over 250 new SKUs and three new brands during 2022. We will continue to build upon these offerings in 2023 and look forward to meaningful revenue expansion opportunity from new SKUs and sales initiatives.

In 2023, we are focused on delivering to our financial targets, improving cash generation, and accelerating the momentum on key initiatives across the business. We believe we are well positioned to be a meaningful player in attractive market trends around home energy management, energy transitions, and the increased focus on physical security and video analytics. Our newly expanded business development organization will enhance these opportunities and is focused on growing with major accounts while opening new partnership avenues and strategic growth opportunities.

As we drive growth opportunities, we are committed to managing costs and delivering ongoing margin and cash flow expansion and earnings growth. We are moving forward with manufacturing facility optimization work and product portfolio pruning, which will help us improve margins, focus on core growth areas, and maintain supply chain and manufacturing resiliency.

We remain focused on leveraging our channel strength, product breadth, relationship with the professional, and exposure to attractive long-term structural trends to drive revenue expansion and deliver long-term shareholder value.

Sincerely,

Jay Geldmacher
President and Chief Executive Officer

16100 N. 71st St., Suite 550, Scottsdale, AZ 85254

2023 PROXY STATEMENT

Notice of 2023 Annual Meeting of Shareholders

DATE	TIME	PLACE
Wednesday, June 7, 2023	1:00 p.m. Eastern Daylight Time	Via the internet at www.virtualshareholdermeeting.com/ REZI2023

Our 2023 annual meeting will be a live virtual meeting. There will be no physical location for the annual meeting. You will be able to participate in the annual meeting, vote your shares electronically and submit your questions during the live virtual meeting by visiting www.virtualshareholdermeeting.com/REZI2023 and entering the 16-digit control number provided in your proxy materials. You may also submit questions in advance of the meeting by visiting www.proxyvote.com. For more information on accessing the virtual annual meeting, see Question 5 in the section entitled “Questions and Answers About the Annual Meeting and Voting” on page 84.

Agenda:

Election of Directors

Advisory vote to approve executive compensation

Ratification of the appointment of independent registered public accounting firm

Approval of the Amended and Restated 2018 Stock Incentive Plan of Resideo Technologies, Inc. and its Affiliates

Act on a shareholder proposal described in this Proxy Statement, if properly presented

Transact such other business as may properly come before the meeting

How to Vote: Your vote is important to us. Unless you vote live at the virtual annual meeting, the deadline for receiving your vote is 11:59 p.m. Eastern Daylight Time, on June 6, 2023.

VIA INTERNET	BY PHONE	BY MAIL	VIA VIRTUAL MEETING
Visit www.proxyvote.com to vote your shares via the internet. You will need the 16-digit control number provided in your proxy materials when you access the web page.

If your shares are held in the name of a bank, brokerage firm or similar organization, follow the telephone voting instructions, if any, provided on your voting instruction card. If your shares are registered in your name, call 1-800-690-6903. You will need the 16-digit control number provided in your proxy materials when you call.

Complete and sign the proxy card or voting instruction form and return it in the enclosed postage pre-paid envelope.

You may vote your shares live at the virtual annual meeting by visiting www.virtualshareholdermeeting.com/ REZI2023. You will need to enter the 16-digit control number provided in your proxy materials to vote your shares at the virtual annual meeting.

This Notice of 2023 Annual Meeting of Shareholders and related proxy materials are being distributed or made available to shareholders beginning on April 25, 2023.

On behalf of Resideo’s Board of Directors,

JEANNINE LANE

EXECUTIVE VICE PRESIDENT,

GENERAL COUNSEL AND CORPORATE SECRETARY

Important Notice Regarding the Availability of Proxy Materials for the 2023 Annual Meeting of Shareholders to be held on Wednesday, June 7, 2023: our Proxy Statement and 2022 Annual Report are available free of charge on our Investor Relations website at investor.resideo.com.

2023 PROXY STATEMENT

2023 PROXY STATEMENT

Proxy Statement Summary

Below are highlights of certain information in this Proxy Statement. As it is only a summary, it may not contain all of the information that is important to you. For more complete information, please refer to the complete Proxy Statement and Resideo’s 2022 Annual Report before you vote. References to “Resideo,” the “Company,” “we,” “us” or “our” refer to Resideo Technologies, Inc.

2023 Annual Meeting of Shareholders

Date and Time:	June 7, 2023, 1:00 p.m. EDT

Place:	Via the internet at www.virtualshareholdermeeting.com/REZI2023

Record Date:	April 10, 2023

Voting:	Shareholders as of the record date are entitled to vote. Each share of common stock is entitled to one vote for each director nominee and one vote for each of the other proposals to be voted on.

Admission:	To enter Resideo’s virtual annual meeting via www.virtualshareholdermeeting.com/REZI2023, you will need the 16-digit control number provided in your proxy materials.

How to Cast Your Vote

Your vote is important! Please cast your vote and play a part in the future of Resideo.

Shareholders of record on the Record Date can vote through any of the following ways:

INTERNET	PHONE	MAIL	VIRTUAL MEETING
Visit www.proxyvote.com	Call 1-800-690-6903 toll-free from the U.S. or Canada	Return the signed proxy card	Vote your shares live at the virtual annual meeting

1 | 2023 PROXY STATEMENT

The deadline for voting via the internet or by telephone is 11:59 p.m. EDT on June 6, 2023. If you vote by mail, your proxy card must be received before the virtual annual meeting.

Beneficial owners who own shares through a bank, brokerage firm or similar organization can vote by returning the voting instruction form, or by following the instructions for voting via the internet or by telephone, as provided by the bank, brokerage firm or similar organization. If you own shares in different accounts or in more than one name, you may receive different voting instructions for each type of ownership. Please vote all of your shares.

If you are a shareholder of record or a beneficial owner, you may choose to vote at the virtual annual meeting. Even if you plan to attend our virtual annual meeting, please cast your vote as soon as possible. For more information on voting your shares, please see “Questions and Answers About the Annual Meeting and Voting” beginning on page 83.

About Resideo

Resideo is a leading global manufacturer and developer of technology-driven products and solutions that provide critical comfort, energy management, and safety and security solutions to over 150 million homes globally. We are also a leading wholesale distributor of low-voltage security, fire and life safety products for commercial and residential markets and serve a variety of adjacent product categories including audio visual, networking, wire and cable-, and smart home solutions. We deliver value to our customers via two business segments, Products and Solutions and ADI Global Distribution. Our primary focus is on the professional channel where we are a trusted partner to approximately 100,000 professionals. Our global scale, breadth of product offerings, innovation heritage, and differentiated service and support has enabled our trusted relationship with professional installers and has been a key driver of our success.

Voting Matters and Board Recommendations

	VOTING MATTERS	BOARD RECOMMENDATIONS	PAGE REFERENCE (FOR MORE DETAIL)

Proposal 1.	Election of Directors	FOR Each Nominee	6

Proposal 2.	Advisory Vote to Approve Executive Compensation	FOR	40

Proposal 3.	Ratification of the Appointment of Independent Registered Public Accounting Firm	FOR	69

Proposal 4.	Approval of the Amended and Restated 2018 Stock Incentive Plan of Resideo Technologies, Inc. and its Affiliates	FOR	72

Proposal 5.	Shareholder Proposal Regarding Shareholder Ratification of Termination Pay	AGAINST	79

2023 PROXY STATEMENT | 2

Director Dashboard

Our Board of Directors

Name	Age	Independent	Board Committee Memberships	Other Public Company Board Service

Roger Fradin (Chairman)	69	Yes	Finance Innovation and Technology	Janus International Group L3Harris Technologies, Inc. Vertiv Holdings Co

Jay Geldmacher (President & CEO)	67	No	None	Seagate Technology Holdings plc

Paul Deninger	64	Yes	Audit Finance (Chair) Innovation and Technology	EverQuote

Cynthia Hostetler	60	Yes	Finance Nominating and Governance	Textainer Group Holdings Limited Vulcan Materials Company

Brian Kushner	64	Yes	Audit Finance Innovation and Technology	Cumulus Media Inc.

Jack Lazar	57	Yes	Audit (Chair) Innovation and Technology	Box, Inc. GLOBALFOUNDRIES Inc. thredUP

Nina Richardson	64	Yes	Compensation and Human Capital Management Nominating and Governance (Chair)	Cohu, Inc. Silicon Laboratories, Inc.

Andrew Teich (Lead Independent Director)	62	Yes	Compensation and Human Capital Management Innovation and Technology (Chair) Nominating and Governance	Juniper II Corp. Sensata Technologies Holding PLC

Sharon Wienbar	61	Yes	Compensation and Human Capital Management (Chair) Nominating and Governance	Envois Corporation

Kareem Yusuf	51	Yes	Compensation and Human Capital Management Innovation and Technology

Corporate Governance Highlights

We are committed to strong corporate governance practices and policies, as described below, that support effective Board leadership and prudent management practices.

Annual election of all directors

Majority voting for directors in uncontested elections

Independent Chairman of the Board, transitioning from Lead Independent Director with specified duties and responsibilities; Independent Chairman will assume those duties and responsibilities

Robust risk oversight by full Board and Committees

Annual review of Committee charters and Corporate Governance Guidelines

3 | 2023 PROXY STATEMENT

Independent Audit, Compensation and Human Capital Management and Nominating and Governance Committees

Finance Committee that reviews and oversees Resideo’s capital structure and opportunities for maximizing shareholder value

Innovation and Technology Committee that oversees Resideo’s overall strategic direction and investment in technology initiatives

Rigorous risk oversight of cybersecurity programs by the Audit and Innovation and Technology Committees

Annual Board and Committee evaluations

Proposed annual advisory vote to approve executive compensation

Meaningful stock ownership guidelines for directors and executives

Adoption of proxy access

Limits on memberships on other boards

Commitment to recruiting qualified, diverse director candidates

Commitment to health, safety and environmental sustainability

Oversight of human capital management, including diversity, equity and inclusion, by Compensation and Human Capital Management Committee

Oversight of our code of business conduct and our role as a responsible corporate citizen, including our environmental, social and governance (“ESG”) programs, by the Nominating and Governance Committee

Policies prohibiting short sales, hedging, margin accounts and pledging

Shareholders holding at least 25% of the outstanding stock of the Company have the right to call a special meeting

Executive Compensation Preview

The Compensation Discussion and Analysis section of this Proxy Statement provides a focused discussion of our executive compensation philosophy and the pay programs applicable to our named executive officers. Our compensation program design directly links compensation to the performance of our business and rewards fiscal year results through our annual incentive plan and long-term performance with equity awards.

Our Named Executive Officers

Our leadership team during fiscal 2022 included the following Named Executive Officers (“NEOs”):

NAME	POSITION

Jay Geldmacher	President and Chief Executive Officer

Anthony L. Trunzo	Executive Vice President, Chief Financial Officer

Robert Aarnes	President, ADI Global Distribution

Phillip Theodore	President, Products & Solutions

Jeannine Lane	Executive Vice President, General Counsel & Corporate Secretary

2023 PROXY STATEMENT | 4

Forward-Looking Statements

This Proxy Statement and the cover letter contain “forward-looking statements” regarding expectations about future business and financial results, which speak only as of the date of this Proxy Statement. Although we believe that the forward-looking statements contained in this Proxy Statement are based upon reasonable assumptions, such statements involve known and unknown risks, uncertainties, and other factors, which may cause the actual results or performance of the Company to be materially different from any future results or performance expressed or implied by such forward-looking statements. Such risks and uncertainties include, but are not limited to, those described under the headings “Risk Factors” and “Cautionary Statement Concerning Forward-Looking Statements” in our Annual Report on Form 10-K for the year ended December 31, 2022. You are cautioned not to place undue reliance on these forward-looking statements, which are not guarantees of future performance, and actual results, developments and business decisions may differ from those envisaged by our forward-looking statements. Except as required by law, we undertake no obligation to update such statements to reflect events or circumstances arising after the date of this presentation, and we caution investors not to place undue reliance on any such forward-looking statements.

The information on our website and the materials available through it are not incorporated by reference into this Proxy Statement.

5 | 2023 PROXY STATEMENT

Proposal 1: Election of Directors

Our Board currently consists of ten directors, and the Board has set the size of the Board as of this year’s Annual Meeting at ten. All directors will stand for election each year for annual terms. Our Board has nominated the director nominees for re-election to the Board. We do not know of any reason why any nominee would be unable to serve as a director. If any nominee should become unavailable to serve prior to the Annual Meeting, the shares represented by proxy will be voted for the election of such other person as may be designated by the Board. The Board may also determine to leave the vacancy temporarily unfilled or reduce the authorized number of directors in accordance with the By-Laws. Resideo’s By-Laws provide that in any uncontested election of directors (an election in which the number of nominees does not exceed the number of directors to be elected), any nominee who receives a greater number of votes cast “FOR” his or her election than votes cast “AGAINST” his or her election will be elected to the Board.

Majority Voting for Directors

Resideo’s By-Laws provide a majority voting standard for election of directors in uncontested elections. Each director will be elected by the affirmative vote of a majority of the votes cast, meaning that the number of votes cast “FOR” a director nominee exceeds 50% of the number of votes cast with respect to that director’s election.

No incumbent director nominee shall qualify for service as a director unless he or she agrees to submit upon re-nomination to the Board an irrevocable resignation effective upon such director nominee’s failure to receive a majority of the votes cast in an uncontested election. The Nominating and Governance Committee (excluding the nominee, if applicable) will make a recommendation to the Board as to whether to accept or reject the resignation, or whether other action should be taken. The Board, excluding the nominee, will act on the resignation and publicly disclose its decision in accordance with the By-Laws.

An election of directors is considered to be contested if there are more nominees for election than positions on the Board to be filled by election at the meeting of shareholders. In a contested election, the required vote would be a plurality of votes cast.

Director Nominees

The Board has affirmatively determined that each of the nominees qualifies for election under the Company’s criteria for evaluation of directors. See “Nominating Board Candidates – Procedures and Qualifications” on page 27 for more information on qualifications for director nominees. The Nominating and Governance Committee is responsible for nominating a slate of director nominees who collectively have the complementary experience, qualifications, skills and attributes to guide the Company and function effectively as a Board. The committee believes that each of the nominees has key personal attributes that are important to an effective board, including integrity, relevant industry or professional experience, contribution to the composition, diversity and culture of the Board, the ability and willingness to constructively challenge management and the ability and commitment to devote sufficient time to Board duties. Set forth below is biographical information about the director nominees and their specific experience, qualifications and skills that have led the Board and the Nominating and Governance Committee to conclude that they should continue to serve as directors of Resideo. In addition, the Board has determined that each non-employee director nominee qualifies as an independent director under NYSE corporate governance listing standards and the Company’s director independence standards as further described under “Director Independence” on page 22.

2023 PROXY STATEMENT | 6

Director Qualifications and Skills

Our directors have a broad range of experience that spans different industries and encompasses the relevant business and technology sectors. Directors bring a variety of qualifications, skills and viewpoints to our Board that both strengthen their ability to carry out their oversight responsibilities on behalf of our shareholders and bring richness to Board deliberations. As described above and in the director biographies, our directors have key experiences, qualifications and skills that are relevant and important in light of our business, structure and growth strategy and include the following:

DIRECTOR QUALIFICATIONS AND SKILLS CRITERIA

Senior Leadership Experience

Experience serving as CEO or a senior executive that provides a practical understanding of how complex organizations function and the ability to support our commercial strategy, growth and performance

Consumer Products Experience with the retail consumer industry, e-commerce, customer service and consumer dynamics that aligns with our business strategies and opportunities

Manufacturing and Supply Chain

Experience with the operations of manufacturing facilities and supply chains that provides critical perspectives in understanding and evaluating operational planning, management and risk mitigation of our business

Technology

Experience developing and adopting new technologies as well as leading innovation initiatives that supports the execution of our vision in the comfort, energy management, safety and security solutions markets

Global Relations International business strategy, operations and substantive expertise in international matters relevant to our global business

Finance Experience with finance and financial reporting processes, including monitoring and assessing a company’s operating performance to ensure accurate financial reporting and robust controls

Public Company Board Service

Service on the boards and board committees of public companies that provides an understanding of corporate governance practices and risk management oversight as well as insights into board management and relations between the board, the CEO and senior management that will support our commitment to maintain a strong governance framework as an independent public company

Marketing Expertise in brand development, marketing and sales in local markets on a global scale relevant to our global business

Operations Managing the operations of a business and possessing a deep understanding of the end-markets we serve

Strategy

Practical understanding of the development and implementation of strategic priorities and of the risks and opportunities that can impact our company’s operations and strategies which will serve to drive our long-term growth

Mergers & Acquisitions Experience in business development and mergers and acquisitions to support our initiatives to identify and execute on acquisitions and investments

7 | 2023 PROXY STATEMENT

The table below is a summary of the range of qualifications and skills that each director brings to the Board. The table does not include all of the qualifications that each director offers, and the fact that a particular experience, skill, or qualification is not checked for a specific director does not mean that the director does not possess it.

NAME

Roger Fradin (Chairman)

Jay Geldmacher (President & CEO)

Paul Deninger

Cynthia Hostetler

Brian Kushner

Jack Lazar

Nina Richardson

Andrew Teich (Lead Independent Director)

Sharon Wienbar

Kareem Yusuf

2023 PROXY STATEMENT | 8

Director Biographies

The Board of Directors unanimously recommends a vote “FOR” Proposal 1 to elect each of the following director nominees.

Nominees for Election

Included in each biography are the key qualifications that led to the conclusion that such directors should serve on our Board.

Roger Fradin, 69

Chairman of the Board

Director since 2018

Committee

Memberships:

•  Finance

•  Innovation and Technology

Other Public Company Directorships:

•  Janus International Group

•  L3Harris Technologies, Inc. (formerly Harris Corporation)

•  Vertiv Holdings Co (formerly GS Acquisition Holdings)

Former:

•  MSC Industrial Direct (1998-2019)

•  Goldman Sachs Acquisition Holdings (2018-2020)

•  Juniper II Corp. (2021-2022)

•  Pitney Bowes (2012-2019)

Mr. Fradin has over 30 years of executive leadership experience, providing expertise in management, strategy and mergers and acquisitions. Mr. Fradin also founded the Company’s ADI Global Distribution business – and launched its growth as a leading wholesale distributor of security and low-voltage products. Accordingly, in his role as non-executive Chairman of the Board, Mr. Fradin brings deep institutional knowledge, industry expertise and experience overseeing acquisitions.

Key Experience and Qualifications

•  Executive management experience

•  President and CEO of Honeywell’s Automation and Control Solutions business from 2004 to 2014, where he transformed the business segment from a $7 billion business focused on U.S. markets to a $17 billion global leader that develops and manufactures environmental controls, life safety products, and building and process solutions for residential, commercial and industrial facilities

•  Experienced board leader

•  Served as vice chairman of Honeywell from 2014 to 2017, during which he was responsible for advancing the company’s merger and acquisition strategy and expanding its presence in high-growth regions and improving internal operations

•  Serves as chairman of the finance committee and as a member of the innovation and technology committee of L3Harris Technologies

•  Serves as chairman of the compensation committee and as a member of the nominating and corporate governance committee of Vertiv Holdings

•  Served as chairman of Victory Innovation, a Carlyle company

Business Experience

•  Advisor, Seal Rock Partners, a private equity firm (2014 to present)

•  Operating Executive, The Carlyle Group, a private equity firm (2017 to 2020); Consultant (2020 to present)

•  Vice chairman, Honeywell (2014 to 2017); independent contractor, Honeywell (2018)

•  President and chief executive officer, Honeywell’s Automation and Control Solutions business (2004 to 2014)

•  President and chief executive officer, Security and Fire Solutions segment of Honeywell’s Automation and Control Solutions business (2000 to 2004)

•  President and CEO, Pittway Security and Fire Solutions, a manufacturer and distributor of professional fire and burglar alarms and other security systems (1976 to 2000), through its acquisition by Honeywell in 2000

Certain Other Professional Experience and Community Involvement

•  Serves as an advisor to the board of MSC Industrial Direct and as a board member of Sciens, a Carlyle Group company

•  Authored books and articles on management and strategy issues

Education

•  B.S. degree from The Wharton School at the University of Pennsylvania

•  M.B.A. degree from The Wharton School at the University of Pennsylvania

9 | 2023 PROXY STATEMENT

Jay Geldmacher, 67

President, Chief Executive Officer and Director

Director since 2020

Committee

Memberships:

•  None

Other Public Company Directorships:

•  Seagate Technology Holdings plc

Former:

•  Verra Mobility Corporation
(2018-2020)

•  Owens-Illinois, Inc. (2008-2015)

Mr. Geldmacher has more than 30 years of experience in technology and manufacturing industries. In his various leadership roles, he has used his background in operations to strategically allocate capital to gain market share and grow profits in competitive technology markets. Mr. Geldmacher brings to the Board expertise in the fields of operations, technology and international growth and public company board experience.

Key Experience and Qualifications

•  Executive leadership experience

•  Serves as the President and CEO of the Company, since May 2020, where he leads an organization that provides critical comfort, residential thermal solutions, and security solutions primarily in residential environments throughout the world

•  Has served in president and chief executive officer roles at several companies, developing a breadth of executive leadership experience

•  Experience in the technology industry

•  Held executive leadership positions with various technology companies since 1998

Business Experience

•  President and CEO, Resideo (2020 to present)

•  President and CEO, Electro Rent, a leader in testing and technology solutions (2019 to 2020)

•  President and CEO, Artesyn Embedded Technologies, a spin-off of Emerson Network Power’s Embedded Computing & Power business (2013 to 2019)

•  Executive Vice President, Emerson Electric Company and President, Emerson Network Power’s Embedded Computing & Power Group, a company that designed, manufactured, and distributed embedded computing and power products, systems and solutions (2007 to 2013)

•  President, Astec Power Solutions, an Emerson subsidiary (1998 to 2006)

•  Held executive leadership positions at Emerson Electric, since 1996, and previously served in various management capacities of Knowles Electronics

Certain Other Professional Experience and Community Involvement

•  Has served on the board of directors of Seagate Technologies since 2012

•  Served on the boards of directors of Verra Mobility and Owens-Illinois

•  Served on the advisory boards of Vertiv Holdings and the Eller Business School at the University of Arizona Business School

Education

•  B.S. degree in marketing from the University of Arizona

•  Executive M.B.A. degree from the University of Chicago

2023 PROXY STATEMENT | 10

Paul Deninger, 64

Independent Director

Director since 2018

Committee

Memberships:

•  Audit

•  Finance (Chair)

•  Innovation and Technology

Other Public Company Directorships:

•  EverQuote

Former:

•  Epiphany Technology Acquisition Corp. (2020-2023)

•  Iron Mountain Inc. (2010-2021)

Mr. Deninger has over 35 years of experience in the technology industry. As an advisor to CEOs and a former investment banker, he has guided hundreds of companies to effectively allocate capital and other resources and to strategically create shareholder value through the use of technology and has participated in over 150 technology M&A and financing transactions. Mr. Deninger brings to the Board extensive experience on both public and private company boards, capital markets experience and a deep understanding of sustainable manufacturing.

Key Experience and Qualifications

•  Experience working with companies engaged in sustainable residential energy practices

•  Works with companies to apply new material science to, among other things, sustainable manufacturing and other positive environmental impact products and processes

•  Managed cleantech banking practice at Jefferies

•  Serves as a director of a geothermal infrastructure company focused on helping build zero energy capable homes

Business Experience

•  Operating Partner, Material Impact, an early-stage venture firm that makes deep-tech investments in material science to support more sustainable manufacturing processes and products (2021 to present)

•  Senior Managing Director, Davis Partners Group, an advisory firm (2020 to 2022)

•  Senior Advisor, Evercore Inc., an investment banking firm (2015 to 2020)

•  Senior Managing Director, Evercore (2011 to 2015)

•  Chairman and CEO, Broadview International LLC, a mergers and acquisitions advisory firm focused on the technology industry that was sold to Jefferies in 2003 (1998 to 2003)

Certain Other Professional Experience and Community Involvement

•  Chairman of the board of directors of privately held Generation Phoenix, Ltd. (since 2023)

•  Vice chairman of the board of directors of Epiphany Technology Acquisition Corp. (2020 to 2023)

•  Vice chairman of Jefferies Group LLC, a global investment bank and institutional securities firm (2003 to 2010)

•  Serves on the boards of directors of privately held VANTIQ and EcoSmart Solutions

•  Serves on the board of advisors of Absolute Software, Tomorrow.io (formerly ClimaCell) and SoftServe and on the Presidential Advisory Council of the Berklee College of Music

Education

•  B.S. degree from Boston College

•  M.B.A. degree from Harvard Business School

11 | 2023 PROXY STATEMENT

Cynthia Hostetler, 60

Independent Director

Director since 2020

Committee

Memberships:

•  Finance

•  Nominating and Governance

Other Public Company Directorships:

•  Textainer Group Holdings Limited

•  Vulcan Materials Company

Former:

•  Genesee & Wyoming, Inc.
(2018 to 2019)

•  Edgen Group Inc. (2013 to 2014)

Ms. Hostetler has over 25 years of leadership experience managing large investment funds (with significant ESG investments), guiding institutional investors and allocating capital resources for businesses. As a public company director, she has experience overseeing governance and regulatory compliance. Ms. Hostetler brings to the board expertise in ESG standards and experience in investment management.

Key Experience and Qualifications

•  Expertise in institutional investor issues

•  Serves as a full-time non-executive board member for companies ranging from start-ups to members of the S&P 500

•  Serves on the boards of directors of several mutual funds

•  ESG experience

•  Led a private equity fund focused on sustainable economic development and impact, including the creation of an ESG program with metrics and tools used for measuring, disclosing and reporting the fund’s ESG outcomes

Business Experience

•  Head of Investment Funds and Private Equity, Overseas Private Investment Corporation (now the U.S. International Development Finance Corporation), a development finance institution and agency of the U.S. government, a role she held as a presidential appointee (2001 to 2009)

•  President, First Manhattan Bancorporation, a regional Midwestern bank holding company (1991 to 2006)

•  Corporate lawyer, Simpson Thacher & Bartlett in New York

Certain Other Professional Experience and Community Involvement

•  Serves as trustee of Invesco Funds, a group of global mutual funds (2017 to present) and as a director of TriLinc Global Impact Fund, LLC, an international investment fund (2013 to present)

•  Serves on the board of governors of Investment Company Institute and on the board of the Independent Directors Council

•  Served as a trustee and investment committee chair of Aberdeen International Funds and on the boards of directors of Artio Global Funds, First Manhattan Bancorporation Edgen Group Inc. and Genesee & Wyoming, Inc.

Education

•  B.A. degree from Southern Methodist University

•  J.D. degree from the University of Virginia School of Law

2023 PROXY STATEMENT | 12

Brian Kushner, 64

Independent Director

Director since 2019

Committee

Memberships:

•  Audit

•  Finance

•  Innovation and Technology

Other Public Company Directorships:

•  Cumulus Media Inc.

Former:

•  Mudrick Capital Acquisition Corporation II (2020-2022)

•  Thryv, Inc. (2016-2020)

•  Mudrick Capital Acquisition Corporation (2018-2020)

•  Luxfer Holdings PLC (2016-2018)

•  EveryWare Global, Inc.
(2015-2016)

Dr. Kushner has more than 40 years of experience leading telecommunications, media, manufacturing, consumer products, technology and defense companies, having served in leadership roles at more than 35 public and private companies. He brings to the Board expertise in corporate performance, including in the areas of corporate strategy, M&A, revenue enhancement, customer service and support, cost reduction, new product introduction, supply chain management and complex financial restructuring.

Key Experience and Qualifications

•  Advisory leadership experience

•  Leads the private capital advisory services practice at FTI and co-leads the technology practice, the aerospace and defense practice and the activism and M&A solutions practice. At FTI, he has led or supported over 75 engagements across the spectrum of corporate performance enhancement

•  M&A experience

•  Worked on the acquisition or disposition of more than 25 public and private companies while serving as a director, CEO or chief restructuring officer

Business Experience

•  Senior Managing Director, FTI Consulting, Inc., a global business advisory firm (2009 to present)

•  Co-founder, CXO, L.L.C., a boutique interim and turnaround management consulting firm that was acquired by FTI in 2008 (2001 to 2008)

•  Periodically has served as the CEO, interim CEO or chief restructuring officer of a variety of companies, including several that elected to utilize bankruptcy proceedings as part of their financial restructuring process and, as such, served as an executive officer of various companies that filed bankruptcy petitions under federal law, including, most recently, Relativity Media LLC and its affiliates in 2015

Certain Other Professional Experience and Community Involvement

•  Previously served on the boards of directors of companies, including Thryv, Inc., Mudrick Capital Acquisition II, Zodiac Systems; Damovo PLC, Mudrick Capital Acquisition, Luxfer Holdings PLC, EveryWare Global (now The Oneida Group), DLN Holdings LLC and Sage Telecom, Inc.

•  Serves as a member of the Advisory Council of the College of Natural Sciences at the University of Texas at Austin and an Emeritus member of the Cornell University Engineering College Council

Education

•  B.S. degree in Applied and Engineering Physics from Cornell University

•  M.S. degree in Applied and Engineering Physics from Cornell University

•  Ph.D. in Applied Physics with a minor in Electrical Engineering from Cornell University

13 | 2023 PROXY STATEMENT

Jack Lazar, 57

Independent Director

Director since 2018

Committee

Memberships:

•  Audit (Chair)

•  Innovation and Technology

Other Public Company Directorships:

•  Box, Inc.

•  GLOBALFOUNDRIES Inc.

•  thredUP

Former:

•  Silicon Laboratories Inc.
(2013-2022)

•  Casper Sleep, Inc. (2019-2022)

•  Mellanox Technologies, Ltd
(2018-2020)

•  Quantenna Communications (2016-2019)

•  TubeMogul, Inc. (2013-2016)

Mr. Lazar has more than 30 years of experience in finance and operational roles at companies in Silicon Valley that span multiple industries with a heavy focus on enterprise and consumer technology. He brings to the Board expertise in financial and operations matters as a public company officer in addition to his service on public and private company boards, and as chair of multiple audit and other committees.

Key Experience and Qualifications

•  Demonstrated ability to raise capital

•  Completed and raised $1.4 billion in the 2014 GoPro IPO and subsequently completed multiple acquisitions

•  Completed the Atheros IPO in 2004 and closed the sale of Atheros to Qualcomm in 2013

•  Served on the Board of GLOBALFOUNDRIES for its 2021 IPO

•  Executive leadership experience

•  Served as a public company executive at multiple companies, including in CFO and corporate development roles, since 1992

•  Independent auditor

•  Served as a senior auditor at Price Waterhouse (now PricewaterhouseCoopers) from 1987 to 1992

Business Experience

•  Chief Financial Officer, GoPro, Inc., a leader in mobile capture devices, software, and entertainment solutions (2014 to 2016)

•  Independent business consultant (2013 to 2014)

•  Senior Vice President, Corporate Development and General Manager, Qualcomm Atheros, Inc., a developer of communications semiconductor solutions (2011 to 2013)

•  Senior Vice President of Corporate Development and Chief Financial Officer (and a variety of other roles), Atheros Communications, a provider of technologies for wireless and wired communications (2004 to 2011)

Certain Other Professional Experience and Community Involvement

•  Serves on the board of directors of the Northern Californian Chapter of the National Association of Corporate Directors, and on the finance and accounting advisory boards of the Santa Clara University

•  Served on the board, including as chair, for multiple late-stage private companies

•  Certified public accountant (inactive)

•  Presented TEDx talk titled, “Why Silicon Valley’s Greatest Innovation is Not Technology”

Education

•  B.S. degree in commerce with an emphasis in accounting from Santa Clara University

2023 PROXY STATEMENT | 14

Nina Richardson, 64

Independent Director

Director since 2018

Committee

Memberships:

•  Compensation and Human Capital Management

•  Nominating and Governance (Chair)

Other Public Company Directorships:

•  Cohu, Inc.

•  Silicon Laboratories, Inc.

Former:

•  Eargo, Inc. (2020-2022)

•  Callidus Software, Inc.
(2017-2018) Acquired by SAP

•  Silicon Graphics International Corp. (2016) Acquired by HPE

•  Zayo Group Holdings, Inc.
(2015-2018)

Ms. Richardson has over 35 years of executive experience in global electronics manufacturing and supply chain from her years at both OEMs and EMS providers. She also has experience leading engineering development and new product introduction organizations and, as an experienced director and NCG chair, she provides expertise with respect to sustainability and diversity programs.

Key Experience and Qualifications

•  Global operational and leadership experience

•  COO at GoPro (2013-2015) instrumental in scaling leadership and processes and a key member of the executive team that took the company public. Responsible for engineering, operations, sales, customer support, quality, human resources and information technology

•  VP/GM of Flex Inc. (formerly Flextronics, Inc.), a global EMS provider, responsible for global electronics manufacturing operations with over 1,000 employees in multiple geographies

•  Executive positions in consumer electronics, technology, energy, lighting and manufacturing

•  Experience in the technology sector

•  Serves as a director at three privately held technology and biotechnology companies

•  Completed NACD’s Cybersecurity Certification

•  In-depth knowledge of human capital operations and sustainability

•  Experience as a director leading governance and ESG oversight at public companies

•  Executive oversight of people operations and executive team leadership at GoPro

•  Completed the Diligent Climate Leadership Certification

Business Experience

•  Chief Operating Officer, GoPro, Inc. (2013 to 2015)

•  Held executive positions of increasing responsibility at Flex, a global electronics and manufacturing service provider

Certain Other Professional Experience and Community Involvement

•  Managing director of Three Rivers Energy, Inc., a company she co-founded, since 2004

•  Independent consultant and service on several private technology company boards

•  Mentor and coach to women leaders and private company CEOs

Education

•  B.S. degree in industrial engineering from Purdue University

•  Executive M.B.A. degree from Pepperdine University

15 | 2023 PROXY STATEMENT

Andrew Teich, 62

Lead Independent Director

Director since 2018

Committee

Memberships:

•  Compensation and Human Capital Management

•  Innovation and Technology (Chair)

•  Nominating and Governance

Other Public Company Directorships:

•  Juniper II Corp.

•  Sensata Technologies Holding PLC

Former:

•  FLIR Systems, Inc. (2013-2017)

Mr. Teich has over 35 years of experience with product and technology innovation and executive management. He brings to the Board recognized expertise in the technology industry, with a focus on imaging, sensing, artificial intelligence, energy conservation, automation and MEMS technologies, and extensive corporate governance experience at both the executive and board levels.

Key Experience and Qualifications

•  Board leadership experience

•  Serves as the Lead Independent Director of the Board

•  Serves as the chairman of the board of Sensata Technologies

•  Proven ability to grow businesses

•  While at FLIR Systems, grew the market capitalization from approximately $60 million to more than $6 billion

•  M&A experience

•  Successfully acquired and integrated more than 25 domestic and international businesses

Business Experience

•  Private technology consultant (2017 to present)

•  Chief Executive Officer and President, FLIR Systems, Inc., a multinational company focused on the development of innovative imaging and sensing technologies for military, industrial and commercial applications (2013 to 2017)

•  Various executive management roles, including President, Imaging Division and President, Commercial Vision Systems and Thermography Division, FLIR Systems, which he joined after FLIR Systems acquired Inframetrics (1999 to 2013)

•  Vice President, Inframetrics Inc., a developer and manufacturer of Military and Industrial thermal imaging equipment (1984 to 1999)

Certain Other Professional Experience and Community Involvement

•  Listed as an author on more than 50 U.S. and international patents

•  Known in the industry as one of the principal innovators of commercial and military thermal imaging and, while at FLIR Systems, successfully expanded into visible, radar, sonar, near infrared, and CBRNE (Chemical, Biological, Radiological, Nuclear, and Explosive) technologies/markets

Education

•  B.S. degree in marketing from Arizona State University

•  Alumnus of the Harvard Business School Advanced Management Program

2023 PROXY STATEMENT | 16

Sharon Wienbar, 61

Independent Director

Director since 2018

Committee

Memberships:

•  Compensation and Human Capital Management (Chair)

•  Nominating and Governance

Other Public Company Directorships:

•  Envois Corporation (formerly Colfax Corporation)

Former:

•  Covetrus, Inc. (2020-2022)

•  Everyday Health (2007-2016)

•  Glu Mobile, Inc. (2004-2008)

Ms. Wienbar has over 30 years of experience leading corporate growth as an investor in and advisor to software start-up companies and as an operating executive, investor and corporate strategist. She brings to the Board leadership experience, technology investment experience and an understanding of innovation drivers.

Key Experience and Qualifications

•  Investment experience

•  Led investments in software, internet and mobile companies

•  Marketing and technology leaderships

•  Served as an executive at several software companies, including CEO of Hackbright

•  Launched her tech career at Adobe Systems, starting as Product Manager for Asian Products and later led marketing for many of Adobe’s applications

Business Experience

•  Limited Partner, Operator Collective, a group of limited partners in the b2b technology arena (2019)

•  Strategic Advisor, Capella Education Company, an education services company that acquired Hackbright Academy (2016 to 2017)

•  Chief Executive Officer, Hackbright Academy, a technology training firm (2015 to 2016)

•  Partner, Scale Venture Partners (known as BA Venture Partners prior to 2007), a technology venture capital firm (2001 to 2015)

•  Led marketing teams and programs in roles of increasing responsibility at consumer and software companies (1991 to 2000) after beginning her career as a consultant at Bain & Co. (1984 to 1991)

Certain Other Professional Experience and Community Involvement

•  Serves on the boards of directors of Kaleido Health Solutions, Inc., TrueAnthem and USRowing

•  Served on Microsoft Inc.’s venture advisory committee and on the boards of directors of Applause and Actiance, Inc.

•  Prominent public speaker and published author on venture capital and the #changetheratio diversity effort

Education

•  B.S. degree in engineering from Harvard University

•  M.S. degree in engineering from Harvard University

•  M.B.A. degree from Stanford University

17 | 2023 PROXY STATEMENT

Kareem Yusuf, 51 Independent Director Director since 2021 Committee Memberships: • Compensation and Human Capital Management • Innovation and Technology Other Public Company Directorships: • None

Dr. Yusuf has senior leadership experience from his more than 24 years working at IBM, including in the areas of offering management, software development, SaaS operations, mergers and acquisitions and field technical sales. Dr. Yusuf brings to the Board vast technical expertise through his work managing and growing market-leading brands and applications.

Key Experience and Qualifications

•  Senior leadership experience

•  Joined IBM in 1998 and has held positions of increasing responsibility in technical sales and support, product management, mergers and acquisitions, strategy and software development

•  Experience in the technology sector

•  Manages IBM’s Software product portfolio with a focus on enabling clients to leverage AI and intelligent insights to transform their business operations

•  Experience with leading sustainability efforts

•  Leads IBM’s sustainability initiative, focusing on harnessing the power of data and AI to help IBM and its clients create more efficient, resilient and sustainable business operations

•  Responsible for IBM’s Corporate Environment Affairs team, which is responsible for IBM’s global sustainability performance

Business Experience

•  Senior Vice President, Product Management and Growth, IBM Software business unit of International Business Machines Corporation (“IBM”), a multinational technology company (since 2023)

•  General Manager, IBM Sustainability Software business unit of IBM (2020 to 2023)

•  General Manager, Watson IoT business unit of IBM (2018 to 2020)

•  Chief Product Officer and Chief Technology Officer, Watson Customer Engagement business unit of IBM (2016 to 2018)

Certain Other Professional Experience and Community Involvement

•  TED speaker

•  Author of “Enterprise Messaging Using JMS and IBM WebSphere”

Education

•  B.S. degree in civil engineering from the University of Berlin

•  M.S. degree in structural engineering from the University of Manchester

•  Ph.D. in civil engineering from the University of Leeds

2023 PROXY STATEMENT | 18

Our Governance Framework

Our corporate governance framework is a set of principles, guidelines and practices that support strong performance and long-term value creation for our shareholders. Our commitment to good corporate governance is integral to our business and reflects not only regulatory requirements, NYSE listing standards and broadly recognized governance practices, but also effective leadership by our senior management team and oversight by our Board.

Our Board is committed to maintaining the highest standards of corporate governance. Our Board is guided by our Corporate Governance Guidelines, which address director responsibilities, director skills and characteristics, memberships on other boards, director access to management and other employees, director orientation and continuing education, director tenure and the annual performance evaluations of the Board and Committees. Because corporate governance practices evolve over time, our Board will review and approve our Corporate Governance Guidelines, Committee charters and other governance policies at least once a year and update them as necessary and appropriate.

Our Board and Culture

Our Board is deeply engaged, provides informed and meaningful guidance and feedback, and maintains an open dialogue with management based on a clear understanding of our strategic plans. At each Board meeting, we review components of our long-term strategy with our directors and engage in constructive dialogue which our leadership team embraces. Our directors have access to our officers and employees to address questions, comments or concerns. Additionally, the Board and Committees have the power to hire independent legal, financial or other advisors without approval from, or consultation with, Resideo management.

Our Board also takes an active role in ensuring we embrace “best practices” in corporate governance. The partnership and oversight of a strong and multi-faceted Board with diverse perspectives rooted in deep experience in global business, finance, technology and strategy are essential to creating long-term shareholder value.

Corporate Governance Overview

Presented below are some highlights of our corporate governance program. You can find details about these and other corporate governance policies and practices within this Proxy Statement.

KEY GOVERNANCE PRACTICES

CORPORATE GOVERNANCE GUIDELINES

•  Our Corporate Governance Guidelines have been designed to assist the Board in the exercise of its duties and responsibilities to our Company. They reflect the Board’s commitment to monitor the effectiveness of decision-making at the Board and management levels with a view toward achieving our strategic objectives.

•  The guidelines are reviewed annually and subject to modification by the Board at any time.

INDEPENDENT BOARD	• Nine of our 10 directors are independent as defined by the listing standards of the NYSE.

BOARD COMPOSITION

•  Currently, the Board has fixed the number of directors at 10.

•  The Board will regularly assess its performance and can adjust the number of directors according to the needs of the Board and the Company.

•  As shown under “Director Qualifications and Skills” beginning on page 7 and in the biographies of the directors beginning on page 9, our Board has a diverse mix of skills, experience and backgrounds that support our growth and commercial strategy.

19 | 2023 PROXY STATEMENT

KEY GOVERNANCE PRACTICES

INDEPENDENT BOARD LEADERSHIP

•  Mr. Teich has served as Lead Independent Director since 2018. Our Chairman of the Board, Mr. Fradin, is now independent; however, Mr. Teich will continue serving as Lead Independent Director until the Annual Meeting to facilitate the Board leadership transition. See “Board Leadership Structure” on page 21 for additional information.

BOARD COMMITTEES

•  The Board consists of five standing committees:

•  Audit,

•  Compensation and Human Capital Management,

•  Nominating and Governance,

•  Finance, and

•  Innovation and Technology.

•  Each of our committees is composed entirely of independent directors.

•  Each Board committee has a written charter, and Board committee charters are reviewed and re-assessed annually.

•  Each committee charter is posted and available on our Investor Relations website at investor.resideo.com.

MEMBERSHIPS ON OTHER BOARDS

•  Under our Corporate Governance Guidelines, directors who serve as chief executive officers of public companies should not serve on more than three public company boards (including their own); provided, however, that solely with respect to the Company’s CEO, such CEO may not sit on more than two public company boards (including service on the Company’s Board).

•  Other directors should not serve on more than four public company boards (including service on our Board) unless the Board determines that such simultaneous service does not impair the ability of such member to effectively serve as a Company Board member.

BOARD DIVERSITY

•  Three of our 10 Board members are women and one of our Board members is racially/ethnically diverse. The Nominating and Governance Committee actively considers diversity when evaluating new candidates.

ROBUST RISK OVERSIGHT

•  Our full Board is responsible for risk oversight and has designated committees to have particular oversight of certain key risks. Our Board oversees management as it fulfills its responsibilities for the assessment and mitigation of risks and for taking appropriate risks.

BOARD AND COMMITTEE SELF-EVALUATION

•  The Board conducts an annual self-evaluation led by the Nominating and Governance Committee to determine whether it and its committees are functioning effectively and to solicit feedback from directors as to whether the Board is continuing to evolve and be refreshed in a manner that serves the needs of the Company.

MAJORITY VOTING OF DIRECTORS

•  Our By-Laws provide for majority voting in uncontested elections of directors. Any directors standing for election must agree to submit, upon election, an irrevocable resignation that would become effective upon that director’s failure to receive a majority vote in a future election if the Board accepts such resignation.

INTEGRITY & COMPLIANCE PROGRAM

•  The Audit Committee regularly reviews the Company’s integrity and compliance program, and the Nominating and Governance Committee provides oversight of the Company’s policies related to its Code of Business Conduct.

•  The Company provides several mechanisms for employees and third parties to report concerns (including anonymously), enforces a strict non-retaliation policy, and ensures prompt, thorough and objective investigations.

•  All employees are required to complete integrity and compliance training, and the Company provides comprehensive training on additional key compliance topics, available in over 15 languages.

•  All employees and members of the Board are subject to the Code of Business Conduct.

•  Regional integrity and compliance councils meet quarterly to discuss key compliance topics and to provide feedback with regard to the integrity and compliance program.

2023 PROXY STATEMENT | 20

KEY GOVERNANCE PRACTICES

OVERSIGHT OF ESG AND HUMAN CAPITAL MANAGEMENT

•  Our Nominating and Governance Committee oversees our role as a responsible corporate citizen, including key aspects of our ESG programs.

•  Our Compensation and Human Capital Management Committee oversees our human capital management, including diversity, equity and inclusion. Management regularly reports to the committee regarding diversity, equity and inclusion initiatives, our total rewards philosophy, and our plans, policies and programs related to hiring, development and retention.

BOARD OVERSIGHT OF POLITICAL CONTRIBUTIONS	• The Nominating and Governance Committee oversees our policies and practices relating to political contributions.

SHAREHOLDER RIGHTS

•  Subject to certain terms and conditions, our By-Laws provide that shareholders who have maintained continuous qualifying ownership of at least 3% of our outstanding common stock for at least three years may use our annual meeting proxy statement to nominate a number of director candidates not to exceed the greater of two candidates or 20% of the number of directors then in office.

•  Shareholders holding at least 25% of the outstanding stock of the Company have the right to call a special meeting.

•  We do not have a poison pill, nor do we have supermajority voting provisions.

SUCCESSION PLANNING	• Our Board oversees and annually reviews leadership development and assessment initiatives, as well as short- and long-term succession plans for the CEO and other senior management.

HEDGING AND PLEDGING PROHIBITIONS

•  Our directors, officers and employees are prohibited from engaging in short sales of Resideo securities and selling or purchasing puts or calls or otherwise trading in or writing options on Resideo securities and using certain financial instruments (including forward sale contracts, equity swaps, collars and exchange funds), holding securities in margin accounts or pledging Resideo securities as collateral, in each case, that are designed to hedge or offset any decrease in the market value of Resideo securities.

STOCK OWNERSHIP GUIDELINES

•  We have meaningful stock ownership guidelines:

•  CEO: 6x base salary

•  Other Executive Officers: 3x base salary

•  Non-employee directors: 5x annual cash retainer

•  Five-year period from appointment or election to meet the ownership requirement

CLAWBACK POLICY

•  We have a clawback policy pursuant to which our Board will seek to recover excess incentive compensation paid to senior executives in the event of a material restatement of our financial results involving misconduct by the senior executive.

Our Certificate of Incorporation, By-Laws, Committee Charters, Corporate Governance Guidelines and Code of Business Conduct are available on our Investor Relations website at investor.resideo.com. Paper copies of these documents can be obtained by writing to Resideo Technologies, Inc., 16100 N 71st St., Suite 550, Scottsdale, AZ 85254, Attention: Corporate Secretary.

Board Leadership Structure

The Company’s current Board leadership structure separates the roles of Chairman and CEO. Mr. Fradin, our Chairman of the Board, is now independent, as described below. Prior to 2023, the Board determined that Mr. Fradin may not be considered independent by certain proxy advisory firms, and therefore, the independent directors of the Board had appointed a Lead Independent Director. Mr. Teich has served as the Lead Independent Director since 2018 and will cease serving in such role at the Annual Meeting following the transition of his responsibilities to Mr. Fradin as our independent Chairman of the Board. The Board believes the current structure of separating the roles of Chairman and CEO and ensuring independent Board leadership allows for alignment of

21 | 2023 PROXY STATEMENT

corporate governance with the interests of shareholders. The Board believes that this structure allows our CEO to focus on operating and managing the Company and leverages our Chairman’s experience in guidance and oversight. While the Board believes that this structure currently is in the best interests of Resideo and its shareholders, it does not have a policy with respect to separating the roles of Chairman and CEO; however, at any time when the Chairman is not independent, our Corporate Governance Guidelines require that a Lead Independent Director be elected by the independent directors, with such Lead Independent Director having the duties and responsibilities set forth in those guidelines.

Director Independence

Providing objective, independent judgment is at the core of the Board’s oversight function. The Nominating and Governance Committee conducts an annual review of the independence of the directors and reports its findings to the full Board. The Board has affirmatively determined that all non-employee directors satisfy the independence criteria in the applicable NYSE listing standards and SEC rules (including the enhanced criteria with respect to members of the Audit Committee and the Compensation and Human Capital Management Committee).

For a director to be considered independent, the Board must determine that the director does not have any material relationships with Resideo, either directly or as a partner, shareholder or officer of an organization that has a relationship with Resideo, other than as a director and shareholder. Material relationships can include vendor, supplier, consulting, legal, banking, accounting, charitable and family relationships, among others. Mr. Geldmacher, as an employee of Resideo, is the only director who does not satisfy the independence criteria described below.

Criteria for Director Independence

The Board considered all relevant facts and circumstances in making its determination that all of our directors are independent other than Mr. Geldmacher, including the following:

•	No such director or nominee receives any direct compensation from Resideo other than under the non-employee director compensation program described beginning on page 30.

•	No immediate family member (within the meaning of the NYSE listing standards) of any such director or nominee is an employee of Resideo or otherwise receives direct compensation from Resideo.

•	No such director or nominee is affiliated with Resideo or any of its subsidiaries or affiliates.

•

No such director or nominee is an employee of Resideo’s independent accountants, and no such director or nominee (or any of their respective immediate family members) is a current partner of Resideo’s independent accountants, or was within the last three years, a partner or employee of Resideo’s independent accountants who personally worked on Resideo’s audit.

•	No such director or nominee is a member, partner or principal of any law firm, accounting firm or investment banking firm that receives any consulting, advisory or other fees from Resideo.

•

No Resideo executive officer is on the compensation committee of the board of directors of a company that employs any of our non-employee directors or nominees (or any of their respective immediate family members) as an executive officer.

•

No such director or nominee (or any of their respective immediate family members) is indebted to Resideo, nor is Resideo indebted to any such director or nominee (or any of their respective immediate family members).

•	No such director or nominee serves as an executive officer of a charitable or other tax-exempt organization that received contributions from Resideo.

•

While a non-employee director’s or nominee’s service as an outside director of another company with which Resideo does business would generally not be expected to raise independence issues, the Board also considered those relationships and confirmed the absence of any material commercial relationships with any such company. Specifically, those commercial relationships were in the ordinary course of business for Resideo and the other companies involved and were on terms and conditions available to similarly situated customers and suppliers.

2023 PROXY STATEMENT | 22

The above information was derived from Resideo’s books and records and responses to questionnaires completed by the directors and officers in connection with the preparation of this Proxy Statement.

In assessing Mr. Fradin’s independence, the Board considered that (i) more than five years have elapsed since Mr. Fradin was employed by Honeywell, (ii) neither our current CEO nor CFO were employees at Honeywell with Mr. Fradin, (iii) a lease transaction in which Mr. Fradin previously had an immaterial interest concluded more than one year ago, and (iv) Mr. Fradin acts objectively and independently in the boardroom and as Chairman of the Board.

Committees of the Board

Our Board consists of five standing Committees: Audit, Compensation and Human Capital Management, Nominating and Governance, Finance and Innovation and Technology. The Board has adopted written charters for each Committee, which are available on our Investor Relations website at investor.resideo.com. All Board members are invited to attend the meetings of each Committee, except as restricted by independence standards.

The following table sets forth the Board Committees and the current members of each of the Committees.

	Independent	Audit	Compensation and Human Capital Management	Nominating and Governance	Finance	Innovation and Technology

Roger Fradin					Member	Member

Jay Geldmacher

Paul Deninger		Member			Chair	Member

Cynthia Hostetler				Member	Member

Brian Kushner		Member			Member	Member

Jack Lazar		Chair				Member

Nina Richardson			Member	Chair

Andrew Teich			Member	Member		Chair

Sharon Wienbar			Chair	Member

Kareem Yusuf			Member			Member

2022 Meetings		5	6	6	6	4

23 | 2023 PROXY STATEMENT

Each of our committees consists solely of directors who have been determined by the Board to be independent in accordance with SEC regulations, NYSE listing standards and the Company’s director independence standards (including the heightened independence standards and considerations for members of the Audit and Compensation and Human Capital Management Committees).

COMMITTEE	RESPONSIBILITIES

AUDIT COMMITTEE Jack Lazar, Chair Paul Deninger Brian Kushner

•  Appoint and recommend to the shareholders for approval the firm to be engaged as the Company’s independent auditor and be directly responsible for the compensation, retention and oversight of the independent auditor, including the resolution of disagreements between management and the independent auditor regarding financial reporting;

•  Review the results of each external audit and other matters related to the conduct of the audit and advise the Board on whether it recommends that the audited financial statements be included in the annual report on Form 10-K;

•  Review with management and the independent auditors, prior to filing, the interim financial results to be included in quarterly reports on Form 10-Q;

•  Review and discuss with the independent auditors any identified critical audit matters;

•  Evaluate the independent auditor’s performance at least annually;

•  Approve all non-audit engagements with the independent auditor;

•  Review reports of the independent auditor and the chief internal auditor related to the adequacy of the Company’s internal accounting controls, disclosure processes and its procedures designed to ensure compliance with laws and regulations;

•  Consider and review, in consultation with the independent auditor and the chief internal auditor, the scope and plan for forthcoming external and internal audits;

•  Review annually the performance of the internal audit group;

•  Review annually the effectiveness of the integrity and compliance program;

•  Review management’s assessment of the effectiveness of the Company’s internal control over financial reporting;

•  Review, approve and establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls, auditing matters and for the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters or other legal, ethical, reputational or regulatory concerns;

•  Produce the annual Report of the Audit Committee included in the proxy statement; and

•  Oversee major financial risks and enterprise exposures and risk assessment and risk management policies, including material litigation and matters related to risks of the Company’s supply chain, manufacturing processes and product quality.

Each member of the Audit Committee is an independent director under applicable SEC rules and NYSE listing standards and is “financially literate” under NYSE listing standards. The Board has determined that Messrs. Lazar, Deninger and Kushner each qualify as an “audit committee financial expert” under applicable SEC rules. In addition to Resideo, Mr. Lazar serves on the audit committee of three other public reporting companies. The Board has determined that Mr. Lazar’s simultaneous service on these other boards does not impair his ability to serve effectively on the Company’s Audit Committee.

COMPENSATION AND HUMAN CAPITAL MANAGEMENT COMMITTEE Sharon Wienbar, Chair Nina Richardson Andrew Teich Kareem Yusuf

•  Review and approve the corporate goals and objectives relevant to the compensation of the CEO, evaluate the CEO’s performance relative to these goals and objectives and determine and approve the CEO’s compensation level;

•  Review and approve the annual salary and other remuneration of the executive officers;

•  Periodically review the operation and structure of the Company’s compensation programs;

•  Review proposals for and determine total share usage under the Company’s equity compensation programs;

•  Oversee the Company’s plans, policies and programs related to hiring, development and retention of talent;

•  Review or take such action in connection with the bonus, stock, retirement and other benefit plans of the Company and its subsidiaries;

•  Establish and review annual stock ownership guidelines applicable to directors and senior management;

•  Review and discuss with management the Compensation Discussion and Analysis and other executive compensation disclosure included in the Proxy Statement;

•  Assist the Board in oversight of the Company’s policies and strategies relating to human capital management, including diversity, equity and inclusion;

•  Produce the annual Compensation and Human Capital Management Committee Report included in the proxy statement; and

•  Exercise sole authority to retain and terminate a compensation consultant, as well as to approve the consultant’s fees and other terms of engagement. See “Oversight of Compensation Consultant” on page 25 regarding the Compensation and Human Capital Management Committee’s engagement of a compensation consultant.

The Compensation and Human Capital Management Committee may form and delegate its authority to subcommittees and management, when appropriate, including delegation to the CEO to determine and approve annual incentive and long-term incentive awards for non-executive employees of the Company as prescribed by the Compensation and Human Capital Management Committee. For more information on the responsibilities and activities of the Compensation and Human Capital Management Committee, including its processes for determining executive compensation, see “Compensation Discussion and Analysis” beginning on page 41.

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COMMITTEE	RESPONSIBILITIES

NOMINATING AND GOVERNANCE COMMITTEE Nina Richardson, Chair Cynthia Hostetler Andrew Teich Sharon Wienbar

•  Make recommendations to the Board concerning size, composition and organization of the Board, qualifications and criteria for election to the Board, nominees to be proposed by the Company for election to the Board, retirement from the Board, whether to accept any resignation tendered by a director and Board Committee assignments;

•  Actively seek individuals qualified to become Board members and recommend them to the full Board for consideration, including evaluating all potential candidates, including those suggested or nominated by third parties;

•  Consider director candidates holistically to ensure a diversity of perspectives, taking into consideration factors such as skills, experience, gender, ethnicity, race, nationality and age;

•  Make recommendations to the Board on the disclosures in the proxy statement on director independence, governance and director nomination matters;

•  Oversee the Company’s new director orientation program and continuing education program for incumbent directors;

•  Review and reassess the adequacy of the Company’s Corporate Governance Guidelines;

•  Oversee and report to the Board on the Company’s compliance with its programs relating to the Code of Business Conduct;

•  Oversee and report to the Board on the Company’s role as a responsible corporate citizen, including its ESG programs;

•  Oversee, and coordinate with other Committees as necessary, matters related to the Company’s supply chain processes;

•  Review reports from management regarding supply chain strategies and plans, including critical supply chain assessments;

•  Coordinate with the Audit Committee to properly assess risk related to the Company’s supply chain; and

•  Oversee the annual performance review of the Board and its Committees.

FINANCE COMMITTEE Paul Deninger, Chair Roger Fradin Cynthia Hostetler Brian Kushner

•  Review matters related to the Company’s capital structure and allocation, financial condition, leverage and financial strategies, interest rate risk, expense management, strategic investments and dispositions such as significant mergers, acquisitions, divestitures, joint ventures, real estate purchases and other debt and equity investments;

•  Consider, review and recommend to the Board any Company dividend and share repurchase policies and programs;

•  Approve the Company’s derivatives and hedging policies and strategies for managing interest rate and foreign exchange rate exposure;

•  Review the Company’s investment policies and practices, credit ratings and ratings strategy;

•  Review the Company’s investor relations strategy;

•  Review the Company’s insurance practices and strategy; and

•  Review the types of information to be disclosed in connection with earnings releases and earnings guidance provided to analysts and rating agencies.

INNOVATION AND TECHNOLOGY COMMITTEE Andrew Teich, Chair Paul Deninger Roger Fradin Brian Kushner Jack Lazar Kareem Yusuf

•  Facilitate the Board’s oversight, review, discussion and understanding of the Company’s major technology and innovation strategies and plans in the following key areas:

–  investments in technology and software;

–  development and execution of technology strategies;

–  overall strategy, effectiveness and risk profile of its product technology and software cybersecurity programs;

–  technology trends with significant impacts on the Company’s business; and

–  research and development operations.

Compensation and Human Capital Management Committee Matters

Compensation and Human Capital Management Committee Interlocks and Insider Participation

No current member of the Compensation and Human Capital Management Committee has served as one of our officers or employees at any time. None of our executive officers serves as a member of the compensation committee of any other company that has an executive officer serving as a member of our Compensation and Human Capital Management Committee or Board.

Oversight of Compensation Consultant

The Compensation and Human Capital Management Committee has sole authority to retain a compensation consultant to assist the Compensation and Human Capital Management Committee in the evaluation of director,

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CEO or senior management compensation, but only after considering all factors relevant to the consultant’s independence from management. In addition, the Compensation and Human Capital Management Committee is directly responsible for approving the consultant’s compensation, evaluating its performance and terminating its engagement.

The Compensation and Human Capital Management Committee has retained Frederic W. Cook & Co. (“FW Cook”) as its independent compensation consultant to assist the Compensation and Human Capital Management Committee with the design of our executive compensation programs as well as to provide objective advice on compensation practices and the competitive landscape for the compensation of Resideo’s executive officers. FW Cook reports to the Compensation and Human Capital Management Committee, has direct access to Compensation and Human Capital Management Committee members, interacts with Resideo management when necessary and appropriate and attends Compensation and Human Capital Management Committee meetings either in person or virtually. FW Cook provides services only to the Compensation and Human Capital Management Committee as an independent consultant and does not have any other consulting engagements with, or provide any other services to, Resideo, other than assisting Resideo’s human resources department by providing and reviewing market data. The independence of FW Cook has been assessed according to factors stipulated by the SEC, and the Compensation and Human Capital Management Committee concluded that no conflict of interest exists that would prevent FW Cook from independently advising the Compensation and Human Capital Management Committee.

FW Cook compiles information and provides advice regarding the components and mix (short-term/long-term; fixed/variable; cash/equity) of the executive compensation programs of Resideo and its peer group (see page 42 for further details regarding the compensation peer group) and analyzes the relative performance of Resideo and the compensation peer group with respect to the financial metrics generally used in the programs. FW Cook also provides information regarding emerging trends and best practices in executive compensation.

Compensation Input from Senior Management

The Compensation and Human Capital Management Committee considers input from senior management in making determinations regarding the overall executive compensation program and the individual compensation of the executive officers. As part of Resideo’s annual planning process, the CEO, CFO, and Chief Human Resources Officer develop targets for Resideo’s incentive compensation programs and present them to the Compensation and Human Capital Management Committee. These targets are reviewed by the Compensation and Human Capital Management Committee to ensure alignment with our strategic and annual operating plans, taking into account the targeted year-over-year and multi-year improvements as well as identified opportunities and risks. The CEO does not provide recommendations on his own compensation. Unless otherwise set by negotiated offer terms, the CEO recommends base salary adjustments and cash and equity incentive award levels for Resideo’s other executive officers. The recommendations of the CEO are based on performance appraisals together with a review of competitive market data and prior compensation levels relative to performance. The CEO presents to the Compensation and Human Capital Management Committee and the full Board his evaluation of each executive officer’s contribution and performance over the past year, strengths and development needs and actions and presents to the full Board succession plans for each of the executive officers.

The Board’s Role in Risk Oversight

The Board is actively engaged in overseeing and reviewing the Company’s strategic direction and objectives, taking into account (among other considerations) Resideo’s risk profile and exposures. It is management’s responsibility to manage risk as overseen and assessed by the Board. The Board receives regular updates on risk exposures and there is open communication between management and the directors. The Company has established processes to report and monitor for material risks applicable to the Company. The Board oversees these reporting processes and annually reviews Resideo’s enterprise risk management programs.

The Board as a whole has responsibility for risk oversight, including succession planning relating to the CEO and risks relating to the competitive landscape, cybersecurity, strategy, business conditions and capital requirements of the Company. The Committees of the Board also oversee Resideo’s risk profile and exposures relating to matters within the scope of their authority. The Board regularly receives detailed reports from the Committees regarding risk oversight in their areas of responsibility.

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The Audit Committee discusses the Company’s risk profile, risk management, and exposure (and Resideo’s policies relating to the same) with management, the internal auditors and the independent auditors. Such discussions include the Company’s major financial risk exposures and the steps management has taken to monitor and control these exposures. The Audit Committee is also charged with oversight of Resideo’s Integrity & Compliance program, supply chain resiliency risk (in collaboration with the Nominating and Governance Committee), product quality risk and risks relating to enterprise-wide cybersecurity, including review of the state of the Company’s cybersecurity program, emerging cybersecurity developments and threats and the Company’s strategy to mitigate cybersecurity risks.

The Compensation and Human Capital Management Committee considers risks related to the attraction and retention of talent and the design of compensation programs and incentive arrangements. The Compensation and Human Capital Management Committee periodically undertakes a review of Resideo’s incentive structure to avoid encouraging material risk taking through financial incentives.

The Nominating and Governance Committee considers risks related to the Company’s reputation, environmental and sustainability matters, health and safety issues, supply chain processes (in collaboration with the Audit Committee), equal employment opportunity, anti-harassment matters and community/government relations. The Nominating and Governance Committee also oversees succession planning for the Board and the appropriate assignment of directors to the Board Committees for risk oversight and other areas of responsibilities.

The Finance Committee considers risks related to the Company’s capital structure, capital allocation decisions, financial condition, leverage and financial strategies, interest rate risk, insurance practices and strategy, expense management and strategic investments and dispositions.

The Innovation and Technology Committee considers risks related to the Company’s overall technology and innovation strategies and its product technology and software cybersecurity program.

Enterprise Risk Management Program

As a part of its overall risk management strategy, the Company has implemented an Enterprise Risk Management (“ERM”) program to identify and monitor key risks. The ERM program is designed to identify, assess, and monitor management of key risks that are aligned with the Company’s strategic and business objectives. The ERM program is overseen and governed by the Audit Committee and managed by members of senior management. Working with the ERM program management team, the Board and the Audit Committee regularly assess the overall risks applicable to the Company, its businesses and functions as well as management action plans to mitigate or minimize the risks identified, providing the Audit Committee and the full Board with visibility into the risks that impact us and the plans to mitigate them.

Nominating Board Candidates – Procedures and Qualifications

Minimum Qualifications for Director Nominees and Board Member Attributes

Board Composition, Characteristics and Skills

Collectively, the Board must be capable of effectively overseeing risk management, capital allocation and leadership succession. In addition, the composition of the Board, as well as the perspective and skills of its individual members, needs to align with the Company’s growth and commercial strategy. Board composition and the members’ perspectives and skills should evolve at an appropriate pace to meet the challenges of the Company’s changing commercial and strategic goals. The identification and evaluation of director candidates is an essential part of this process.

The Nominating and Governance Committee has primary responsibility for reviewing with the Board, on an annual basis, the requisite skills and characteristics of Board members, as well as the composition of the Board as a whole. This assessment includes a consideration of director independence, procedures for shareholder suggestion or nomination of candidates for the Board and any requirements of applicable law or listing rules.

The Nominating and Governance Committee considers diversity in the context of the Board as a whole and takes into account the skills, experience, gender, ethnicity, race, nationality and age of current and prospective directors

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to facilitate Board deliberations that reflect a broad range of perspectives. The Board believes that increased heterogeneity leads to better governance. The Nominating and Governance Committee is committed to recruiting director candidates with diverse characteristics, experiences and attributes who satisfy the Board’s nomination criteria and who will otherwise contribute to the collaborative culture of the Board.

Identifying and Recruiting New Members of the Board

In the recruiting of potential new members for the Board, the Nominating and Governance Committee, through discussions with the Chairman, CEO and other Board members, identifies specific skill sets, experience and knowledge important for new Board members and prioritizes the same in accordance with the procedures set forth in the Nominating and Governance Committee Charter, the Company’s Corporate Governance Guidelines, organizational documents and applicable law. Potential candidates meeting these criteria are then identified either by professional recruiting agencies, reputation or existing Board members. Candidates are interviewed by the Chairman, CEO, Chair of the Nominating and Governance Committee, and other members of the Board, as appropriate, to ensure that candidates not only possess the requisite skills and characteristics but also the personality, leadership traits, work ethic and independence to effectively contribute as a member of the Board. The Nominating and Governance Committee also considers diversity of perspective including experience, skills, gender, ethnicity, race, nationality and age. On successful completion of this process, the Nominating and Governance Committee recommends the proposed candidate to the Board and the Board may nominate the successful candidate for election to the Board at the annual meeting of shareholders or such other time as the Board determines appropriate.

The Nominating and Governance Committee has the sole authority to retain and terminate any search firm to be used to identify director candidates and has sole authority to approve the search firm’s fees and other retention terms. Search firms retained by the Nominating and Governance Committee are provided guidance as to the particular experience, skills or other characteristics that the Board is then seeking. The Nominating and Governance Committee has retained third-party search firms to identify potential director candidates and directed the firms to ensure that the pool of candidates included diverse candidates. The Nominating and Governance Committee may also retain other external advisors, including for the purposes of performing background reviews of potential candidates.

Resideo’s current Board members were either identified through a nationally recognized search firm or were recommended by an existing member of the Board.

General Criteria

In addition to the specific criteria and priorities developed collectively, director candidates are considered by the Nominating and Governance Committee in light of a range of more general criteria:

•	Demonstration of the highest standards of personal and professional integrity;

•	Experience and industry background that align with the Company’s strategic and business objectives;

•	Potential contribution to the composition, diversity and culture of the Board;

•	Age, educational background and relative skills and characteristics; and

•	Ability and willingness to constructively challenge management through active participation in Board and Committee meetings and to otherwise devote sufficient time to Board duties.

Shareholder Recommendations for Director Nominees

Any shareholder wishing to recommend a candidate for director should submit the recommendation in writing to Resideo Technologies, Inc., Nominating and Governance Committee, 16100 N 71st St., Suite 550, Scottsdale, AZ 85254, Attention: Corporate Secretary. The written submission should comply with all requirements set forth in the Company’s Certificate of Incorporation and By-Laws. The Nominating and Governance Committee will consider all candidates recommended by shareholders who comply with the foregoing procedures and satisfy the minimum qualifications for director nominees and Board member attributes.

2023 PROXY STATEMENT | 28

Advance Notice Director Nominations

Resideo’s By-Laws provide that any shareholder entitled to vote at an annual meeting of shareholders may nominate one or more director candidates for election at that annual meeting by following certain prescribed procedures. To be timely, the shareholder must provide written notice of the shareholder’s intent to make such a nomination or nominations to Resideo’s Corporate Secretary not less than 90 days nor more than 120 days prior to the first anniversary date of the immediately preceding annual meeting, except as otherwise provided in our By-Laws. The notice must contain all of the information required in our By-Laws. Any such notice must be sent to Resideo Technologies, Inc., 16100 N 71st St., Suite 550, Scottsdale, AZ 85254, Attention: Corporate Secretary. For the 2024 annual meeting of shareholders, such notice must be delivered to the Corporate Secretary no earlier than February 7, 2024 and no later than March 8, 2024.

Proxy Access Director Nominations

In addition to advance notice procedures, our By-Laws also include provisions permitting, subject to certain terms and conditions set forth therein, shareholders who have maintained continuous qualifying ownership of at least 3% of our outstanding common stock for at least three years to nominate a number of director candidates not to exceed the greater of two candidates or 20% of the number of directors then in office who will be included in our annual meeting proxy statement. Shareholders who wish to nominate a proxy access candidate must follow the procedures described in our By-Laws. Proxy access candidates and the shareholder nominators meeting the qualifications and requirements set forth in our By-Laws will be included in the Company’s proxy statement and ballot. To be timely, a shareholder’s proxy access notice must be delivered to our principal executive offices, Resideo Technologies, Inc., 16100 N 71st St., Suite 550, Scottsdale, AZ 85254, Attention: Corporate Secretary, no less than 120 days and no more than 150 days prior to the first anniversary date that we commenced mailing of our definitive proxy statement (as stated in such proxy statement) for the immediately preceding annual meeting, except as otherwise provided in the By-Laws. For the 2024 annual meeting, such notice must be delivered to our principal executive offices no earlier than November 26, 2023 and no later than December 26, 2023.

Director Onboarding and Continuing Education

Under our Corporate Governance Guidelines, all new directors participate in an orientation program upon joining the Board. Orientation includes presentations by senior management to familiarize our new directors with Resideo’s strategic plans, financial statements and key issues, policies and practices and materials pertaining to the Board and its Committees, corporate governance policies and practices and the Company’s businesses, functions, initiatives and processes. Board members may attend, at the Company’s expense, seminars, conferences and other continuing education programs designed for directors of public companies. The Board has and will continue to invite external subject matter experts to speak with the directors on subjects of importance to the Company.

Board Meetings and Attendance

The Board met six times in 2022. Each director attended at least 75% of the meetings of the Board and Committees on which the director served. Though we have no specific policy regarding director attendance at annual meetings of shareholders, our directors are expected to attend. All of the then-serving directors attended our 2022 annual meeting of shareholders.

Board and Committee Evaluations

As part of the Board’s commitment to good governance, the Board conducts an annual process to assess the effectiveness of the full Board and the operations of its Committees. The Nominating and Governance Committee will oversee the evaluation of the Board as a whole and its Committees and solicit feedback from directors as to whether the Board is continuing to evolve and to be refreshed in a manner that serves our business and strategic needs. After distribution of the self-evaluation materials to directors, the Nominating and Governance Committee receives comments from all directors and reports to the Board, identifying areas for improvement in the performance of the Board and its Committees. The Nominating and Governance Committee retained an external third party to facilitate the evaluation process again in 2022.

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The Nominating and Governance Committee will annually review the scope and content of the self-evaluation to ensure it is contemporary, appropriate for the needs of the Company and that actionable feedback is solicited on the operation and effectiveness of the Board and its Committees.

Before recommending the re-nomination of a slate of incumbent directors for an additional term, the Nominating and Governance Committee will evaluate whether incumbent directors possess the requisite skills and perspective, both individually and collectively, to continue to serve our business and strategic needs. This assessment will include members’ qualification as independent, strength of character, judgment and ability to devote sufficient time to attendance at, and preparation for, Board meetings.

Non-Employee Director Compensation

Director Compensation

Our Compensation and Human Capital Management Committee, with assistance from its independent compensation consultant, periodically reviews and makes recommendations to our Board regarding the form and amount of compensation for non-employee directors. Directors who are also our employees receive no compensation for service on our Board.

We believe that annual compensation for non-employee directors should consist of both a cash component, designed to compensate members for their service on the Board and its Committees, and an equity component, designed to align the interests of directors and shareholders.

In April 2022, the Compensation and Human Capital Management Committee reviewed market data on director compensation among the Company’s peer group, and based on its review and conclusion that total director compensation was below the peer median, the committee recommended, and the Board approved, the following changes to director compensation:

•	An increase to the annual equity compensation from $130,000 to $150,000 effective with the awards to be made in connection with the 2022 Annual Meeting of Shareholders;

•	An increase in the annual cash retainer for members of the Nominating and Governance Committee from $5,000 to $7,500 effective April 1, 2022;

•	An increase in the annual cash retainer for members of the Audit Committee from $10,000 to $12,500 effective April 1, 2022; and

•	An increase in the annual cash retainer for members of the Compensation and Human Capital Management Committee from $7,500 to $10,000 effective April 1, 2022.

The table below outlines the current annual compensation program for our non-employee directors.

Board of Directors Annual Cash Compensation		Annual Retainer ($)

Member of the Board of Directors		90,000

Chairman of Board—Additional Cash Retainer		175,000

Lead Director—Additional Cash Retainer		25,000

Board Committee Membership—Additional Cash Retainers:	Chair*		Member

Audit Committee	25,000		12,500

Compensation and Human Capital Management Committee	20,000		10,000

Finance Committee	10,000		5,000

Nominating and Governance Committee	15,000		7,500

Innovation and Technology Committee	10,000		5,000
* Committee Chair retainers include the member retainer fees.

Board of Directors Annual Equity Compensation		Annual Retainer ($)

Annual Restricted Stock Units (“RSUs”)		150,000

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Cash elements are paid in quarterly installments in arrears and pro-rated if necessary, including for changes in Committee service or for partial years of service. The RSUs are granted on the date of each Annual Meeting of Shareholders and generally vest on the earliest of the first anniversary of the date of grant, the director’s death or disability, or removal from the Board coincident with the occurrence of a change in control. Directors who join the Board between Annual Meetings generally receive a pro-rated RSU grant. We do not separately compensate our directors for attending Board or Committee meetings.

Director Deferred Compensation Plan

In September 2019, the Compensation and Human Capital Management Committee approved the adoption of the Resideo Deferred Compensation Plan for Non-Employee Directors (the “Director Deferred Compensation Plan”). This plan encourages our directors to hold a portion of their compensation in the form of equity or deferred cash, which can only be monetized at the end of their tenure on the Board or in other limited circumstances. At the same time, the Compensation and Human Capital Management Committee also permitted non-employee directors to defer their annual equity award in accordance with the terms of our 2018 Stock Plan for Non-Employee Directors of Resideo Technologies, Inc. (the “Director Stock Plan”).

Prior to the first day of each calendar year beginning on or after January 1, 2020, each non-employee director may (i) elect to convert all of his or her annual cash retainer fees as well as any annual committee and chair fees other than reimbursements otherwise payable to him or her by the Company into deferred stock units or deferred cash pursuant to the Director Deferred Compensation Plan, and (ii) elect to defer payment of his or her annual equity grant of restricted stock units once the award has vested in accordance with its terms and conditions. Each deferred stock unit under the Director Deferred Compensation Plan and each vested restricted stock unit that a non-employee director has elected to defer under the terms of the Director Stock Plan represents the right to receive one share of our common stock generally on the first day of the seventh calendar month following the date the non-employee director incurs a separation of service from us.

Other Benefits: Non-employee directors are also provided with $350,000 in business travel accident insurance.

Director Compensation for 2022

In 2022, each non-employee director received his or her annual cash retainer amount in addition to the annual equity retainer award of RSUs with a grant date fair value of approximately $150,000. Annual equity retainers generally vest with respect to 100% of the RSUs awarded on the first anniversary of the grant date, subject to continued service on the Board. Each of our non-employee directors has the ability to elect to defer all of his or her annual cash retainer as well as his or her annual equity retainer award pursuant to the terms of our Director Deferred Compensation Plan and Director Stock Plan, respectively, as discussed above. The table below reflects the 2022 compensation paid to our non-employee directors.

Director Name	Fees Earned or Paid in Cash ($)	Stock Awards (1)($)	Total ($)

Roger Fradin	275,000	149,998	424,998

Paul Deninger	116,250	149,998	266,248

Cynthia Hostetler	101,250	149,998	251,248

Brian Kushner	111,250	149,998	261,248

Jack Lazar(2)	149,985	149,998	299,983

Nina Richardson	113,750	149,998	263,748

Andrew Teich(3)	141,245	149,998	291,243

Sharon Wienbar(4)	145,613	149,998	295,611

Kareem Yusuf(4)	103,750	149,998	253,748

(1)

The stock award values set forth in the above 2022 Director Compensation Table represent the aggregate grant date fair value of stock awards computed in accordance with FASB ASC Topic 718. Annual equity retainer awards in the form of RSUs totaling 6,280 shares were made to non-employee directors on June 8, 2022 with a fair value of $23.885 per share.

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(2)

Included in the Fees Earned or Paid in Cash for Mr. Lazar are $119,985 in cash retainers, which Mr. Lazar elected to defer as deferred share units (“DSUs”). These DSUs are fully vested when granted but will not be distributed to Mr. Lazar until he leaves the Resideo Board in accordance with the provisions of the Director Deferred Compensation Plan.

(3)

Included in the Fees Earned or Paid in Cash for Mr. Teich are $141,245 in cash retainers, which Mr. Teich elected to defer as DSUs. These DSUs are fully vested when granted but will not be distributed to Mr. Teich until he leaves the Resideo Board in accordance with the provisions of the Director Deferred Compensation Plan.

(4)

Included in the Fees Earned or Paid in Cash for Ms. Wienbar are $116,863 in cash retainers, which Ms. Wienbar elected to defer as DSUs. These DSUs are fully vested when granted but will not be distributed to Ms. Wienbar until she leaves the Resideo Board in accordance with the provisions of the Director Deferred Compensation Plan.

A more detailed discussion of the assumptions used in the valuation of stock awards made in fiscal year 2022 may be found in Note 8 of the Notes to the Financial Statements in the Company’s Form 10-K for the year ended December 31, 2022.

Director Name	Outstanding Equity Awards as of 12/31/2022 (#)

Roger Fradin	6,280

Paul Deninger	6,280

Cynthia Hostetler	22,522

Brian Kushner	6,280

Jack Lazar	26,839

Nina Richardson	22,522

Andrew Teich	20,416

Sharon Wienbar	14,552

Kareem Yusuf	10,350

Stock Ownership Guideline for Non-Employee Directors

To further align the interests of directors with the long-term interests of our shareholders, non-employee directors are required to own, until their separation from service from the Board, at least five times the value of their annual cash retainer, or $450,000, in our common stock by the fifth anniversary of their appointment to the Board. For purposes of the guidelines, share ownership includes shares of Resideo common stock, restricted stock units and deferred stock units. Accordingly, the guidelines align our directors’ economic interests in the performance of the Company with those of our shareholders.

As of December 31, 2022, all directors, except Mr. Yusuf who joined the Board in 2021, have met the minimum stock ownership required under our stock ownership guidelines.

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Other Executive Officers

In addition to Mr. Geldmacher, whose biographical information is included above, the following is a list of individuals serving as executive officers of Resideo as of the date of this Proxy Statement. All of Resideo’s executive officers have been appointed by the Board and serve at the discretion of the Board and CEO. There are no family relationships among any of our executive officers.

NAME, AGE, YEAR FIRST APPOINTED AN EXECUTIVE OFFICER	POSITION	BUSINESS EXPERIENCE

Robert Aarnes, 53, 2018	President, ADI Global Distribution	Prior to joining the Company, Mr. Aarnes served as president of Honeywell’s ADI Global Distribution business since January 2017. Mr. Aarnes served as vice president and general manager of Honeywell’s ADI North America business from November 2014 to January 2017. Mr. Aarnes served as vice president of operations of Honeywell’s ADI North America business from January 2013 to November 2014. Prior to joining Honeywell, Mr. Aarnes served as president and chief executive officer of GUNNAR Optiks, LLC, a company that specializes in developing and manufacturing digital eyewear, from September 2008 to November 2012. Mr. Aarnes received his bachelor’s degree in political science from the United States Naval Academy and his MBA in management from San Diego State University.

Dana Huth, 61, 2021	Executive Vice President, Chief Revenue Officer	Prior to joining the Company, Mr. Huth served as executive vice president and chief revenue officer of Advanced Energy, a multinational technology company from 2019 to 2021. Prior to that, Mr. Huth served as president of Artesyn Embedded Power, a power supply company, during 2019 until it was acquired by Advanced Energy later that year. Before leading Embedded Power, Mr. Huth served as president of consumer business and global sales at Artesyn Embedded Technologies from 2014 to 2019, and as president of global sales, key accounts and distribution at Emerson Embedded Power from 2008 to 2014. At Motorola, Mr. Huth held senior management positions from 2004 to 2008, including vice President of worldwide sales and market development, vice president of global accounts, and vice president of sales for the Asia Pacific region and Japan. Mr. Huth also spent more than 19 years with Avnet, Inc., one of the world’s largest value-added distributors and systems integrators of electronic components, computer products, and embedded technology.

Stephen Kelly, 55, 2018	Executive Vice President and Chief Human Resources Officer	Prior to joining the Company, Mr. Kelly served as vice president of Human Resources and Communications for Honeywell’s aerospace business from 2014 to 2018. Mr. Kelly was the vice president of Corporate Human Resources, Organizational Development & Learning at Honeywell from 2013 to 2014. Mr. Kelly joined Honeywell in 2008 and has served in various human resources leadership positions for Honeywell’s aerospace business. He was vice president of Human Resources for Honeywell’s aerospace business’s commercial segment in 2013. Previously, Mr. Kelly was vice president of Human Resources for Honeywell’s Aerospace Defense & Space unit from 2011 to 2013. He was vice president of Human Resources for Honeywell’s aerospace Engineering & Marketing unit from 2008 to 2011. Prior to joining Honeywell, Mr. Kelly was vice president of Human Resources for the Dental business at Danaher Corporation, a global science and technology innovator, from 2007 to 2008. Mr. Kelly was Vice President of the EMEA region and global head of staffing and talent management of the Industrial Technologies business at Danaher from 2005 to 2007. Prior to joining Danaher, Mr. Kelly was the head of Human Resources for BHA Group, Inc., a leading global supplier of replacement parts and services for industrial air pollution control systems. Mr. Kelly received his bachelor’s degree in personnel administration from the University of Kansas and a master’s degree in organizational development from Ottawa University.

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NAME, AGE, YEAR FIRST APPOINTED AN EXECUTIVE OFFICER	POSITION	BUSINESS EXPERIENCE

Jeannine Lane, 62, 2018	Executive Vice President, General Counsel and Corporate Secretary	Prior to joining the Company, Ms. Lane was the Vice President and General Counsel of Honeywell Homes since January 2018. She was the Vice President and General Counsel of Honeywell Security and Fire from 2015 to 2017, Honeywell Fire Business and Honeywell Safety Business from 2014 to 2015, Honeywell Life Safety Business from 2013 to 2014 and Honeywell Security from 2004 to 2013. Prior to Honeywell, Ms. Lane served as the Vice President and General Counsel of Prestone Products Corporation, an automotive consumer car care company. Ms. Lane holds a bachelor’s degree in English and political science from SUNY University at Albany and a Doctorate of Law from Albany Law School.

Phillip Theodore, 55, 2020	President, Products and Solutions	Mr. Theodore is the founder and managing director of Ironhawk Advisory Group, a boutique investment advisory service firm, and has served in these positions since May 2008, and continues to serve as managing director. Prior to joining the Company, Mr. Theodore served as interim chief executive officer of the Consumer Division of Artesyn Embedded Technologies, a power supply company, from 2019 to 2020. From 2017 to 2019, Mr. Theodore was chief financial officer and acting chief operating officer of Artesyn’s Asia Pacific operations. From 2015 to 2017, Mr. Theodore was general manager of the healthcare services division of Transworld Systems, Inc., a provider of ARM financial services to the government, education, healthcare and commercial business segments. Prior to joining Transworld Systems, Mr. Theodore held various executive financial and operational leadership roles at global manufacturing and distribution companies. Mr. Theodore received his bachelor’s degree in accounting from Saint John Fisher College and an MBA from Owen Graduate School of Management at Vanderbilt University.

Anthony L. Trunzo, 60, 2020	Executive Vice President, Chief Financial Officer	Prior to joining the Company, Mr. Trunzo served as managing director at Gryphon Investors, a private equity firm, since October 2019, and he was an independent consultant advising private equity firms from January 2017 to October 2019. From April 2015 to November 2016, Mr. Trunzo was executive vice president and CFO of FEI Company, a microscope technology company, before it was acquired by ThermoFisher Scientific in September 2016. Prior to that, he served in leadership roles at FLIR Systems, Inc., an industrial technology company focused on intelligent sensing solutions, including as senior vice president and CFO from 2010 to 2015, and as senior vice president, Corporate Strategy and Development from 2003 to 2010. Earlier in his career, Mr. Trunzo worked in various capacities at Bank of America Securities and PNC Bank. Mr. Trunzo received his bachelor’s degree in economics from the Catholic University of America and an MBA from the University of Pittsburgh. Mr. Trunzo has also completed Harvard Business School’s Advanced Management Program.

2023 PROXY STATEMENT | 34

ESG at Resideo

Our Board of Directors and its committees play a key role in oversight of the Company’s Environmental, Social and Governance (“ESG”) efforts. Our Nominating and Governance Committee oversees and reports to the Board on the Company’s role as a responsible corporate citizen, including its ESG programs. Our Compensation and Human Capital Management Committee oversees the Company’s plans, policies and programs relating to hiring, development and retention of talent, and assists the Board in oversight of the Company’s policies relating to human capital management, including Diversity, Equity, Inclusion and Belonging (“DEI-B”). Our external and internal viewpoints are aligned: we hold ourselves accountable to our people, our communities, the planet, and our brand.

Resideo is focused on simplifying the connected world to give people peace of mind and allow them to focus on what matters most. Our ESG strategy is supported by a framework rooted in innovative solutions to help make homes and buildings better for the planet while reducing our own footprint, committing to creating a positive work environment for our employees, driving positive impact in our communities and maintaining a foundation of trust. These are the cornerstones of Resideo’s commitment to help protect what matters most.

To drive our ESG efforts, Resideo focuses on five elements connected to the Company’s material issues: Innovate, Reduce, Commit, Impact and Trust.

Innovate

We strive to innovate whole-home, smart offerings in water, air, energy and security for homes and buildings that advance comfort, safety, well-being and sustainability. In 2022, we developed a foundation for a framework to qualify sustainable solutions at Resideo for years to come. This framework is designed to consider the environmental, social and economic impacts of solutions at each stage of their life cycles, from product conception to recovery. To accompany energy- and water-saving hardware solutions, we are on a journey to provide our customers with software and services that enable products to work more efficiently and optimally. Innovative services include smartware for smart homes and buildings, which address energy management, equipment predictive maintenance and remote monitoring. Responding to megatrends such as energy dependency, climate adaptation and cybersecurity threats, our focus is on solving customer pain points through research and development of innovative solutions that provide long-term value.

Reduce

We measured our consumption and waste patterns in our manufacturing and key distribution sites in 2019, to serve as a baseline for future reductions. This helped identify areas within the manufacturing processes that leave the greatest environmental impact, allowing us to design strategies and initiatives to reduce our physical and environmental footprint. Each year since then, we have worked toward reduction goals for energy use, greenhouse gas emissions, water management and waste management. After several key acquisitions in 2022, including First Alert, we are undertaking a fresh look at our goals for the future. Select achievements to date have included ISO 14001 certification at seven of our 13 manufacturing sites, as well as key paperless initiatives and LED lighting retrofitting activity in our ADI North American support centers. We are also investing in photovoltaic installations across four of our EMEA manufacturing locations, enabling self-generation of renewable energy and further reducing our impact on the environment. In addition, we are increasing our measurement capabilities with a new data platform and evaluating our reduction goals to ensure they are achievable and relevant to credible sustainability frameworks.

Commit

We are committed to creating an equitable, safe and nurturing environment, where our employees can be themselves and do their best work. In 2022, we worked on a number of key initiatives to drive forward into the organization our vision, culture and values. Highlights include the launch of leadership programs and

35 | 2023 PROXY STATEMENT

trainings, including those around being a “Team of Teams”, campaigns to promote innovation and increased focus on building DEI-B across the Company. Partnerships with industry organizations, such as Society of Women Engineers, National Society of Black Engineers and the Leadership Council on Legal Diversity, allow us to hire, train and empower talent with diverse backgrounds and experiences. Approximately 700 global employees participate in at least one of six Employee Resource Groups at Resideo, including Women, Dis-Abilities, Black, Latino, Veterans and LGBTQ. ADI retrofitted United States support centers to include standards above ADA compliance to improve accessibility.

Impact

“Make a Difference” is one of Resideo’s core values and serves as a guiding principle for business and philanthropic efforts. Our focus on community centers around the belief that all people should feel safe and have access to food, housing and opportunities to create better futures for themselves and their families. We continue to support Habitat for Humanity International and Mission 500 and have initiated partnerships with academic institutions to make vocational training opportunities more accessible through Resideo Academy. Through a strategic collaboration with the Building Talent Foundation, we are helping to advance education, training and career progression of young people and people from underrepresented groups to help seed the next generation of skilled workers. ADI Branch locations hosted a variety of donation-based events supporting children in their local communities through school supply, hygiene and toy drives. In addition, in 2022, ADI hosted events with Boys and Girls Club of America and supported work time dedicated to volunteering at local food pantries.

Trust

Resideo’s commitment to governance is integral to our business and reflects not only regulatory requirements, NYSE listing standards, and broadly recognized governance practices, but also effective leadership by our senior management team and oversight by the Board of Directors. The Code of Business Conduct is reviewed annually by all directors and professional-level employees, and the Company provides several mechanisms for employees to report concerns. All employees are required to complete “Integrity and Compliance at Resideo” and anti-harassment/anti-discrimination training. Additionally, we recognize and promote human rights for all throughout the value chain, as emphasized through our Supplier Code of Conduct and an Environmental Health and Safety Management System aligned with ISO 14001 and ISO 45001 standards. In 2022, we achieved a Silver rating from EcoVadis, a global monitoring system, which evaluates sustainable business practices.

In 2022, Resideo published its inaugural ESG report to feature progress made under each element in 2021 and ambitions for the future. More information about Resideo’s sustainability efforts is available at: www.resideo.com/sustainability.

2023 PROXY STATEMENT | 36

Related Party Transactions

Certain Transactions with Related Parties

ADI previously leased its administrative office building in Melville, New York at a rent of approximately $1,100,000 per year and reimbursement of certain real estate taxes and insurance premiums paid on the property. After ADI entered into this lease, the property was acquired by a partnership known as “New Island Holdings.” ADI vacated the property in December 2021 and exercised its right to terminate the lease effective February 2022 for a termination fee of $150,000. Other than the recent exercise of the right to terminate early, there were no material amendments to the lease since the property was acquired by New Island Holdings. The value of the aggregate payments allocable to Mr. Fradin’s share of New Island Holdings from January 1, 2017 through the expiration of the lease in February 2022 is approximately $720,000, and the payments in fiscal 2022 were $195,325. Mr. Fradin, the Chairman of our Board, is a limited partner in New Island Holdings, holding a 12% ownership interest. The limited partners of New Island Holdings receive distributions based on total lease payments generated from the portfolio of buildings that the partnership owns, less applicable mortgage and other expenses. Accordingly, the amount of Mr. Fradin’s interest in the lease in fiscal 2022 was well below $120,000 and thus is not required to be disclosed as a related party transaction; however, the Company has provided this disclosure about the final payments made under the lease in the interest of transparent disclosure.

Review, Approval and Ratification of Transactions with Related Parties

The Company has a written Policy Concerning Related Party Transactions (the “Policy”) regarding the review and approval or ratification of transactions between the Company and related parties. The Policy applies to any transaction in which Resideo or its subsidiary is a participant, the amount involved exceeds $120,000 and a related party has a direct or indirect material interest. A related party means any director or executive officer of the Company, any nominee for director, any shareholder known to the Company to be the beneficial owner of more than 5% of any class of the Company’s voting securities and any immediate family member of any such persons.

Under the Policy, reviews are conducted by management to determine which transactions or relationships should be referred to the Audit Committee for consideration. The Audit Committee then reviews the material facts and circumstances regarding a transaction and determines whether or not the transaction is fair and reasonable and consistent with the Policy. Under the Policy, any related party transaction must be submitted for prior approval where reasonably possible or, if not approved in advance, submitted for ratification. The Policy is in addition to the provisions addressing conflicts of interest in our Code of Business Conduct and any similar policies regarding conflicts of interest adopted by the Board. Our directors, executive officers and all other employees are expected to comply with the terms of the Code of Business Conduct.

37 | 2023 PROXY STATEMENT

Beneficial Ownership

Stock Ownership of Certain Beneficial Owners

The following shareholders reported to the SEC that they beneficially owned more than 5% of Resideo common stock as of December 31, 2022.

Name and Address of Beneficial Owner	Title of Class	Amount and Nature of Beneficial Ownership (#)	Percent of Class (1)

BlackRock, Inc. 55 East 52nd Street New York, NY 10055	Common Stock	23,975,294(2)	16.4%

The Vanguard Group 100 Vanguard Boulevard Malvern, PA 19355	Common Stock	16,496,229(3)	11.3%

Ariel Investments, LLC 200 E. Randolph Street, Suite 2900 Chicago, IL 60601	Common Stock	13,359,523(4)	9.2%

Boston Partners One Beacon Street, 30th Fl. Boston, MA 02108	Common Stock	8,901,040(5)	6.1%

(1)	Percentage ownership based on the Schedule 13G/A filings of BlackRock, Inc., The Vanguard Group, Boston Partners and Ariel Investments as further described below.
(2)

According to Schedule 13G/A filed with the SEC on February 7, 2023, BlackRock, Inc. is the beneficial owner of 23,975,294 shares (with sole voting power with respect to 23,634,277 shares, shared voting power with respect to 0 shares, sole dispositive power with respect to 23,975,294 shares and shared dispositive power with respect to 0 shares).

(3)

According to Schedule 13G/A filed with the SEC on February 9, 2023, The Vanguard Group is the beneficial owner of 16,496,229 shares (with sole voting power with respect to 0 shares, shared voting power with respect to 138,331 shares, sole dispositive power with respect to 16,226,245 shares and shared dispositive power with respect to 269,984 shares).

(4)

According to a Schedule 13G filed with the SEC on February 13, 2023, Ariel Investments, LLC, in its capacity as investment adviser to certain managed accounts and investment fund vehicles on behalf of investment advisory clients, is the beneficial owner of 13,359,523 shares (with sole voting power with respect to 12,086,963 shares, shared voting power with respect to 0 shares, sole dispositive power with respect to 13,359,523 shares and shared dispositive power with respect to 0 shares).

(5)

According to a Schedule 13G/A filed with the SEC on February 13, 2023, Boston Partners, in its capacity as investment adviser to certain managed accounts and investment fund vehicles on behalf of investment advisory clients, is the beneficial owner of 8,901,040 shares (with sole voting power with respect to 7,499,784 shares, shared voting power with respect to 17,483 shares, sole dispositive power with respect to 8,901,040 shares and shared dispositive power with respect to 0 shares).

2023 PROXY STATEMENT | 38

Stock Ownership of Directors and Executive Officers

The following table shows the ownership of Resideo common stock, as of April 10, 2023, by each director, each of the NEOs, and all directors and executive officers as a group. The address of each director and executive officer shown in the table below is c/o Resideo Technologies, Inc., 16100 N 71st St., Suite 550, Scottsdale, AZ 85254. Executive officers and directors are subject to stock ownership guidelines. Please see the “Compensation Discussion and Analysis” for a discussion of executive stock ownership guidelines and the “Stock Ownership Guideline for Non-Employee Directors” for a discussion of non-employee stock ownership guidelines.

Name	Shares of Common Stock(2)	Rights to Acquire Shares of Common Stock(3)	Total(4)	Percentage of Class Beneficially Owned

Non-Employee Directors

Roger Fradin	214,244	6,280	220,524	*

Paul Deninger	50,181	6,280	56,461	*

Cynthia Hostetler	28,665	0	28,665	*

Brian Kushner	39,926	6,280	46,206	*

Jack Lazar	81,048	0	81,048	*

Nina Richardson	47,731	0	47,731	*

Andrew Teich	177,876	0	177,876	*

Sharon Wienbar	54,158	0	54,158	*

Kareem Yusuf	11,290	0	11,290	*

Named Executive Officers

Jay Geldmacher(1)	364,860	430,613	795,473	*

Anthony Trunzo	415,009	345,203	760,212	*

Robert Aarnes	147,747	253,818	401,565	*

Phillip Theodore	140,385	90,861	231,246	*

Jeannine Lane	103,771	111,507	215,278	*

All Current Directors and Executive Officers as a Group (16 individuals)	2,159,305	1,250,842	3,410,147	2.3%

*	Indicates that the percentage of beneficial ownership does not exceed 1%, based on 147,090,220 shares of Company common stock outstanding as of April 10, 2023.
(1)	Mr. Geldmacher is also a director of Resideo.
(2)

This column includes shares held of record, shares held by a bank, broker or nominee for the person’s account, shares held through family trust arrangements and shares held jointly with the named individuals’ spouses. For Mr. Fradin, this column includes 8 shares held by a limited liability company owned by Mr. Fradin. For Mr. Trunzo, this column includes 20 shares held by his son.

(3)

This column includes shares of Company common stock that may be acquired under employee stock options that are exercisable as of April 10, 2023 or will become exercisable within 60 days thereafter and shares subject to restricted stock units that will vest within 60 days of April 10, 2023. No non-employee directors have Company stock options.

(4)	This table does not include performance-based restricted share units or time-based stock options and restricted stock units that will not be earned and/or paid within 60 days of April 10, 2023.

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Executive Compensation

Proposal 2: Advisory Vote to Approve Executive Compensation

We seek an annual non-binding advisory vote from our shareholders to approve the compensation of our Named Executive Officers as described in the “Compensation Discussion and Analysis” section below and the accompanying compensation tables. This vote is commonly known as “Say-on-Pay”.

We encourage you to read the “Compensation Discussion and Analysis” and accompanying compensation tables to learn more about our executive compensation programs and policies. Our Board believes that its 2022 compensation-related pay decisions and our executive compensation programs align the interests of shareholders and executives by emphasizing variable compensation tied to achieving measurable goals that drive value.

This vote is not intended to address a specific item of compensation, but rather our overall compensation policies and procedures related to the Named Executive Officers. Because the Say-on-Pay vote is advisory, it will not be binding upon our Board. However, our Board will take into account the outcome of the vote and discussions with investors when considering future executive compensation arrangements.

Our Board recommends that shareholders vote in favor of the following resolution:

“RESOLVED, that the Company’s shareholders approve, on an advisory basis, the compensation of the Named Executive Officers, as disclosed in the Company’s Proxy Statement for the 2023 Annual Meeting of Shareholders pursuant to the executive compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the 2022 Summary Compensation Table and the other related tables and disclosure.”

The Board of Directors unanimously recommends a vote “FOR” Proposal 2, to approve, on an advisory basis, the compensation of the Company’s Named Executive Officers, as stated in the above resolution.

2023 PROXY STATEMENT | 40

COMPENSATION DISCUSSION AND ANALYSIS

Executive Summary

Our Named Executive Officers

This Compensation Discussion and Analysis (“CD&A”) describes the basic objectives, principles, decisions and rationale underlying our executive compensation policies and decisions made by the Compensation and Human Capital Committee of the Board (referred to as the “Committee” throughout the Executive Compensation section). The CD&A describes the material elements of the compensation of our executive officers identified below (the “Named Executive Officers” or “NEOs”) for fiscal 2022:

NAMED EXECUTIVE	POSITION(S)

Jay Geldmacher	President and Chief Executive Officer

Anthony Trunzo	Executive Vice President, Chief Financial Officer

Robert Aarnes	President, ADI Global Distribution

Phillip Theodore	President, Products & Solutions

Jeannine Lane	Executive Vice President, General Counsel & Corporate Secretary

Our Executive Compensation Philosophy and Approach

We operate in a highly competitive and rapidly evolving market. Our ability to compete and succeed in this environment depends on our ability to recruit, incentivize and retain talented individuals.

We believe we have created a compensation program for our employees, including our executives, that provides a compelling and engaging opportunity. The program offers rewards for performance and engages our participants by requiring them to focus on driving the business to generate long-term value for our shareholders. We believe this approach is building a performance-driven leadership culture. Utilizing this philosophy, our executive compensation program has been designed to:

•	Be market competitive, targeting median pay levels for total annual compensation, as defined by our peer group;

•	Create sustained increases in shareholder value through incentives designed to drive high performance;

•	Drive revenue growth and margin expansion and accelerate innovation;

•	Reward achievement of near- and long-term business performance targets;

•	Make pay decisions based on an executive’s skills and responsibilities, individual performance, experience, importance to the organization, retention, affordability and internal pay equity; and

•	Deliver compensation in accordance with good governance practices that do not encourage undue risk-taking by our executives.

Our executive compensation program for 2022 utilized net revenue, operating income margin, and cash flow from operating activities as components of our annual incentive plan. At least half of our long-term incentive award is linked to relative total shareholder return that reinforces our belief that the interests of our executive team must be intricately linked to that of our shareholders. We remain committed to best practices in compensation governance for public companies, as described in more detail below, and will regularly review our executive compensation strategy to maintain alignment with our objectives.

Each year, we carefully consider the results of our shareholder say-on-pay vote from the preceding year. In 2022, approximately 87% of the votes cast supported our executive compensation decisions. Overall, we believe our shareholders are supportive of our executive compensation program and its direction. As a result, we did not make significant modifications to the structure of our program. We will continue to consider feedback from shareholders on our compensation program.

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Our Commitment to Compensation Best Practices

As part of our executive compensation program, the Committee is committed to regularly reviewing and considering best practices in governance in executive compensation. We maintain the following policies and practices that guide our ongoing, annual executive compensation program.

WHAT WE DO	WHAT WE DON’T DO

   Maintain robust stock ownership guidelines requiring our officers and directors to hold a significant ownership position in the Company

   Provide compensation packages heavily weighted toward equity compensation

   Tie our incentive compensation programs directly to the creation of shareholder value

   Link our annual bonus plan goals directly to our annual operating plan to drive our growth plan

   Use multiple performance metrics for our 2022 annual incentive plan and include a maximum cap on all our incentive award payouts

   Ensure a significant portion of our NEOs’ compensation is variable and based on Company performance

   Retain an independent compensation consultant, selected by the Committee, to advise on competitive compensation practices

   Provide for severance benefits to our NEOs in connection with a change in control of the Company that requires a double trigger

   Require our NEOs, where permitted by law, to sign non-competition and intellectual property agreements

   Set the annual goals for our CEO with consultation and regular performance evaluations by our independent directors

   Maintain a compensation recoupment (“clawback”) policy triggered by a material restatement of the Company’s financial statements, which is applicable to all our NEOs

   Evaluate and manage risk in our compensation programs

×   Allow hedging or pledging of our securities by our directors and employees, including our NEOs

×   Backdate or spring-load equity awards

×   Reprice stock options or stock appreciation rights without shareholder approval

×   Offer any compensation programs or policies that reward excessive risk-taking

×   Provide multi-year guaranteed payments to executive officers

×   Offer tax reimbursement payments or gross-ups on any severance or change in control payments

×   Provide any significant perquisites

Peer Group and Market Data

With the assistance of our independent compensation consultant, FW Cook, the Committee selected the companies below to include in our peer group based on similar size revenue and market capitalization as well as alignment with our current profile, targeting industrial and distribution companies and internet and technology companies and focusing on the connected home. The peer companies generally had reported annual revenues within two times our size and market capitalization within four times our size at the time of analysis. This peer group was used to support 2022 compensation decisions.

2023 PROXY STATEMENT | 42

• A.O. Smith Corp. • Acuity Brands, Inc. • ADT Inc. • Alarm.com Holdings, Inc. • Allegion plc • Arlo Technologies Inc. • BlackBerry Limited • Fortune Brands Home & Sec. • Itron, Inc.	• Juniper Networks, Inc. • Lennox International Inc. • NCR Corporation • NETGEAR, Inc. • Nuance Communications • Owens Corning • Pentair plc • Watsco, Inc.

While the Committee considers peer group information provided by its independent consultant as part of its benchmarking analysis, it also refers to other available resources, including published compensation data from surveys, to fully understand competitive compensation practices in the external marketplace for executive talent.

Although the Committee uses median benchmark data to guide its compensation decisions, actual compensation levels may vary based on the Committee’s consideration of other factors described below.

Elements of Compensation

Overview

The Committee has the primary authority to determine and approve the compensation of our NEOs. The Committee is charged with reviewing our executive compensation policies and practices annually to ensure that the total compensation paid to our NEOs is fair, reasonable, competitive to our peers and commensurate with the level of expertise and experience of our NEOs.

The Committee reviews and approves the total amount of compensation for our NEOs and the allocation of total compensation among each of the components. The Committee’s decisions related to NEO compensation levels and mix for fiscal 2022 were determined principally on the following factors:

•	Individual and Company performance;

•	Each executive’s scope of responsibility and experience;

•	The judgment and general industry knowledge obtained through years of service with comparably-sized companies in our industry and other similar industries; and

•	Input about competitive market practices from our independent compensation consultant.

The Company’s management team and human resources leadership worked closely with the Committee to analyze competitive market practices and effectively design and implement our executive compensation program. Our CEO regularly participates in Committee meetings and develops and provides recommendations to the Committee regarding the compensation for our NEOs (excluding himself) and the design of our incentive compensation programs. Our CEO and other NEOs are not present when their own compensation arrangements are discussed by the Committee.

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Resideo’s 2022 Executive Compensation Program

We have designed both near- and long-term incentive (“LTI”) compensation packages that we believe are competitive and support the compensation objectives described above. The key elements of our compensation program for NEOs are set forth below.

BASE SALARY

•  Salaries are competitive with median market practice for the individual’s role, taking into consideration individual performance, experience, scope of role relative to market benchmarks and other factors

ANNUAL INCENTIVE PLAN

•  Our 2022 annual incentives were tied to achieving growth and profitability targets approved by the Board

•  Financial metrics for 2022 were net revenue, operating income margin, and cash flow from operating activities, which represented 100% of the target incentive opportunity

LONG-TERM INCENTIVES

•  Target LTI values were granted to our NEOs through two equity instruments:

•  RSUs representing 40% of the total LTI value for our CEO, and 50% of the total LTI value for other NEOs, vesting annually over three years in equal, one-third installments; and

•  Performance share units (“PSUs”) representing 60% of the total LTI value for our CEO, and 50% of the total LTI value for other NEOs, with potential payout determined based on our total shareholder return measured against the total shareholder return of the companies in the S&P 400 Industrials Index (“rTSR”)

The Committee approved a 2022 executive compensation program that reflects our business strategy and a strong pay-for-performance culture. Our rTSR-based PSUs will be earned based on our performance against that of the companies in the S&P 400 Industrial Index over a three-year performance period. Our RSU awards further align the interests of our NEOs with our shareholders and provide a meaningful retention vehicle.

2022 Base Salary

Base salaries provide a competitive level of fixed compensation for our NEOs, which are aligned with their roles and account for additional factors such as their level of experience and individual performance. The Committee considers competitive fixed cash compensation to be an important foundation of a competitive total compensation program that will both retain and motivate our executives. At least annually, the Committee reviews the competitiveness of base salaries relative to external benchmarks and considers changes, as appropriate, taking into consideration market data as well as factors specific to the Company, including key elements of the compensation philosophy described above. For 2022, base salaries for NEOs were generally increased to reflect market-based increases. Upon review of external benchmarks, the base salaries for all NEOs, with the exception of Ms. Lane, were increased by 3.5% to align with increases provided to other employees in the United States. The base salary for Ms. Lane was increased by 7.0% to better align her salary with competitive market data. Fiscal 2022 annual base salaries for the NEOs, including any change from the prior year, are reflected below:

Name	Title	2021 Base Salary	2022 Base Salary	Percent Increase

Jay Geldmacher	President and Chief Executive Officer	$1,000,000	$1,035,000	3.5%

Anthony Trunzo	Executive Vice President, Chief Financial Officer	$610,000	$631,350	3.5%

Robert Aarnes	President, ADI Global Distribution	$575,000	$595,125	3.5%

Phillip Theodore	President, Products & Solutions	$550,000	$569,250	3.5%

Jeannine Lane	Executive Vice President, General Counsel & Corporate Secretary	$500,000	$535,000	7.0%

2022 Annual Incentive Plan

The fiscal 2022 annual incentive plan provided NEOs the opportunity to earn a payout with a target set as a percent of the NEO’s base salary. The Committee set financial metrics that represented 100% of the target incentive opportunity. Under the 2022 annual incentive plan, our NEOs were eligible to receive a payout ranging from a threshold payment of 50% to a maximum of 200% of the target award allocated to the achievement of each financial metric.

2023 PROXY STATEMENT | 44

In determining the financial metrics used to set performance targets for the 2022 annual incentive compensation awards, our leadership team and the Committee considered, among other factors, the importance of a clear and direct link between our published financial results and awards under our annual incentive plan. To that end, for 2022, the Committee selected financial metrics generally calculated in accordance with GAAP as reported in the Company’s Form 10-K, consisting of reported Net Revenue, Operating Income as a percentage of Net Revenue (“Operating Income Margin”), and Cash Flow from Operating Activities, adjusted for allowable impacts outlined in the annual incentive plan. The relative weighting of each financial metric and a definition of the metric is set forth below:

Financial Metric	Weighting	Definition*

Net Revenue	40%	Total value of the products and services sold to our customers net of discounts and returns from continuing operations

Operating Income Margin	40%	Represents the ratio of operating income to revenue

Cash Flow from Operating Activities (“CFFO”)	20%	Represents cash flow from operating activities

*

The measures of Net Revenue and Operating Income Margin at the segment level are calculated consistent with the segment footnote reported in the Company’s Form 10-K for the year ended December 31, 2022. Further, the measure of CFFO at the segment level begins with operating profits, which excludes taxes, interest, and non-operating expenses.

The annual incentive cash award financial metrics for our NEOs, other than Messrs. Aarnes and Theodore, were based on Resideo’s consolidated results. The financial metrics for Mr. Aarnes’ annual incentive cash award were weighted 50% on the results of the ADI segment, and 50% on Resideo’s consolidated results. The financial metrics for Mr. Theodore’s annual incentive cash award were weighted 50% on the results of the Products and Solutions segment and 50% on Resideo’s consolidated results. The Committee agreed to adjust Mr. Aarnes’ 2022 bonus payout downward from 98% to 97.3% to align with the annual incentive cash award for the North America region of ADI.

The tables below summarize the plan goals and performance results for 2022 for the Company overall and for the ADI and Products and Solutions segments. The actual results for 2022 exclude the contribution from acquired and divested businesses during 2022, costs associated with settlement of the shareholder derivative lawsuit, and the settlement of contractual arrangements with Honeywell that were entered into at the time of the Spin-Off, as the impact of these items was not contemplated at the time the goals were originally determined.

Financial Performance*	For the Period January 1, 2022 - December 31, 2022

Total Company Financial Metrics*	Threshold ($M)	Goal ($M)	Maximum ($M)	Actual ($M)	Financial Performance % of Goal	Financial Performance Payout %

Net Revenue	$5,521	$6,134	$6,748	$6,081	99%	38%

Operating Income Margin	9.06%	10.66%	12.26%	10.5%	97%	36%

Cash Flow from Operating Activities	$301	$376	$451	$135	36%	0%

Total Company						75%

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Financial Performance*	For the Period January 1, 2022 - December 31, 2022

ADI Global Distribution Financial Metrics	Threshold ($M)	Goal ($M)	Maximum ($M)	Actual ($M)	Financial Performance % of Goal	Financial Performance Payout %

Net Revenue	$3,179	$3,532	$3,885	$3,581	101%	46%

Operating Income Margin	6.88%	8.09%	9.31%	8.8%	109%	63%

Cash Flow from Operating Activities	$205	$256	$307	$222	87%	13%

ADI Total						122%

Total Company						75%

Weighted Total (50% ADI Total/50% Company Total)						98%

Financial Performance*	For the Period January 1, 2022 - December 31, 2022

Products and Solutions Financial Metrics*	Threshold ($M)	Goal ($M)	Maximum ($M)	Actual ($M)	Financial Performance % of Goal	Financial Performance Payout %

Net Revenue	$2,342	$2,602	$2,862	$2,500	96%	32%

Operating Income Margin	19.5%	22.9%	26.4%	21.5%	94%	32%

Cash Flow from Operating Activities	$513	$641	$769	$428	67%	0%

Products and Solutions Total						64%

Total Company						75%

Weighted Total (50% Products and Solutions Total/50% Company Total)						69%

*	Actual results are reported at constant currency.

In determining the actual 2022 annual incentive cash awards paid to each NEO pursuant to the annual incentive plan, the following formula was applied. The base salary amount used in the formula was the NEO’s 2022 base salary rate.

Annual Incentive Cash Award	=	Base Salary	×	Target Bonus Percentage	×	Financial Performance Payout Percentage

NEO	Annual Incentive Cash Award	=	Base Salary	X	Target Bonus Percentage	X	Financial Performance Payout Percentage

Jay Geldmacher	$ 1,164,375		$ 1,035,000		150%		75%

Anthony Trunzo	$ 473,513		$ 631,350		100%		75%

Robert Aarnes	$ 579,057		$ 595,125		100%		97.3%

Phillip Theodore	$ 392,783		$ 569,250		100%		69%

Jeannine Lane	$ 321,000		$ 535,000		80%		75%

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2022 Long-Term Incentives

The goal of our LTI plan is to align the compensation of our executives with the interests of shareholders by encouraging sustained long-term improvement in operational and financial performance and long-term increase in shareholder value. LTI compensation also serves as a retention instrument and provides equity-building opportunities for executives. These equity awards are granted under the Amended and Restated 2018 Stock Incentive Plan of Resideo Technologies, Inc. and its Affiliates (the “2018 Stock Incentive Plan”).

The table below shows the mix of annual LTI components for 2022:

	CEO (% of Total LTI)	Other NEOs (% of Total LTI)

Performance Stock Units (PSUs)	60%	50%

Restricted Stock Units (RSUs)	40%	50%

Name	2022 LTI Award Target Value	2022 PSU Target Value	2022 RSU Target Value

Jay Geldmacher	$8,000,000	$4,800,000	$3,200,000

Anthony Trunzo	$2,250,000	$1,125,000	$1,125,000

Robert Aarnes	$2,200,000	$1,100,000	$1,100,000

Phillip Theodore	$2,200,000	$1,100,000	$1,100,000

Jeannine Lane	$1,300,000	$650,000	$650,000

The number of shares awarded to each NEO for each component of the award is determined by dividing the target value by the average of the closing stock price of a share of the Company’s common stock on the three market trading days leading up to and including the grant date, rounded down to the nearest cent.

2022 Restricted Stock Units

The annual RSUs awarded in 2022 will vest ratably over a three-year period with one-third of the shares vesting on each anniversary of the grant date, subject to the recipient being employed by the Company through each vesting date.

2022 Performance Stock Units

The PSUs granted in 2022 will vest based on an rTSR metric and will be earned by comparing our total shareholder return to the total shareholder return of other companies in the S&P 400 Industrial Index from January 1, 2022 through December 31, 2024. The threshold, target and maximum levels of rTSR achievement that correspond to the number of shares that will be earned are set forth below. Performance below the threshold level will result in no shares being paid. The arrangement is similar to PSUs awarded in 2020 and 2021.

	Percentile Rank	Payout as percent of Target shares*

Threshold	25th	50%

Target	55th	100%

Maximum	75th	200%

*	Linear interpolations between points

Payout of 2020 Performance Stock Units

December 31, 2022 marked the end of the three-year performance period for PSUs granted in February 2020. Those PSUs vested based on the ranking of Resideo’s total shareholder return (“TSR”) over the three-year period from January 1, 2020 through December 31, 2022 as compared to the TSR of the companies in the S&P 400

47 | 2023 PROXY STATEMENT

Industrials Index over the same period. The total shares that could be earned by an executive under these awards range from 50% of the target award for achievement of the minimum level of performance to a maximum of 200% of the target award. Based on Resideo achieving a TSR rank of 25 out of the 61 companies in the S&P 400 Industrials Index, which represents a 60th percentile ranking, the 2020 PSU awards achieved a payout of 125% of the target award.

The table below reflects the shares earned by each NEO under the 2020 PSU awards:

NEO	Target (#)	Actual Shares Earned (#)

Jay Geldmacher	117,320	146,650

Anthony Trunzo	60,814	76,017

Robert Aarnes	86,633	108,291

Phillip Theodore	42,572	53,215

Jeannine Lane	35,643	44,553

Other Components of Our Compensation Program

Severance Plan

Each of our NEOs participates in the Resideo Technologies, Inc. Severance Plan for Designated Officers (the “Severance Plan”).

The Severance Plan addresses severance for our NEOs upon a termination following a change in control (“CIC”), considered a “double trigger”, and is intended to ensure the continued attention of our NEOs to their roles and responsibilities without the distraction that may arise from the possibility of a job loss concurrent with a CIC of the Company.

In addition, the Severance Plan provides for severance payments and benefits that become payable if the employment of one of our NEOs is terminated by us without “cause” (as defined in the Severance Plan) subject to such individual signing and not revoking a release of claims agreement.

The Committee has adopted the Severance Plan to provide competitive post-employment compensation arrangements that promote the continued attention, dedication and continuity of the members of our senior management team, including our NEOs, and enable us to continue to recruit talented senior executive officers. The Committee intends to periodically review the severance available to our NEOs under the Severance Plan to ensure ongoing competitiveness and alignment with our overall compensation philosophy.

The severance benefits provided to our NEOs are outlined in the Potential Payments Upon Termination or Change in Control Table found later in this Proxy Statement.

Nonqualified Deferred Compensation Plan

Executive officers (including the NEOs) may choose to participate in the Resideo Supplemental Savings Plan, a nonqualified deferred compensation plan that permits additional tax-deferred retirement savings options. The Resideo Supplemental Savings Plan has two components, the Deferred Incentive Program (“DIP”) and the Supplemental Savings Program (“SSP”). Executive officers can elect to defer up to 100% of their annual incentive award under the DIP component. In addition, under the SSP component, executive officers may also elect to defer eligible compensation that cannot be contributed to the Company’s 401(k) plan due to IRS limitations. The amounts contributed to the Supplemental Savings Plan are eligible for company matching credits, not to exceed 100% of the first 7% contributed combined between the SSP and the Company’s 401(k) plan. The participant account balances in the SSP are subject to gains and losses, based on the returns of the Fidelity® U.S. Bond Index Fund.

2023 PROXY STATEMENT | 48

Benefits and Perquisites

Our NEOs are eligible to receive the same benefits as our salaried employees in the U.S. The Company and the Committee believe this approach is reasonable and consistent with the overall compensation objectives to attract and retain employees. These benefits include medical, dental, vision, disability insurance, a 401(k) plan and other plans and programs made available to other eligible employees in the U.S. Employee benefits and perquisites are reviewed periodically to ensure that benefit levels remain competitive.

Executive Annual Physical Program, Commuting and Relocation

Starting in 2019, the Committee determined that all executive officers are encouraged to have an annual executive physical and would be eligible to participate in an executive annual physical program paid for by the Company. These physicals provide a more in-depth review of the health of those employees reporting to the President and Chief Executive Officer of the Company.

In connection with his hire, the Committee approved Mr. Geldmacher receiving an annual physical up to $5,000 and the right to use a private jet for business and commuting purposes, including a full tax gross-up for such use. These additional benefits were approved for Mr. Geldmacher related to his health and safety. In 2022, no commuting expenses were incurred.

Executive officers who are asked to relocate to a new work location are eligible to participate in the executive relocation program. The program includes reimbursement of various transition expenses, including for temporary living, house hunting and final move expenses, as well as a home sale assistance program and shipment of personal items, including a related tax gross-up payment.

Beginning in February 2022, the Committee approved reimbursement of commuting costs for travel by Mr. Theodore from his home in Tennessee to the Company’s headquarters in Scottsdale, Arizona. Reimbursement of such costs aligns with Mr. Theodore’s original offer letter, which contemplated him remaining in Tennessee, avoids payment by the Company of relocation costs, and supports Mr. Theodore’s essential in person interaction with other executive officers and employees.

Executive Stock Ownership Guidelines

The Committee believes that the interests of our executives, including our NEOs, will be more aligned with those of our shareholders, and our NEOs will more effectively pursue strategies that promote our shareholders’ long-term interests, if our executives hold substantial amounts of our stock. All of our executive officers, including our NEOs, are subject to minimum stock ownership guidelines that are administered by the Committee. Under these guidelines, our executive officers must hold shares of Resideo common stock or equivalents equal in value to the following multiples of their current base salary:

CEO	6x Base Salary

Other Executive Officers	3x Base Salary

Our executive officers have five years from the date they become subject to the guidelines to meet the ownership requirement. Shares owned outright, unvested RSU awards and earned performance share awards are counted toward the ownership requirement. Shares may be sold during the accumulation period if satisfactory progress towards meeting the minimum requirement is demonstrated. As of December 31, 2022, all NEOs have met the minimum stock ownership requirement, except Mr. Geldmacher; however, Mr. Geldmacher was in compliance with the requirement as of February 28, 2023.

Incentive Recoupment Policy (“Clawback”)

In the event of a material restatement of our financial results (a “Restatement”), the Board will review all incentive compensation paid to senior executives on the basis of having met or exceeded specific performance targets for performance periods during the Restatement period. To the extent permitted by applicable law, the Board will seek to recoup incentive compensation, in all appropriate cases (taking into account all relevant factors, including whether the assertion of a recoupment claim may prejudice the interests of the Company in any related

49 | 2023 PROXY STATEMENT

proceeding or investigation), paid to, or credited to a deferred compensation account of, any senior executive, if and to the extent that:

(i)	the amount of incentive compensation was calculated based upon the achievement of certain financial results that were subsequently reduced due to a Restatement;

(ii)	the senior executive engaged in misconduct that caused the need for the Restatement; and

(iii)	the amount of incentive compensation that would have been awarded to the senior executive had the financial results been properly reported would have been lower than the amount actually awarded.

We anticipate revising our clawback policy later in 2023 to comply with the new SEC and NYSE clawback rules.

Hedging and Pledging Policy

It is our policy that all of our directors, officers and employees are prohibited from engaging in short sales of Resideo securities and selling or purchasing puts or calls or otherwise trading in or writing options on Resideo securities and using certain financial instruments (including forward sale contracts, equity swaps, collars and exchange funds), holding securities in margin accounts or pledging Resideo securities as collateral, in each case, that are designed to hedge or offset any decrease in the market value of Resideo securities.

Tax Deductibility of Executive Compensation

Section 162(m) of the Internal Revenue Code generally limits the tax deductibility of compensation paid to the CEO and other covered officers to $1 million in any taxable year. Thus, we generally will not be able to take a deduction for any compensation paid to our NEOs in excess of $1 million. While the Committee considers this limitation on tax deductibility, its decisions regarding executive compensation are determined based on the philosophy and factors described above.

Compensation and Human Capital Management Committee Report

The Committee has reviewed and discussed with management the Company’s Compensation Discussion and Analysis included in this Proxy Statement. Based on this review and discussion, the Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement and the Company’s Form 10-K for the year ended December 31, 2022.

This report is provided by the following independent members of the Board, who comprise the Committee:

Sharon Wienbar (Chair)

Nina Richardson

Andrew Teich

Kareem Yusuf

2023 PROXY STATEMENT | 50

Summary Compensation Table

The following table sets forth information concerning the compensation awarded to, earned by or paid to our NEOs during 2022.

Officer Name	Position	Year	Base Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)	Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)(4)	Changes in Pension Values and Non Qual. Deferred Comp Earnings ($)(5)	All Other Compensation ($)(6)	Total Compensation ($)

Jay Geldmacher	President & Chief Executive Officer	2022	1,025,712	—	10,380,918	—	1,164,375	—	4,403	12,575,407
		2021	973,846	—	9,835,196	—	2,370,000	—	924,228	14,103,270
		2020	526,154	2,894,098	774,547	464,589	—	—	38,579	4,697,966

Anthony Trunzo	EVP, Chief Financial Officer	2022	625,684	—	2,815,717	—	473,513	—	46,496	3,961,409
		2021	603,462	—	2,799,719	—	963,800	245	40,956	4,408,182
		2020	326,250	447,775	3,438,060	339,343	—	—	17,749	4,569,177

Robert Aarnes	President, ADI Global Distribution	2022	589,784		2,753,100		579,057	91,869	22,706	4,036,516
		2021	575,000	20,192	2,622,673	—	960,250	40,676	21,515	4,240,306
		2020	487,115	—	2,222,916	524,999	488,000	40,092	19,637	3,782,759

Phillip Theodore	President, Products & Solutions	2022	564,141	—	2,753,100	—	392,783	—	46,352	3,756,377
		2021	530,385	—	2,294,821	1,153,050	869,000	—	19,785	4,867,041

Jeannine Lane	EVP, General Counsel & Corporate Secretary	2022	525,711	—	1,626,863	—	321,000	152,028	24,535	2,650,137
		2021	486,923	18,173	1,180,196	—	632,000	86,503	22,911	2,426,706
		2020	434,327	—	538,314	215,997	351,360	84,107	22,587	1,646,692

(1)

For 2020, Mr. Geldmacher received a sign-on bonus and both Messrs. Geldmacher and Trunzo received guaranteed bonus payouts at target, pro-rated for their period of employment, pursuant to the terms of their offer letters. In addition, Mr. Trunzo received a discretionary bonus payment of $150,000 for his exceptional efforts to complete an equity financing and debt refinancing that strengthened the Company’s balance sheet and provided meaningfully increased financial flexibility. The amount reflected for Mr. Aarnes and Ms. Lane in 2021, represent payments approximately equivalent to salary reductions taken from their pay in the first quarter of 2020 as part of cost cutting initiatives in response to the COVID-19 pandemic. Early in 2021, the Company elected to award these one-time bonuses following a review of the Company’s performance in fiscal year 2020.

(2)

Stock awards granted in 2022 consisted of RSU awards and PSU awards. The amounts reported in this column represent the aggregate grant date fair value of the RSU awards for fiscal years 2022, 2021, and 2020 and of the target level of the PSU awards for fiscal years 2022, 2021, and 2020. We calculated these amounts in accordance with the provisions of FASB ASC Topic 718 utilizing the assumptions discussed in Note 8 of the Notes to the Financial Statements in the Company’s Form 10-K for the year ended December 31, 2022. The fair value of the RSUs is based on the average of the high and low prices for Resideo stock on the grant date. The value of the 2022 PSUs reflects the grant date fair value of the PSUs when granted in February 2022 of $36.11 per share based on the Monte Carlo simulation model assuming volatility of 59.01% and a risk-free interest rate of 1.58%.

The grant date fair value of the 2022 RSUs and the grant date fair value of the 2022 PSUs, if target performance and maximum performance is achieved, are as follows:

		PSUs

Name	RSUs ($)	Target ($)	Maximum ($)

Jay Geldmacher	3,265,659	7,115,259	14,230,518

Anthony Trunzo	1,148,085	1,667,632	3,335,264

Robert Aarnes	1,122,553	1,630,547	3,261,094

Phillip Theodore	1,122,553	1,630,547	3,261,094

Jeannine Lane	663,339	963,523	1,927,046

(3)

The amounts reported in this column represent the aggregate grant date fair value of the option awards for fiscal years 2021 and 2020. We calculated these amounts in accordance with the provisions of FASB ASC Topic 718, utilizing the assumptions discussed in Note 8 of the Notes to the Financial Statements in the Company’s Form 10-K for the year ended December 31, 2022.

51 | 2023 PROXY STATEMENT

(4)

The amounts in this column represent the total 2022, 2021, and 2020 annual incentive payments, as applicable, made to the NEOs as described in more detail above in the “Compensation Discussion & Analysis – Elements of Compensation” section of this Proxy Statement. The amount shown was paid shortly after the end of the respective fiscal year.

(5)	The amounts in this column represent the aggregate change in the present value of each NEO’s accumulated benefit under the Company’s pension plans (as disclosed in the Pension Benefits table below).

(6)

The amounts reported in this column for 2022, 2021, and 2020 include costs for relocation benefits, including the cost of temporary housing, commuting costs, Company contributions under the 401(k) and deferred compensation plan, the imputed value of Company-provided life insurance, and costs for executive healthcare services.

Name	401(k) Company Contributions ($)	Deferred Compensation Plan Company Contributions ($)	All Other ($)(a)

Jay Geldmacher	—	—	4,403

Anthony Trunzo	20,500	23,298	2,698

Robert Aarnes	20,500	—	2,206

Phillip Theodore	20,500	—	25,852

Jeannine Lane	21,350	—	3,185

(a)

Includes costs for executive healthcare services and excess liability insurance premiums paid by the Company. In addition to the reported amounts, Mr. Geldmacher’s spouse was permitted to accompany him when he used a private jet for business travel, for which there was no incremental cost. Included in the amount reported for Mr. Theodore is $23,646 in commuting expenses from his home in Tennessee to the Company headquarters in Arizona, which were reimbursed by the Company during 2022.

Mr. Aarnes’ 2021 All Other Compensation amount has been restated from the prior year’s proxy statement to reflect that relocation reimbursement payments made to him in 2021 were repaid to the Company following his decision not to relocate to Arizona at this time.

2023 PROXY STATEMENT | 52

Grants of Plan-Based Awards — Fiscal Year 2022

The following table summarizes the grants of plan-based awards made to our NEOs during the fiscal year ended December 31, 2022.

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards

Officer Name	Award Type	Grant Date	Threshold ($)(1)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	All Other Stock Awards (#)	Grant Date Fair Value of Stock and Option Awards ($/sh.)
Jay Geldmacher	AIP(2)		776,250	1,552,500	3,105,000	—	—	—	—	—
	RSU(3)	02/09/2022	—	—	—	—	—	—	131,362	3,265,659

	PSU(34	02/09/2022	—	—	—	98,522	197,044	394,088	—	7,115,259
Anthony Trunzo	AIP(12		315,675	631,350	1,262,700	—	—	—	—	—
	RSU(3)	02/09/2022	—	—	—	—	—	—	46,182	1,148,085

	PSU(4)	02/09/2022	—	—	—	23,091	46,182	92,364	—	1,667,632
Robert Aarnes	AIP(2)		297,563	595,125	1,190,250	—	—	—	—	—
	RSU(3)	02/09/2022	—	—	—	—	—	—	45,155	1,122,553

	PSU(4)	02/09/2022	—	—	—	22,577	45,155	90,310	—	1,630,547
Phillip Theodore	AIP(2)		284,625	569,250	1,138,500	—	—	—	—	—
	RSU(3)	02/09/2022	—	—	—	—	—	—	45,155	1,122,553

	PSU(4)	02/09/2022	—	—	—	22,577	45,155	90,310	—	1,630,547
Jeannine Lane	AIP(2)		214,000	428,000	856,000	—	—	—	—	—
	RSU(3)	02/09/2022	—	—	—	—	—	—	26,683	663,339

	PSU(4)	02/09/2022	—	—	—	13,341	26,683	53,366	—	963,523

(1)	Represents the payment received for the minimum level of performance required to earn a payout under the plan for 2022.

(2)	Annual incentive plan (“AIP”) compensation awarded under the Resideo Bonus Plan for the 2022 performance year, which are paid in early 2023.

(3)

Annual RSUs granted under the Resideo 2018 Stock Incentive Plan, which will vest ratably on the first, second and third anniversaries of the grant date. See the Outstanding Equity Awards at 2022 Fiscal Year-End table below for further details on the equity awards listed above. The fair value of the RSUs reflected in the final column is based on the average of the high and low prices for Resideo stock on the grant date.

(4)

PSUs granted under the Resideo 2018 Stock Incentive Plan, which are subject to Resideo’s rTSR ranking against the companies in the S&P 400 Industrials Index for the period from January 1, 2022 through December 31, 2024 and will pay out in February 2025 if earned. The amounts in the Target column represent the number of shares earned at a ranking of the 55th percentile as compared to the companies in the S&P 400 Industrials Index. The amounts in the column labeled Threshold represent the total number of shares that would be earned if Resideo were to achieve a ranking of the 25th percentile. The amounts in the column labeled Maximum represent the total number of shares that would be earned if Resideo were to achieve a ranking of the 75th percentile or above. The fair value reflected in the final column is calculated in accordance with the provisions of FASB ASC Topic 718 as described in footnote 2 to the Summary Compensation Table above.

Certain Terms of Equity Awards

Dividend equivalents may be earned on the RSU and PSU awards, however they will be subject to the same vesting and forfeiture provisions that apply to the underlying award to which they relate. The Company has not paid dividends since becoming an independent public company.

If an award recipient breaches certain non-competition or non-solicitation obligations, the recipient’s unvested units will be forfeited, and certain shares issued in settlement of units that have already vested must be returned to the Company or the recipient must pay the Company the amount of the shares’ fair market value as of the date they were issued.

The impact of a termination of employment or change in control of our Company on option, RSU and PSU awards held by our NEOs is described and quantified in the “Potential Payments Upon Termination or Change in Control” section below.

All stock awards granted to the NEOs shown in the table above were granted under the 2018 Stock Incentive Plan and are governed by and subject to the terms and conditions of the plan and the relevant award agreements.

53 | 2023 PROXY STATEMENT

Outstanding Equity Awards at 2022 Fiscal Year-End

The following table summarizes information regarding outstanding equity awards held by our NEOs as of December 31, 2022.

			Option Awards				Stock Awards

Officer Name	Grant Date	Notes	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Price ($)	Unexercised Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value* of Shares or Units That Have Not Vested ($)
Jay Geldmacher	05/28/2020	(1)	—	237,035	6.63	05/27/2027	—	—
	05/28/2020	(2)	—	—	—	—	46,928	771,966
	02/18/2021	(3)	—	—	—	—	94,697	1,557,766
	05/28/2020	(4)	—	—	—	—	146,650	2,412,393
	02/18/2021	(5)	—	—	—	—	142,045	2,336,640
	02/09/2022	(6)	—	—	—	—	131,362	2,160,905
	02/09/2022	(7)	—	—	—	—	197,044	3,241,374
	Total		—	237,035	—	—	758,726	12,481,043
Anthony Trunzo	06/08/2020	(8)	74,052	37,026	9.86	06/07/2027	—	—
	06/08/2020	(9)	—	—	—	—	8,108	133,377
	06/08/2020	(4)	—	—	—	—	76,017	1,250,480
	06/08/2020	(10)	—	—	—	—	300,000	4,935,000
	02/18/2021	(3)	—	—	—	—	26,957	443,443
	02/18/2021	(5)	—	—	—	—	40,435	665,156
	02/09/2022	(6)	—	—	—	—	46,182	759,694
	02/09/2022	(7)	—	—	—	—	46,182	759,694
	Total		74,052	37,026	—	—	543,881	8,946,842
Robert Aarnes	09/29/2016	(11)	—	—	—	—	3,788	62,313
	02/11/2019	(12)	68,829	—	24.39	02/10/2026	—	—
	02/20/2020	(13)	123,326	61,663	10.27	02/19/2027	—	—
	02/20/2020	(14)	—	—	—	—	11,551	190,014
	12/14/2020	(15)	—	—	—	—	50,000	822,500
	02/18/2021	(3)	—	—	—	—	25,252	415,395
	02/18/2021	(5)	—	—	—	—	37,878	623,093
	02/09/2022	(6)	—	—	—	—	45,155	742,800
	02/09/2022	(7)	—	—	—	—	45,155	742,800
	Total		192,155	61,663	—	—	218,779	3,598,915
Phillip Theodore	06/01/2020	(16)	56,790	28,395	6.97	05/31/2027	—	—
	06/01/2020	(17)	—	—	—	—	5,676	93,370
	02/18/2021	(3)	—	—	—	—	22,095	363,463
	02/18/2021	(5)	—	—	—	—	33,143	545,202
	09/28/2021	(18)	—	150,000	25.48	09/27/2028	—	—
	02/09/2022	(6)	—	—	—	—	45,155	742,800
	02/09/2022	(7)	—	—	—	—	45,155	742,800
	Total		56,790	178,395	—	—	151,224	2,487,635
Jeannine Lane	02/11/2019	(12)	35,398	—	24.39	02/10/2026	—	—
	02/20/2020	(13)	50,739	25,370	10.27	02/19/2027	—	—
	02/20/2020	(14)	—	—	—	—	4,752	78,170
	02/18/2021	(3)	—	—	—	—	11,363	186,921
	02/18/2021	(5)	—	—	—	—	17,045	280,390
	02/09/2022	(6)	—	—	—	—	26,683	438,935
	02/09/2022	(7)	—	—	—	—	26,683	438,935
	Total		86,137	25,370	—	—	86,526	1,423,353

*	Based on the closing stock price for Resideo stock on December 31, 2022 ($16.45).

(1)	These non-qualified stock options will vest in full on May 28, 2023.

(2)	These RSUs will vest in full on May 28, 2023.

2023 PROXY STATEMENT | 54

(3)	Of these remaining RSUs, one-half vested on February 18, 2023 and one-half will vest on February 18, 2024.

(4)

These PSUs reflect 125% of the target awards for Messrs. Geldmacher and Trunzo that were earned based on 2020-2022 performance and that will vest on May 28, 2023 for Mr. Geldmacher and June 8, 2023 for Mr. Trunzo.

(5)

These PSUs were awarded on February 18, 2021 and can be earned after the end of the three-year performance period ending December 31, 2023. The number of PSUs that the NEO will receive is dependent upon the ranking of our rTSR as compared to the TSR of the companies in the S&P 400 Industrials Index. The number of PSUs shown is the target number of shares that can be earned.

(6)	These RSUs will vest in equal installments on February 9, 2023, February 9, 2024, and February 9, 2025.

(7)

These PSUs were awarded on February 9, 2022 and can be earned after the end of the three-year performance period ending on December 31, 2024. The number of PSUs that the NEO will receive is dependent upon the ranking of our rTSR as compared to the TSR of the companies in the S&P 400 Industrials Index. The number of PSUs shown is the target number of shares that can be earned.

(8)	These remaining non-qualified stock options vest in full on June 8, 2023.

(9)	These remaining RSUs will vest in full on June 8, 2023.

(10)	These RSUs will vest in equal installments on June 8, 2023 and June 8, 2024.

(11)

Reflects an equity award issued by Honeywell that was converted to Resideo RSUs on October 29, 2018. The remaining unvested RSUs under this converted Honeywell award will vest in full on September 29, 2023.

(12)	These non-qualified stock options were granted February 11, 2019 and are fully vested.

(13)	The remaining unvested non-qualified stock options under this award vested in full on February 20, 2023.

(14)	The remaining RSUs under this award vested in full on February 20, 2023.

(15)	These RSUs will vest in full on December 14, 2025.

(16)	The remaining unvested non-qualified stock options will vest in full on June 1, 2023.

(17)	The remaining unvested RSUs will vest in full on June 1, 2023.

(18)	These non-qualified stock options will vest in full on September 28, 2024.

Option Exercises and Stock Vested — Fiscal Year 2022

The following table summarizes information regarding stock options exercised by the NEOs during the fiscal year ended December 31, 2022 and RSU and PSU awards that vested during that same period.

	Option Awards		Stock Awards

Officer Name	# of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)(1)	Value Realized on Vesting ($)(2)

Jay Geldmacher	—	—	47,348	1,214,003

Anthony Trunzo	—	—	21,587	539,259

Robert Aarnes	—	—	174,128	3,691,412

Phillip Theodore	—	—	69,939	1,430,222

Jeannine Lane	—	—	83,787	1,806,691

(1)

Represents the total number of RSUs that vested during 2022 and the number of shares that vested pursuant to PSUs for the 2020-2022 performance period, in each case before share withholding for taxes, except Messrs. Geldmacher and Trunzo, who will receive the shares underlying their 2020 performance unit awards on the third anniversary of their hire date in May and June 2023, respectively.

(2)

Represents the total value of RSUs and PSUs at the vesting date calculated as the average of the high and low prices for Resideo stock on the applicable day of vesting multiplied by the total number of RSUs and PSUs that vested. The individual totals may include multiple vesting transactions during the year.

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Pension Benefits

The following table provides summary information and related disclosures provide information regarding benefits under the Resideo Technologies Inc. Pension Plan (“RPP”) and the Resideo Supplemental Pension Plan (“SPP”), a nonqualified plan. The RPP and SPP provide pension benefits only to those employees who previously participated in the Honeywell pension plans prior to the Spin-Off. Accordingly, the only NEOs who participate in the RPP and SPP are Mr. Aarnes and Ms. Lane.

The RPP and SPP benefits depend on the length of each NEO’s employment with the Company and certain predecessor companies. This information is provided in the table below under the column entitled “Number of Years of Credited Service.” A participant’s credited service is generally equal to his or her period of employment with the Company or an affiliate (or, for periods prior to October 29, 2018, Honeywell International Inc. or a Honeywell affiliate), excluding periods of employment when the participant was not eligible to participate in the RPP or a predecessor Honeywell plan. The column in the table below entitled “Present Value of Accumulated Benefits” represents a financial calculation that estimates the cash value today of the full pension benefit that has been earned by each NEO. It is based on various assumptions, including assumptions about how long each NEO will live and future interest rates. Additional details about the pension benefits for each NEO follow the table.

Officer Name	Plan Names	Early Retirement Eligible?	Number of Years of Credited Service (#)	Present Value of Accumulated Benefits ($)	Payments During Last Fiscal Year ($)
Robert Aarnes	Resideo Technologies Inc. Pension Plan (Qualified component)	Yes	10.0	85,959	—
	Resideo Technologies Inc. Supplemental Pension Plan (Non-Qualified component)		10.0	193,383	—

	Total			279,342	—
Jeannine Lane	Resideo Technologies Inc. Pension Plan (Qualified component)	Yes	28.3	487,915	—
	Resideo Technologies Inc. Supplemental Pension Plan (Non-Qualified component)		28.3	671,917	—

	Total			1,159,832	—

Summary Information

•	The RPP is a tax-qualified pension plan in which a significant portion of our U.S. employees participate.

•

The RPP complies with tax requirements applicable to broad-based pension plans, which impose dollar limits on the compensation that can be used to calculate benefits and on the amount of benefits that can be provided. As a result, the pensions that can be paid under the RPP for higher-paid employees represent a much smaller fraction of current income than the pensions that can be paid to less highly paid employees. We make up for this difference, in part, by providing supplemental pensions through the SPP.

Pension Benefit Calculation Formulas

Within the RPP and the SPP, a variety of formulas are used to determine pension benefits. Different benefit formulas apply for different groups of employees for historical reasons (e.g., past acquisitions by a predecessor company) and the differences in the benefit formulas for our NEOs reflect this history.

•

The Retirement Earnings Plan (“REP”) formula is used to determine the amount of pension benefits for each of our NEOs under the RPP and the SPP. Under this formula, benefits are paid as a lump sum equal to (a) 3% or 6% of final average compensation (the average of a participant’s annual compensation for the five calendar years that produces the highest average out of the previous 10 calendar years) multiplied by (b) credited service.

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For each pension benefit calculation formula, compensation includes base pay, short-term incentive compensation, payroll-based rewards and recognition and lump-sum incentives. The amount of compensation taken into account under the RPP is limited by tax rules. The amount of compensation taken into account under the SPP is not. The table below describes which formulas are applicable to our participating NEOs.

NAME/FORMULA	DESCRIPTION OF TOTAL PENSION BENEFITS

Mr. Aarnes REP formula 3%	• Mr. Aarnes’ pension benefits under the RPP and the SPP are determined under the REP formula.

Ms. Lane REP formula 6%	• Ms. Lane’s pension benefits under the RPP and the SPP are determined under the REP formula.

Nonqualified Deferred Compensation

Officer Name	Executive Contributions in 2022 ($)(1)	Registrant Contributions in 2022 ($)(2)	Aggregate Earnings in 2022 ($)(3)	Aggregate Withdrawals and Distributions in 2022 ($)	Aggregate Balance at the End of Fiscal Year 2022 ($)(4)

Anthony Trunzo	24,056	21,121	(6,489)	—	62,808

Jeannine Lane	—	—	(8,164)	—	54,460

(1)

The amounts in this column were contributed by the NEO into his or her account under the deferred compensation plan, which includes amounts reflected in the “Base Salary” column of the Summary Compensation Table.

(2)	The amounts in this column are contributions made to the NEOs account in 2023 for the 2022 calendar year.

(3)	The amounts in this column represent changes in the NEO’s account balance, including dividends and interest, during 2022.

(4)

Of the balance shown, the following amounts were reported in the Summary Compensation Table for 2022: Mr. Trunzo - $45,177; and the following amounts were reported in the Summary Compensation Table for years prior to 2022: in 2021 Mr. Trunzo - $24,120 and Ms. Lane - $62,624; and in 2020 Ms. Lane - $63,769.

All deferred compensation amounts are unfunded and unsecured obligations of the Company and are subject to the same risks as any of the Company’s general obligations.

Resideo Supplemental Savings Plan

The Resideo Supplemental Savings Program (“RSSP”) is a nonqualified deferred compensation plan that allows eligible Resideo employees, including the NEOs, to save additional amounts in excess of what is allowed under the Company’s tax-qualified 401(k) plan due to the annual deferral and compensation limits imposed by the Internal Revenue Code. The RSSP has two components, the Deferred Incentive Program (“DIP”) and the Supplemental Savings Program (“SSP”). Executive officers can elect to defer up to 100% of their annual bonus awards under the DIP component. In addition, executive officers may also participate in the SSP component to defer eligible compensation that cannot be contributed to the Company’s 401(k) savings plan due to IRS limitations. The amounts contributed to the SSP component are eligible for matching contributions not to exceed 100% of the first 7% contributed combined between the SSP and the 401(k) plan. Matching contributions are always vested.

Interest Rate. All funds are invested in the Fidelity U.S. Bond Index Fund, and participant accounts are credited with interest based on the fund’s performance. Matching contributions are also treated as invested in Fidelity U.S. Bond Index Fund.

Distribution. Amounts transferred from the Honeywell Supplemental Savings Plan or Honeywell Deferred Incentive Plan to the RSSP will follow the same distribution options as applied under the Honeywell plan. For deferrals to the RSSP that started in 2019 or later years, payments will commence at the earlier of the participant’s separation from service, death or the in-service distribution date elected by the participant. Amounts will be paid to participants in a lump sum or installment payments, for payments triggered by separation from service or an in-service distribution at the election of the participant. Participant RSSP accounts are distributed in cash only. Participants can make different payment elections under the SSP and the DIP components of the RSSP.

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Compensatory Arrangements with NEOs

We are party to offer letters with our CEO and CFO, the material terms of which are summarized below. The summary below excludes payments and benefits generally available to all executive officers under the terms of the Company’s equity award agreements that are described above. We do not have any individual compensatory arrangements with the other NEOs.

Offer Letter with Jay Geldmacher, President and Chief Executive Officer

The Company entered into an offer letter with Mr. Geldmacher, effective May 28, 2020, in connection with his appointment as President and Chief Executive Officer. Pursuant to the letter agreement, Mr. Geldmacher is eligible to receive an annual base salary of $900,000, subject to annual adjustment. Mr. Geldmacher has a target annual incentive compensation opportunity equal to 150% of his annual base salary, with a maximum opportunity of no less than 200% and, for 2020, the payout was guaranteed at no less than his pro-rated target incentive amount. Also for 2020, Mr. Geldmacher was granted a pro-rated long-term incentive award equal valued at $3,097,000 at target, 10% of which value was granted as time-based restricted stock units, 15% as stock options and 25% as performance-based restricted stock units, all of which will vest on the third anniversary of the grant date, and the remaining 50% was granted as a cash bonus payable following the third anniversary of the grant if Mr. Geldmacher remains employed; provided that Mr. Geldmacher will receive a pro-rated payout of the cash bonus if his employment terminates due to death, disability, termination without cause or resignation for good reason. In the event of a change in control, all of Mr. Geldmacher’s equity awards will vest in full in the event they are not assumed in such change in control or if his employment is terminated without cause or for good reason within 24 months following such change in control.

Mr. Geldmacher received a cash sign-on bonus of $2,000,000 million that was subject to ratable repayment if he resigned other than for good reason or was terminated for cause before completing 24 months of employment. Mr. Geldmacher also was entitled to receive a make-whole payment of up to $90,000 due to the forfeiture of a quarterly bonus opportunity with his prior employer. Mr. Geldmacher will be eligible for the severance benefits provided to the Company’s other executive officers; provided, that Mr. Geldmacher will also be eligible to receive severance benefits in the event he resigns for good reason. Good reason is defined as Mr. Geldmacher not serving as the most senior executive of the Company or reporting directly and exclusively to the Board, assignment to Mr. Geldmacher of duties materially inconsistent with his position, any material diminution of his position, authority, duties or responsibilities, any reduction in annual base salary or target annual incentive opportunity from the amounts in the offer letter, requiring Mr. Geldmacher to be based at any office or location greater than 25 miles away from the Company’s headquarters or any material breach of the offer letter by the Company.

In addition to participating in the Company’s benefits for other employees and executives, Mr. Geldmacher will receive (i) an executive physical benefit valued at up to $5,000 annually, (ii) the right to use a private jet for business and commuting purposes, including a full tax gross-up for any income taxes on such use, (iii) relocation assistance under the Company’s officer level relocation guidelines and reimbursement for temporary housing for up to 12 months and up to $75,000, and (iv) reimbursement of his legal fees related to negotiation and documentation of his employment agreement up to $37,500. In July 2021, in connection with a determination that we would relocate our corporate headquarters, the Compensation Committee approved an amendment to Mr. Geldmacher’s offer letter to increase his temporary housing allowance, in excess of the company’s standard benefits, to $125,000 and to remove the time limitation on such benefits.

Offer Letter with Anthony Trunzo, Executive Vice President, Chief Financial Officer

The Company entered into an offer letter with Mr. Trunzo on May 22, 2020, in connection with Mr. Trunzo’s appointment as Executive Vice President, Chief Financial Officer effective June 8, 2020. Pursuant to the terms of the offer letter, Mr. Trunzo is eligible to receive an annual base salary of $585,000, subject to annual adjustment. Mr. Trunzo has a target annual incentive compensation opportunity equal to 90% of his annual base salary, and for 2020, the payout was guaranteed to be no less than his pro-rated target incentive amount. Also for 2020, Mr. Trunzo was granted a long-term incentive award valued at $1,131,148 at target, 20% of which value was granted as time-based restricted stock units, 30% as stock options and 50% as performance-based restricted stock units, subject to the same customary vesting terms for the Company’s equity awards for other executive officers.

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Mr. Trunzo received a sign-on equity award of 300,000 restricted stock units that will vest as to one-half of such shares on each of the third and fourth anniversaries of the date of grant. Mr. Trunzo will be eligible for the Severance Plan; provided that Mr. Trunzo will also be eligible to receive severance benefits in the event he resigns for good reason. Pursuant to the letter agreement, good reason is defined as assignment to Mr. Trunzo of duties materially inconsistent with his position, any material diminution of his position, authority, duties or responsibilities, any reduction in annual base salary or target annual incentive opportunity from the amounts in the offer letter or any material breach of the offer letter by the Company. In addition to participating in the Company’s benefits for other employees and executives, Mr. Trunzo was entitled to reimbursement of his legal fees related to negotiation and documentation of his offer letter up to $10,000.

Potential Payments Upon Termination or Change in Control

Overview

This section describes the benefits payable to our NEOs in two circumstances:

•	Termination of employment

•	Change in Control (“CIC”)

Officer Severance Plan

These benefits are determined primarily under our Resideo Technologies, Inc. Severance Plan for Designated Officers (the “Severance Plan”), which our Committee approved in November 2018 and has been periodically reviewed and benchmarked against severance practices of companies in our approved compensation peer group. The Committee strongly believes that our severance benefits are generally in line with current market practices and are particularly important as we do not maintain employment agreements with our NEOs. Benefits provided under the Severance Plan are conditioned on the executive executing a full release of claims and compliance with certain non-competition and non-solicitation covenants in favor of the Company. The right to continued severance benefits under the plan ceases in the event of a violation of such covenants. In addition, we have the right to recover certain severance benefits already paid to any executive who violates such restrictive covenants.

In addition to the Severance Plan, several of our other benefits plans, such as our Annual Incentive Compensation Plan, also have provisions that impact these benefits. These benefits ensure that our executives are motivated primarily by the needs of the businesses for which they are responsible, rather than circumstances that are outside the ordinary course of business, i.e., circumstances that might lead to the termination of an executive’s employment or that might lead to a CIC of the Company. Generally, this is achieved by assuring our NEOs that they will receive a level of continued compensation if their employment is adversely affected in these circumstances, subject to certain conditions. We believe that these benefits help ensure that affected executives act in the best interests of our shareholders, even if such actions are otherwise contrary to their personal interests. This is critical because these are circumstances in which the actions of our NEOs may have a material impact upon our shareholders. Accordingly, we set the level and terms of these benefits in a way that we believe is necessary to obtain the desired results. The level of benefit and the rights to benefits are determined by the type of termination event, as described below.

In the case of a CIC, severance benefits under the Severance Plan are payable only in the event that both parts of the “double trigger” are satisfied. That is, (i) there must be a CIC of our Company, and (ii)(A) the NEO must be involuntarily terminated other than for cause, or (B) the NEO must initiate the termination of his own employment for good reason. Similarly, our 2018 Stock Incentive Plan does not offer single-trigger vesting of equity awards that are assumed or replaced by an acquirer upon a CIC.

Equity Awards

Death and Disability – In the case of a recipient’s death or disability, vesting of options and RSUs accelerates in full and a pro rata portion of the PSUs will vest and settle if, and to the extent of, Resideo’s actual achievement of the performance measures during the performance period. The options remain exercisable until the earlier of three years after termination or the original expiration date.

59 | 2023 PROXY STATEMENT

Involuntary Termination Without Cause – If an executive officer is subject to an involuntary termination without cause by Resideo, a pro rata portion of his or her options and RSUs will vest immediately upon termination, and a pro rata portion of the PSUs will vest and settle if, and to the extent of, Resideo’s actual achievement of the performance measures during the performance period. The options will remain exercisable until the earlier of one year after termination or the original expiration date.

Voluntary Resignation – If a recipient resigns voluntarily from the Company (other than as a Retirement as described below), he or she will forfeit any unvested options, RSUs and PSUs, and will have 30 days to exercise any then-vested options.

Retirement – Equity awards generally provide that an award recipient is retirement eligible if he or she is age 55 years or older, has at least 10 years of service to Resideo and also has provided Resideo with at least 6 months’ prior notice that he or she is considering retirement. If an NEO is retirement eligible, his or her employment with Resideo ends as a result of retirement and he or she accepts certain post-employment conditions, RSU awards and options will continue to vest in accordance with the original vesting schedule (and options shall remain exercisable until the earlier of their original expiration date and three (3) years after retirement) and the PSU awards will vest on a pro-rata basis, based on actual performance as measured at the end of the performance period.

“Double Trigger” Change in Control – In the event of an involuntary termination or termination for good reason within 24 months of a CIC, all unvested options and RSUs will vest in full. In 2022, the Committee approved a change in terms for both outstanding and new PSUs to provide that in the event of an involuntary termination or termination for good reason within 24 months of a CIC, the PSUs will vest in full (i) if the CIC occurs after the end of the performance period, based on actual results and (ii) if the CIC occurs during the performance period, based on target. If the surviving entity in the CIC does not continue, assume, or replace the awards, the options and RSU awards will vest in full immediately, and assuming the performance period has not been completed, the PSU awards will vest in full based on target performance.

Pension and Non-Qualified Deferred Compensation

Pension and non-qualified deferred compensation benefits, which are described elsewhere in this Proxy Statement, are not included in the table below in accordance with the applicable proxy statement disclosure requirements, even though they may become payable at the times specified in the table. If an executive who participates in the RSSP terminates employment with Resideo, the balance of that executive’s SSP or DIP account will be paid to the executive in June of the year following his or her termination. Similarly, if an executive who is a participant in the RPP or the SPP described above terminates employment, the executive’s balance in the pension plan will be paid to the executive 105 days after his or her termination date.

The following table summarizes estimated payments and benefits to which our NEOs would be entitled upon the hypothetical occurrence of various termination scenarios or a CIC. The information in the table below is based on the assumption, in each case, that the termination of employment occurred on December 31, 2022. None of these termination benefits are payable to NEOs who voluntarily resign (other than voluntary resignations for good reason as specified or certain qualifying retirements) or whose employment is terminated by us for cause.

2023 PROXY STATEMENT | 60

Payments and Benefits	Named Executive Officer	Termination by the Company Without Cause ($)(A)	Death ($)	Disability ($)	Change-in-Control– No Termination of Employment ($)	Change-in-Control– Termination of Employment by Company, Without Cause, by NEO for Good Reason ($)

Cash Severance(1) (Base Salary)	Jay Geldmacher	2,070,000	—	—	—	2,070,000
	Anthony Trunzo	947,025	—	—	—	1,262,700

	Robert Aarnes	892,688	—	—	—	1,190,250

	Phillip Theodore	853,875	—	—	—	1,138,500

	Jeannine Lane	802,500	—	—	—	1,070,000

Annual Incentive Compensation(2)(3) –Year of Termination	Jay Geldmacher	—	—	—	—	3,105,000
	Anthony Trunzo	—	—	—	—	1,262,700
	Robert Aarnes	—	—	—	—	1,190,250

	Phillip Theodore	—	—	—	—	1,138,500

	Jeannine Lane	—	—	—	—	856,000

Outstanding Equity Awards(4)	Jay Geldmacher	—	14,326,248	14,326,248	—	14,326,248
	Anthony Trunzo	—	9,428,757	9,428,757	—	9,428,757

	Robert Aarnes	—	6,167,259	6,167,259	—	6,167,259

	Phillip Theodore	—	3,659,209	3,659,209	—	3,659,209

	Jeannine Lane	—	2,480,034	2,480,034	—	2,480,034

Benefits(5)	Jay Geldmacher	13,658	—	—	—	13,658

	Anthony Trunzo	20,298	—	—	—	27,063

	Robert Aarnes	20,298	—	—	—	27,063

	Phillip Theodore	18,110	—	—	—	24,147

	Jeannine Lane	12,060	—	—	—	16,080

Total	Jay Geldmacher	2,083,658	14,326,248	14,326,248	—	19,514,906

	Anthony Trunzo	967,323	9,428,757	9,428,757	—	11,981,221

	Robert Aarnes	912,985	6,167,259	6,167,259	—	8,574,323

	Phillip Theodore	871,985	3,659,209	3,659,209	—	5,960,357

	Jeannine Lane	814,560	2,480,034	2,480,034	—	4,422,114

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The amounts reflected in the first column related to involuntary termination unrelated to a CIC, as well as the final two columns specific to circumstances following a CIC, are based on the provisions of the Severance Plan, and the provisions of the 2018 Stock Incentive Plan.

(A)

Pursuant to their offer letters, Messrs. Geldmacher and Trunzo are also entitled to receive the same severance benefits set forth here for termination by the Company without cause if they terminate their employment for good reason as defined in their offer letters. See “Compensatory Arrangements with NEOs” above for additional information.

(1)

Severance amounts in the event of involuntary termination not related to a CIC represent a cash payment equal to 24 months of annual base salary for Mr. Geldmacher and 18 months of annual base salary for the other NEOs. Severance amounts related to an involuntary termination or termination for good reason related to a CIC represent a cash payment equal to 24 months of annual base salary as well as two times the NEO’s target annual incentive compensation.

(2)

No severance amounts for the year of termination are reported for an involuntary termination without cause unrelated to a CIC; however, in the limited circumstance such termination occurs in connection with a reduction-in-force between December 31, 2022 and the payment date, the NEO would be entitled to receive the payout if the NEO signs a release.

(3)

In addition to the amounts reflected in the final column, if an NEO is terminated without cause in situations following a CIC, the NEO will also be entitled to a pro-rated Annual Incentive Award for the period of employment during the year of termination.

(4)

Amounts represent the intrinsic value of RSUs and PSUs as of December 31, 2022 for which the vesting would be accelerated pursuant to the award terms described above. The value included for RSUs and PSUs is the product of the number of units for which vesting would be accelerated and $16.45, the closing price of Resideo common stock on December 31, 2022.

(5)

The amounts reflected represent the Company’s cost for continuation of benefits, such as medical, dental, vision and life insurance, for the Salary Continuation Period as defined under the Severance Plan.

CEO Pay Ratio

As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of Regulation S-K, we are providing the following information about the relationship of the annual total compensation of the individual identified as our median paid employee and the annual total compensation of Mr. Jay Geldmacher, our President and Chief Executive Officer (the CEO).

For 2022, our last completed fiscal year:

•	the annual total compensation of our median employee was $40,190; and

•	the annual total compensation of our CEO as reported in the Summary Compensation Table of this proxy statement on page 51 was $12,575,407.

Based on this information, for 2022, the ratio of the annual total annualized compensation of Mr. Geldmacher, our CEO, to the annual total compensation of the median employee was estimated to be 313 to 1. This pay ratio is a reasonable estimate calculated in a manner consistent with SEC rules based on our payroll and employment records and the methodology described below.

To identify our median employee for 2022, we considered our global population as of October 1, 2022 (the “Measurement Date”). As of the Measurement Date, our total global employee population (excluding our CEO) consisted of approximately 13,388 individuals.

Total U.S. Employees	3,750
Total Non-U.S. Employees	11,647	(no exemptions utilized)
Total Global Workforce	15,397

To identify the “median employee” from our total global employee population (excluding our CEO), we aggregated annual total base salary and actual incentive awards paid during 2022, including bonuses and commissions. We also annualized the compensation of all newly hired permanent employees who were employed on the measurement date, for the 12-month period ending December 31, 2022, as permitted under SEC rules. All non-U.S. pay components were converted to U.S. dollars using the same currency exchange rates in effect in our financial records at October 1, 2022.

Once we identified the median employee, we determined the median employee’s total compensation by applying the same rules required to report NEO compensation on the Summary Compensation Table.

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The SEC rules for identifying the median compensated employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their compensation practices. As such, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies may have different employment and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.

63 | 2023 PROXY STATEMENT

Pay Versus Performance
Under the rules of the Dodd-Frank Wall Street Reform and Consumer Protection Act, we are providing the information below to illustrate the relationship between the SEC-defined compensation
actually paid (“CAP”) and various measures used to gauge the Company’s financial performance in conformance with Item 402(v) of
Regulation S-K. CAP
is calculated in accordance with Item 402(v) of
Regulation S-K and
differs from compensation shown in the Summary Compensation Table on page 51 and CEO and other NEO performance year compensation tables shown on pages 45 and 46, respectively. See below for a reconciliation of the total compensation shown in the Summary Compensation Table to CAP.
Resideo’s Compensation and Human Capital Management Committee makes executive compensation decisions independent of SEC disclosure requirements and reviews a variety of Company-wide and individual factors to link executive compensation actually paid with Company and executive performance. See “Compensation Discussion and Analysis” above for a discussion of our decision-making process.
Pay vs Performance Table

Pay vs. Performance Disclosures (1)

Year	Summary Compensation Table Total for First CEO	Summary Compensation Table Total for Second CEO (2)(3)	Compensation Actually Paid to First CEO	Compensation Actually Paid to Second CEO (2)(3)	Average Summary Compensation Table Total for Non-CEO NEOs	Average Compensation Actually Paid for Non-CEO NEOs (2)(3)	Value of Fixed $100 Investment Based On:		Net Income	Operating Income Margin (6)
							Total Shareholder Return (4)	S&P 400 Industrials Total Shareholder Return (5)

2022	—	$12,575,407	—	($3,523,691)	$3,610,970	($1,990,076)	$138	$132	$288,000,000	10.48%

2021	—	$14,103,270	—	$16,023,137	$3,977,809	$5,726,287	$218	$150	$242,000,000	9.84%

2020	$3,906,587	$4,697,966	$3,659,863	$12,432,207	$3,191,673	$6,198,341	$178	$116	$37,000,000	9.70%

(1)
Resideo’s first chief executive officer for fiscal 2020 was Michael Nefkens. Resideo’s second chief executive officer for fiscal 2020 through fiscal 2022 was Jay Geldmacher. Resideo’s other, non-CEO,
NEOs for fiscal 2020 were Anthony Trunzo, Stephen Kelly, Robert Aarnes, Jeannine Lane, Robert Ryder, Michael Flink, and Sachin Sankpal. Resideo’s other, non-CEO,
NEOs for fiscal 2021 were Anthony Trunzo, Phillip Theodore, Robert Aarnes, and Travis Merrill. Resideo’s other, non-CEO,
NEOs for fiscal 2022 were Anthony Trunzo, Phillip Theodore, Robert Aarnes, and Jeannine Lane.

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(2)	The table below reconciles Total Compensation from the Summary Compensation Table to Compensation Actually Paid to our CEOs and Non-CEO NEOs:

Compensation Actually Paid Calculation Detail

	Year				Year

Compensation Element	2020 (CEO 1)	2020 (CEO 2)	2021 (CEO 2)	2022 (CEO 2)	2020 (Avg. Non-CEO NEO)	2021 (Avg. Non-CEO NEO)	2022 (Avg. Non-CEO NEO)

SCT Reported Total Compensation	$3,906,587	$4,697,966	$14,103,270	$12,575,407	$3,191,673	$3,977,809	$3,610,970

(i) Aggregate SCT Reported Equity Compensation (-)	$1,457,118	$1,239,136	$9,835,196	$10,380,918	$1,936,436	$2,545,400	$2,487,195

(ii) Year-End Fair Value of Awards Granted During the FY & Outstanding (+)	$0	$8,973,377	$9,113,607	$4,882,083	$4,377,565	$2,532,161	$1,032,562

(iii) Year-Over-Year Change in Fair Value of Awards Granted During Prior FY & Outstanding (+)	$1,278,792	$0	$2,641,456	($10,576,589)	$509,173	$1,403,284	($3,989,716)

(iv) Vesting Date Fair Value of Awards Granted & Vested During the Covered FY (+)	$200,650	$0	$0	$0	$127,315	$0	$0

(v) Year-Over-Year Change in Fair Value of Awards Granted During Prior FY & Vesting During Covered FY (+)	($269,048)	$0	$0	($23,674)	($40,027)	$360,900	($114,859)

(vi) Prior FYE Value of Awards Determined to Fail to Meet Vesting Conditions During Covered FY (-)	$0	$0	$0	$0	$0	$0	$0

(vii) Year-Over-Year Change in Deferred Benefits and Pension Value (-)	$0	$0	$0	$0	$48,456	$10,169	$60,974

(viii) Current Year Pension Service Costs (+)	$0	$0	$0	$0	$17,535	$7,701	$19,136

Compensation Actually Paid Determination	$3,659,863	$12,432,207	$16,023,137	($3,523,691)	$6,198,341	$5,726,287	($1,990,076)

(3)	Equity compensation fair value calculated based on assumptions determined in accordance with FASB ASC Topic 718.

(4)	Total shareholder return calculated based on an assumed $100 investment as of December 31, 2019.

(5)	S&P 400 Industrials index total shareholder return calculated based on an assumed $100 investment as of December 31, 2019.

(6)
Calculation of Operating Income Margin, as adjusted for incentive compensation purposes, is described under “Compensation Discussion and Analysis — Elements of Compensation — 2022 Annual Incentive Plan” above.

65 | 2023 PROXY STATEMENT

Pay vs Performance Narrative Disclosure
The following graphs provide a description of the relationships between Resideo’s total shareholder return relative to peer comparator index, as well as compensation actually paid relative to Resideo’s total shareholder return, net income, and operating income percentage over the last three completed fiscal years.

2023 PROXY STATEMENT | 66

Performance Metrics to Link Executive Compensation Actually Paid with Company Performance
Provided below are the most important financial measures used to link compensation actually paid with Resideo performance during the most recently completed fiscal year:

Operating Income Margin*

Net Revenue*

Cash Flow from Operations*

Relative Total Shareholder Return

*	As used in our incentive plans for fiscal 2022, each measure was adjusted as described above under “Compensation Discussion and Analysis — Elements of Compensation — 2022 Annual Incentive Plan.
See the “Compensation Discussion and Analysis” above and published in Resideo’s historical proxy statements for additional detail on executive compensation actions.

67 | 2023 PROXY STATEMENT

Equity Compensation Plan Information

As of December 31, 2022, information about equity compensation plans is as follows:

Plan Category	Number of Shares to be Issued Upon Exercises of Outstanding Options, Warrants and Rights (a)		Weighted- Average Exercise Price of Outstanding Options, Warrants and Rights (b)($)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (c)

Equity compensation plans approved by security holders	6,450,991	(1)	15.25	6,967,067	(2)

Equity compensation Plans not approved by security holders	—		—	—

Total	6,450,991		15.25	6,967,067

Equity compensation plans approved by shareholders in the table above include the 2018 Stock Incentive Plan for Resideo Technologies, Inc. and its Affiliates as well as the 2018 Stock Plan For Non-Employee Directors of Resideo Technologies, Inc., the Resideo Employee Stock Purchase Plan, and the Resideo Technologies UK ShareBuilder Plan.

(1)	Includes 1,317,649 shares underlying stock options, 3,410,962 shares underlying RSUs and 1,722,380 shares underlying PSUs (assuming target).

(2)

Includes 3,594,619 shares available for future issuance under the Resideo Technologies, Inc. 2018 Stock Incentive Plan, 2,583,329 shares available for future issuance under the Resideo Technologies, Inc. Employee Stock Purchase Plan, 611,163 shares available for future issuance under the 2018 Stock Plan for Non-Employee Directors of Resideo Technologies, Inc., and 177,956 shares available for future issuance under the Resideo Technologies UK ShareBuilder Plan.

2023 PROXY STATEMENT | 68

Proposal 3:

Ratification of the Appointment of Independent Registered Public Accounting Firm

Under its written charter, the Audit Committee of the Board has sole authority and is directly responsible for the appointment, compensation, retention, oversight, evaluation and termination of the independent registered public accounting firm retained to audit the Company’s financial statements.

The Audit Committee evaluated the qualifications, performance and independence of the Company’s independent auditors and based on its evaluation, has appointed Deloitte & Touche LLP (“Deloitte”) as the Company’s independent registered public accounting firm for 2023. Deloitte served as the independent auditor of Resideo during 2022. The Audit Committee and the Board believe that the retention of Deloitte to serve as the Company’s independent registered public accounting firm is in the best interests of the Company and its shareholders.

The Audit Committee is responsible for the approval of the engagement fees and terms associated with the retention of Deloitte. In addition to assuring the regular rotation of the lead audit partner as required by law, the Audit Committee will be involved in the selection and evaluation of the lead audit partner and considers whether, in order to assure continuing auditor independence, there should be a regular rotation of the independent registered public accounting firm.

Although the By-Laws do not require that we seek shareholder ratification of the appointment of Deloitte as our independent registered public accounting firm, we are doing so as a matter of good corporate governance. If the shareholders do not ratify the appointment, the Audit Committee will reconsider whether to retain Deloitte.

Representatives of Deloitte are expected to be present at the annual meeting, will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions by shareholders.

The Board of Directors unanimously recommends a vote “FOR” Proposal 3, to ratify the appointment of Deloitte & Touche LLP as the Company’s

independent registered public accounting firm for 2023.

Report of the Audit Committee

The Audit Committee consists of the three directors named below. Each member of the Audit Committee is an independent director as defined by applicable SEC and NYSE listing standards. In addition, the Board has determined that Mr. Lazar and Mr. Deninger are “audit committee financial experts” as defined by applicable SEC rules and satisfy the “accounting or related financial management expertise” criteria established by the NYSE.

In accordance with its written charter, the Audit Committee of the Board is responsible for assisting the Board to fulfill its oversight of:

•	the integrity of the Company’s financial statements and internal controls;

•	the Company’s compliance with legal and regulatory requirements;

•	the independent auditors’ qualifications and independence; and

•	the performance of the Company’s internal audit function and independent auditors.

69 | 2023 PROXY STATEMENT

It is the responsibility of Resideo’s management to prepare the Company’s financial statements and to develop and maintain adequate systems of internal accounting and financial controls. The Company’s internal auditors are responsible for conducting internal audits intended to evaluate the adequacy and effectiveness of the Company’s financial and operating internal control systems.

Deloitte, the Company’s independent registered public accounting firm for 2023 (the “independent auditor”), is responsible for performing an independent audit of the Company’s consolidated financial statements, issuing an opinion on the conformity of those audited financial statements with accounting principles generally accepted in the United States of America (“GAAP”), and evaluating the Company’s assessment of internal controls over financial reporting. The independent auditor also reviews the Company’s interim financial statements in accordance with applicable auditing standards.

In evaluating the independence of Deloitte, the Audit Committee has (i) received the written disclosures and the letter from Deloitte required by applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) regarding the audit firm’s communications with the Audit Committee concerning independence, (ii) discussed with Deloitte the firm’s independence from the Company and management and (iii) considered whether Deloitte’s provision of non-audit services to the Company is compatible with the auditors’ independence. In addition, the Audit Committee assures that the lead audit partner is rotated at least every five years in accordance with SEC and PCAOB requirements, and considered whether there should be a regular rotation of the audit firm itself in order to assure the continuing independence of the outside auditors. The Audit Committee has concluded that Deloitte is independent from the Company and its management.

The Audit Committee has reviewed with the independent auditor and the Company’s internal auditors the overall scope and specific plans for their respective audits, and the Audit Committee is monitoring the progress of both in assessing the Company’s preparedness for future compliance with Section 404 of the Sarbanes-Oxley Act.

At every regular meeting, the Audit Committee meets separately, and without management present, with the independent auditor and the Company’s Internal Audit leader to review the results of their examinations, their evaluations of the Company’s internal controls and the overall quality of the Company’s accounting and financial reporting. The Audit Committee also meets separately at its regular meetings with the Chief Financial Officer.

The Audit Committee has met and discussed with management and the independent auditor the fair and complete presentation of the Company’s financial statements. The Audit Committee has also discussed and reviewed with the independent auditor all matters required to be discussed by applicable requirements of the PCAOB and the SEC. The Audit Committee has discussed significant accounting policies applied in the financial statements, as well as any alternative treatments. Management has represented that the consolidated financial statements have been prepared in accordance with GAAP, and the Audit Committee has reviewed and discussed the audited consolidated financial statements with both management and the independent auditor.

Relying on the foregoing reviews and discussions, the Audit Committee recommended to the Board, and the Board approved, inclusion of the audited consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022, for filing with the SEC. In addition, the Audit Committee has approved, subject to shareholder ratification, the selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for 2023.

The Audit Committee

Jack Lazar (Chair)

Paul Deninger

Brian Kushner

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Audit Committee Pre-Approval Policy

The Audit Committee has adopted policies and procedures for pre-approval of audit, audit-related, tax and other services, and for pre-approval of related fee estimates or fee arrangements. These procedures require that the terms and fees for the annual audit service engagement be approved by the Audit Committee. The Audit Committee is required to pre-approve the audit and non-audit services performed by the independent auditor in order to assure that the provision of such services does not impair the auditor’s independence. Unless a type of service to be provided by the independent auditor has received general pre-approval under this policy, it will require specific pre-approval by the Audit Committee before the service is provided. In the event the invoice in respect of any covered service that is the subject of general pre-approval is materially in excess of the estimated amount or range, the Audit Committee must approve such excess amount prior to payment of the invoice. Predictable and recurring covered services and their related fee estimates or fee arrangements may be considered for general pre-approval by the full Audit Committee on an annual basis at or about the start of each fiscal year. Specific pre-approval of such services that have not received general pre-approval may be given or effective up to one year prior to commencement of the services. Under the policy, the Audit Committee has delegated to the Chair the authority to pre-approve audit-related and non-audit services and associated fees, that are not otherwise prohibited by law, to be performed by the Company’s independent registered public accounting firm in an amount of up to $100,000 for any one service; the Chair is required to report any pre-approval decisions to the Audit Committee at its next scheduled meeting. All services set forth in the following table below were approved by the Audit Committee before being rendered.

Audit and Non-Audit Fees

The following table shows fees for professional services rendered by Deloitte for the years ended December 31, 2022 and 2021.

	2022 ($)	2021 ($)	Description of Services

Audit Fees	5,961,000	5,197,908	Fees pertaining to the audit of the Company’s annual consolidated financial statements, audits of statutory financial statements of our subsidiaries and fees pertaining to the review of SEC filings.

Audit-Related Fees	0	0

Tax Fees	58,044	0	Fees pertaining to international tax compliance and global trade advisory services.

All Other Fees	2,058	1,895

Total	6,021,102	5,199,803

71 | 2023 PROXY STATEMENT

Proposal 4:

Approval of the Amended and Restated 2018 Stock Incentive Plan of Resideo Technologies, Inc. and its Affiliates

Introduction

On April 12, 2023, the Board of Directors, at the recommendation of the Compensation and Human Capital Management Committee (referred to as the “Committee” in this Proposal 4), approved the further amendment and restatement of the Amended and Restated 2018 Stock Incentive Plan of Resideo Technologies, Inc. and its Affiliates (the “Plan”), subject to approval by our shareholders at the Annual Meeting. If approved by our shareholders, the amendment and restatement of the Plan will become effective on the date that it is approved by shareholders.

Shareholder Approval and Board of Directors Recommendation

Shareholder approval of the amendment and restatement of the Plan is being sought in order to, among other things, satisfy the shareholder approval requirements of the NYSE of certain of the amendments to the Plan, including the increase in the number of shares of our common stock available for issuance under the Plan by 3,500,000 and the extension of the term of the Plan to the date that is 10 years after shareholder approval of the amendment and restatement of the Plan, and obtain shareholder approval of the number of shares that may be subject to incentive stock options under Internal Revenue Code (“Code”) Section 422. The Plan, as proposed to be amended and restated, is referred to as the “Restated Plan.”

The Board of Directors recommends that our shareholders vote in favor of the Restated Plan because equity compensation is a critical component of our compensation program, designed to align the interests of our employees and other service providers with those of our shareholders, and will provide us with a share reserve that will enable us to continue to provide a competitive mix of compensation to our key employees. The Restated Plan also includes a number of features that we believe are consistent with the interests of our shareholders and sound corporate governance practices.

Features of the Restated Plan

In addition to increasing the shares available for issuance of awards and extending the term of the Plan, the Restated Plan incorporates certain other changes and updates, including the following:

•	Minimum vesting period for all awards. The Restated Plan imposes a minimum vesting or performance period of one year, subject only to limited exceptions.

•

No payment of dividends or dividend equivalents on unearned awards. While we do not currently pay dividends on our common stock, the Restated Plan prohibits the payment of dividends or dividend equivalents in connection with an award until it vests.

The Restated Plan continues to include a number of provisions that we believe are consistent with the interests of our shareholders and sound corporate governance practices, including the following:

•	No evergreen. The Restated Plan does not have an evergreen or similar provision, which provides for an automatic replenishment of shares available for grant.

•

No liberal share recycling. We may not add back to the Restated Plan’s share reserve shares that are tendered or withheld to pay the exercise price of an option award or to satisfy a tax withholding obligation in connection with any awards, shares that we repurchase using option exercise proceeds and shares subject to a SAR award that are not issued in connection with the stock settlement of that award upon its exercise.

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•

No liberal definition of “change in control.” No change in control would be triggered by shareholder approval of a business combination transaction, the announcement or commencement of a tender offer or any Board assessment that a change in control may be imminent.

•	No automatic accelerated vesting of equity awards upon a change in control.

•

No repricing of underwater options or stock appreciation rights without shareholder approval. The Restated Plan prohibits, without shareholder approval, actions to reprice, replace, or repurchase options or stock appreciation rights (“SARs”).

•

Clawback. The Restated Plan provides that all awards are subject to any clawback or recoupment policies in effect from time to time. The Company has a clawback policy providing for recovery of excess incentive compensation paid to senior executives in the event of a material restatement of our financial results involving misconduct by the senior executives, and we expect to amend our policy in 2023 to align with the final SEC and NYSE clawback rules.

Basis for the Requested Share Reserve Increase

In determining the number of additional shares to request for authorization for issuance under the Restated Plan, the Board and the Committee considered a number of factors, as set forth below. This proposal represents the first time the Company is requesting approval of additional shares under the Plan since the Spin-Off in 2018.

As of March 1, 2023, there were 147,081,170 shares of our common stock issued and outstanding. The closing sale price of a share of our common stock on the NYSE was $18.81. The following table summarizes information regarding awards outstanding and shares of our common stock remaining available for grant under the Plan as of March 1, 2023:

Stock Options Outstanding	1,259,305

Weighted Average Exercise Price of Stock Options Outstanding	$14.82

Weighted Average Remaining Term of Stock Options Outstanding	3.88 years

Full Value Awards Outstanding:

Restricted Stock Units (“RSUs”)	4,017,781

Performance-based Restricted Stock Units (“PSUs”), at target	1,824,405

Shares Available for Grant under the Plan	1,577,981

In addition to the Plan, we issue awards to our non-employee directors under the 2018 Stock Plan for Non-Employee Directors of Resideo Technologies, Inc. We also offer certain of our employees in the U.K. the ability to purchase shares under our Resideo Technologies UK Sharebuilder Plan, which is a qualified U.K. share scheme. As of March 1, 2023, the following awards were outstanding, and the following number of shares were available for future awards, under each of these plans:

Plan	Shares subject to outstanding awards	Shares available for future awards

2018 Stock Plan for Non-Employee Directors	141,709	605,495

Resideo Technologies UK Sharebuilder Plan	0	175,477

Historical equity granting practices. Our three-year average annual equity grant rate, or “burn rate,” for the 2020-2022 period was 1.64 percent, calculated on the basis utilized by a leading proxy advisory firm.

73 | 2023 PROXY STATEMENT

Fiscal Year	Stock Options Granted	Time-based RSU Awards Granted(1)	PSU Awards Earned/Vested	Weighted-Average Shares Outstanding

2022	0	1,799,632	155,803	146,000,000

2021	150,000	1,142,310	0	144,000,000

2020	1,083,665	2,262,676	0	125,000,000

(1)

During 2020, we made a number of changes in the executive leadership team that involved the grant of additional awards beyond the typical annual share usage. In addition, year-over-year variances are often caused by stock price fluctuations.

Some shareholders view the burn rate as a helpful measure to compare the rates at which peer companies have granted equity. The more equity that a company grants in relation to the total number of its shares of common stock outstanding, the higher that company’s burn rate will be. Over the past three years, our average burn rate has been 1.64 percent, which is below the industry benchmark used by a leading proxy advisory firm.

Expected duration of available shares. We expect to continue making equity awards consistent with our practices over the past three years, and to maintain an average annual burn rate over the next three years in line with our average for the 2020-2022 period. On that basis, we expect that shares currently remaining available for awards under the Plan will likely be insufficient to continue making awards beyond 2023, but that the shares of common stock available for future awards if the Restated Plan is approved would be sufficient for equity award grants for approximately one additional year.

Expected dilution. As of March 1, 2023, our estimated existing voting power dilution attributable to shares subject to outstanding awards under the Plan was 4.8%. We define existing voting power dilution as the sum of the total number of shares available for future grants under the Plan, divided by the fully diluted number of our common shares outstanding. Our projected voting power dilution as of that same date would be 3.4%, based on including the 3,500,000 additional share reserve under the Restated Plan in the formula.

Expectations regarding future share usage under the Restated Plan are naturally based on a number of assumptions regarding factors such as future growth in the population of eligible participants, the rate of future compensation increases, the rate at which shares are returned to the Restated Plan reserve through forfeitures, cancellations and the like, the level at which performance-based awards pay out, and our future stock price performance. While the Committee believes that the assumptions utilized are reasonable, future share usage will differ from current expectations to the extent that actual events differ from the assumptions utilized.

Description of the Restated Plan

The major features of the Restated Plan are summarized below. The summary is qualified in its entirety by reference to the full text of the Restated Plan, which is attached to this Proxy Statement as Appendix A.

Eligible Participants. Employees and other individuals providing services to the Company as an independent contractor or consultant who are not employees or non-employee directors of the Company are eligible to receive awards under the Restated Plan. As of March 1, 2023, there were 14,898 employees and an indeterminate number of independent contractors and consultants who would be eligible to receive awards under the Restated Plan.

Administration. The Restated Plan will be administered by the Committee. To the extent consistent with applicable law, the Committee may delegate its duties, power and authority under the Restated Plan to any one or more subcommittees of the Committee or the Chief Executive Officer or other person with respect to awards to persons other than officers subject to Section 16 of the Securities Exchange Act of 1934, as amended.

The Committee has the authority to, among other things, select the persons to whom awards will be granted, determine the form, number of shares covered by and other terms and conditions of each award. The Committee has the authority to interpret the Restated Plan and may waive or amend the terms of an award, except for any repricing as described below. The Committee has the authority to interpret the Restated Plan and establish rules for the administration of the Restated Plan.

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Except in connection with equity restructurings and other situations in which share adjustments are specifically authorized, the Restated Plan prohibits the Committee from repricing any outstanding option or SAR awards without the prior approval of our shareholders. For these purposes, a “repricing” includes decreasing the exercise price of an option or SAR after the date of grant, cancelling an outstanding option or SAR and granting replacement options or SARs having a lower exercise price or purchasing underwater stock options or SARs for cash or replacement awards.

Available Shares and Limitations on Awards. A maximum of 18,500,000 shares of our common stock may be the subject of awards and issued under the Restated Plan, which reflects an increase of 3,500,000 shares compared to the current Plan. The shares of common stock issuable under the Restated Plan may come from authorized and unissued shares or treasury shares. The share limitations under the Restated Plan are subject to adjustment for changes in our corporate structure or shares, as described below.

Any shares of common stock subject to an award under the Restated Plan that expires, is forfeited or cancelled, or is settled or paid in cash shall not, to the extent of such forfeiture, cancellation or cash settlement, count against the Restated Plan share reserve and become available for future awards. Any shares tendered or withheld to pay the exercise price or satisfy a tax withholding obligation in connection with any award, any shares repurchased by the Company using option exercise proceeds and any shares subject to a SAR award that are not issued in connection with the stock settlement of the SAR award on its exercise may not be used again for new grants.

Awards that may be settled solely in cash will not reduce the share reserve and will not reduce the shares authorized for grant to a participant in any calendar year. Awards granted or shares of our common stock issued under the Restated Plan upon the assumption, conversion or substitution of outstanding equity awards previously granted by an entity acquired by us or any of our affiliates (referred to as “substitute awards”) will not reduce the share reserve under the Restated Plan.

Share Adjustment Provisions. In the event of certain changes in our corporate structure affecting our outstanding common stock or the value thereof, including any dividend or distribution, stock split, reverse stock split, spin-off, recapitalization, merger, reorganization, consolidation, combination or exchange of shares or similar transactions, such adjustments and other substitutes shall be made to the Restated Plan and any outstanding awards as the Committee, in its sole discretion, deems equitable or appropriate, including the number of shares available for issuance under the Plan and the number, class, kind and exercise price of any outstanding awards. The Committee may also make other adjustments in the terms and conditions of awards in recognition of unusual or nonrecurring events, including any change in the financial statements or changes in accounting principles, to prevent dilution or enlargement of the benefits available under the Restated Plan.

Forfeiture and Clawback. The Committee may provide that any award is subject to cancellation in certain circumstances, including any violation of a non-competition, non-solicitation, non-disclosure, confidentiality or non-disparagement covenant or agreement, or engaging in activity that is in conflict with or adverse to the interests of the Company, including fraud or conduct contributing to financial restatements. Awards granted under the Restated Plan are subject to any clawback or recoupment policies in effect from time to time. The Company has a clawback policy providing for recovery of excess incentive compensation paid to senior executives in the event of a material restatement of our financial results involving misconduct by the senior executive.

Types of Awards. The Restated Plan permits us to award stock options, SARs, restricted stock unit awards, restricted stock awards, other stock-based awards and any cash-based awards to eligible recipients. These types of awards are described in more detail below.

Options. Employees of our Company or any subsidiary may be granted options to purchase common stock that qualify as “incentive stock options” within the meaning of Section 422 of the Code, and any eligible recipient may be granted options to purchase common stock that do not qualify as incentive stock options, referred to as “nonqualified stock options.” The per share exercise price to be paid by a participant at the time an option is exercised may not be less than 100% of the fair market value of one share of our common stock on the date of grant (or 110% for certain shareholders), unless the option is granted as a substitute award as described earlier. “Fair market value” under the Restated Plan as of any date means the average of the high and low sales prices, as reported by the NYSE, of our common stock on such date.

75 | 2023 PROXY STATEMENT

The total purchase price of the shares to be purchased upon exercise of an option will be paid by the participant in cash unless the Committee allows exercise payments to be made, in whole or in part, (i) by means of a broker-assisted sale and remittance program, (ii) by delivery to us (or attestation as to ownership) of shares of common stock already owned by the participant, or (iii) by a “net exercise” of the option in which a portion of the shares otherwise issuable upon exercise of the option are withheld by us.

An option will vest and become exercisable at such time, in such installments and subject to such conditions as may be determined by the Committee, and no option may have a term greater than 10 years from its date of grant. No dividends or dividend equivalents may be paid or credited with respect to shares subject to an option award.

The aggregate fair market value of shares of our common stock with respect to which incentive stock options granted to any participant may first become exercisable during any calendar year may not exceed $100,000. Any incentive stock options that become exercisable in excess of this amount will be treated as nonqualified stock options. The maximum number of shares that may be issued upon the exercise of incentive stock option awards under the Restated Plan remains 7,500,000.

Stock Appreciation Rights. A SAR award provides the right to receive a payment from us equal to the difference between (i) the fair market value as of the date of exercise of the number of shares of our common stock as to which the SAR is being exercised, and (ii) the aggregate exercise price of that number of shares. The Committee determines whether payment will be made in shares of our common stock, cash or a combination of both. The exercise price per share of a SAR award will be determined by the Committee, but may not be less than the fair market value of one share of our common stock on the date of grant. No dividends or dividend equivalents may be paid or credited with respect to shares subject to a SAR award. A SAR award may not have a term greater than 10 years from its date of grant and will be subject to such other terms and conditions, consistent with the terms of the Restated Plan, as may be determined by the Committee.

Restricted Stock Units and Restricted Stock. A restricted stock award is an award of our common stock that vests at such times and in such installments as may be determined by the Committee. Until it vests, the shares subject to the award are subject to restrictions on transferability and the possibility of forfeiture. The Committee may impose such restrictions or conditions to the vesting of restricted stock awards as it deems appropriate. Any dividends or distributions payable with respect to shares that are subject to the unvested portion of a restricted stock award will be subject to the same restrictions and risk of forfeiture as the shares to which such dividends or distributions relate. Participants are entitled to vote restricted shares prior to the time they vest.

Restricted Stock Unit Awards and Performance-based Restricted Stock Units. A restricted stock unit award is a right to receive the fair market value of a specified number of shares of our common stock, payable in cash, shares, or a combination of both, that vests at such times, in such installments and subject to such conditions as may be determined by the Committee, including the achievement or satisfaction of performance criteria. Until it vests, a stock unit award is subject to restrictions and the possibility of forfeiture. Stock unit awards will be subject to such terms and conditions, consistent with the other provisions of the Restated Plan, as may be determined by the Committee. The Committee may provide for the payment of dividend equivalents on stock unit awards and other stock-based awards, but any such dividend equivalents will be subject to the same restrictions and risk of forfeiture as the underlying units or other share equivalents to which such dividend equivalents relate.

Other Stock-Based Awards. The Committee may grant awards of common stock and other awards that are denominated in, payable in, valued by reference to or otherwise related to shares of our common stock under the Restated Plan. The Committee has discretion in determining the terms and conditions of such awards.

Cash-Based Awards. The Committee may grant awards that settle in cash, shares of common stock or a combination of both. The Committee has discretion in determining the terms and conditions of such awards.

Vesting. The Plan allows for awards subject to either time-based vesting or performance-based vesting, or both. Awards that vest based solely on the satisfaction of service-based vesting conditions are subject to a minimum vesting period of one year from the date of grant, and awards whose grant or vesting is subject to performance-based vesting conditions must be subject to a performance period of at least one year. These required vesting and performance periods will not apply to (i) awards made in payment of or exchange for other compensation that

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is already earned and payable, (ii) termination of service due to death or disability, (iii) a change in control, (iv) substitute awards that do not reduce the vesting period of the award being replaced, and (v) awards involving an aggregate number of shares not in excess of five percent of the Restated Plan’s share reserve.

Effect of Termination of Service. The Committee will determine the extent to which each award granted under the Restated Plan will vest, continue to vest and the extent to which a participant will have the right to exercise and/or settle the award in connection with a participant’s termination of employment. Such provisions, which will be reflected in the related award agreement, need not be uniform among all awards and may reflect distinctions based on the reasons for termination. The Restated Plan sets forth certain default provision that may be modified in an award agreement. The terms of awards recently granted and outstanding under the Plan that apply in the event of a termination of service are described above under “Certain Terms of Equity Awards” following the Grants of Plan-Based Awards – Fiscal Year 2022 table. The Committee currently expects that awards granted under the Restated Plan will have the same or similar terms.

Transferability of Awards. In general, no right or interest in any award under the Restated Plan may be assigned, transferred, exchanged or encumbered by a participant, voluntarily or involuntarily, except by will or the laws of descent and distribution. However, the Committee may provide that an award (other than an incentive stock option) may be transferable by gift to a participant’s family member or legal entity set up for the benefit of such family member. Any permitted transferee of such an award will remain subject to all the terms and conditions of the award applicable to the participant.

Change in Control. The Restated Plan sets forth default provisions for the treatment of awards that will apply in the event of a change in control unless the Committee provides otherwise prior to the change in control, including in an award agreement. Under the default provisions, in the event of a change in control of the Company in which the outstanding awards are not assumed or replaced, the vesting of such awards shall accelerate and all restrictions shall lapse immediately prior to the change in control and any option or SAR shall immediately become exercisable and any other award shall be settled as soon as practicable. If outstanding awards are assumed or replaced, the awards shall continue in accordance with their terms and vesting shall not be accelerated unless the participant’s service is terminated involuntarily without cause or voluntarily for good reason in such successor company within two years following the change in control, in which the vesting of awards shall be accelerated as provided in the Restated Plan. In the case of the acceleration of vesting of any performance-based award, the level of performance shall be based on actual achievement if the performance period has been completed or, if not, based on the target level of achievement.

Effective Date and Term. The Restated Plan will become effective on the date it is approved by the Company’s shareholders. Unless terminated earlier, the Restated Plan will terminate on the tenth anniversary of the effective date, subject to the right of the Board to terminate the Restated Plan at any time. Awards outstanding under the Restated Plan at the time it is terminated will continue in accordance with their terms and the terms of the Restated Plan unless otherwise provided in the applicable agreements.

Amendment of the Plan. The Board may amend the Restated Plan from time to time; however, no amendment shall be effective until approved by shareholders if such approval is required by the rules of the NYSE. No termination or amendment of the Restated Plan may adversely affect any outstanding award without the consent of the affected participant, except in limited circumstances where such amendment is required by law.

U.S. Federal Income Tax Consequences

The following is a summary of the principal U.S. federal income tax consequences to the Company and to participants subject to U.S. taxation with respect to awards granted under the Restated Plan, based on current statutes, regulations and interpretations.

Non-qualified Stock Options. If a participant is granted a non-qualified stock option under the Restated Plan, the participant will not recognize taxable income upon the grant of the option. Generally, the participant will recognize ordinary income at the time of exercise in an amount equal to the difference between the fair market value of the shares acquired at the time of exercise and the exercise price paid. The participant’s basis in the common stock for purposes of determining gain or loss on a subsequent sale or disposition of such shares generally will be the

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fair market value of our common stock on the date the option was exercised. Any subsequent gain or loss will be taxable as a capital gain or loss. The Company will generally be entitled to a federal income tax deduction at the time and for the same amount as the participant recognizes as ordinary income.

Incentive Stock Options. If a participant is granted an incentive stock option under the Restated Plan, the participant will not recognize taxable income upon grant of the option. Additionally, if applicable holding period requirements (a minimum of two years from the date of grant and one year from the date of exercise) are met, the participant will not recognize taxable income at the time of exercise. However, the excess of the fair market value of the shares acquired at the time of exercise over the aggregate exercise price is an item of tax preference income potentially subject to the alternative minimum tax. If shares acquired upon exercise of an incentive stock option are held for the holding period described above, the gain or loss (in an amount equal to the difference between the fair market value on the date of sale and the exercise price) upon disposition of the shares will be treated as a long-term capital gain or loss, and the Company will not be entitled to any deduction. Except in the event of death, if the holding period requirements are not met, the incentive stock option will be treated as one that does not meet the requirements of the Code for incentive stock options and the tax consequences described for nonqualified stock options will generally apply.

Other Awards. The current federal income tax consequences of other awards authorized under the Restated Plan generally follow certain basic patterns. An award of restricted stock results in income recognition by a participant in an amount equal to the fair market value of the shares received at the time the restrictions lapse and the shares vest, unless the participant elects under Code Section 83(b) to accelerate income recognition and the taxability of the award to the date of grant. Stock unit awards generally result in income recognition by a participant at the time payment of such an award is made in an amount equal to the amount paid in cash or the then-current fair market value of the shares received, as applicable. SAR awards result in income recognition by a participant at the time such an award is exercised in an amount equal to the amount paid in cash or the then-current fair market value of the shares received by the participant, as applicable. In each of the foregoing cases, the Company will generally have a corresponding deduction at the time the participant recognizes ordinary income, subject to Section 162(m) of the Code with respect to covered employees.

Section 409A of the Code. The foregoing discussion of tax consequences of awards under the Restated Plan assumes that the award discussed is either not considered a “deferred compensation arrangement” subject to Section 409A of the Code or has been structured to comply with its requirements. If an award is considered a deferred compensation arrangement subject to Section 409A but fails to comply, in operation or form, with the requirements of Section 409A, the affected participant would generally be required to include in income when the award vests the amount deemed “deferred,” would be required to pay an additional 20% income tax on such amount and would be required to pay interest on the tax that would have been paid but for the deferral.

Awards Under the Restated Plan

The Committee has not yet approved any awards under, or subject to, the Restated Plan. In addition, because all awards under the Restated Plan are discretionary with the Committee, neither the number nor types of future awards to be received by or allocated to particular participants or groups of participants is presently known. However, information on how equity awards under the Plan have been granted in recent years to our NEOs is available in the Grants of Plan-Based Awards - Fiscal 2022 table and the Outstanding Equity Awards at 2022 Fiscal Year-End table above.

The Board of Directors unanimously recommends a vote “FOR” Proposal 4 to approve the Amended and Restated 2018 Stock Incentive Plan of Resideo Technologies, Inc. and its Affiliates

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Proposal 5:

Shareholder Proposal Regarding Shareholder Ratification of Termination Pay

John Chevedden, whose address is 2215 Nelson Ave., No. 205, Redondo Beach, CA 90278, has requested that the following proposal be included in this Proxy Statement and has indicated that he intends to present such proposal at the annual meeting. Mr. Chevedden has submitted documentation indicating that he is the beneficial owner of at least $2,000 in value of our common stock and has held such shares for at least three years and has advised the Company that he intends to continue to hold the requisite amount of shares through the date of the 2023 annual meeting. Mr. Chevedden’s proposal and his related supporting statement are followed by a recommendation from the Board. The Board disclaims any responsibility for the content of the proposal and the statement in support of the proposal, which are presented in the form received from the shareholder.

Proposal 5: Shareholder Ratification of Termination Pay

Shareholders request that the Board seek shareholder approval of any senior manager’s new or renewed pay package that provides for severance or termination payments with an estimated value exceeding 2.99 times the sum of the executive’s base salary plus target short-term bonus.

“Severance or termination payments” include cash, equity or other compensation that is paid out or vests due to a senior executive’s termination for any reason. Payments include those provided under employment agreements, severance plans, and change-in-control clauses in long-term equity plans, but not life insurance, pension benefits, or deferred compensation earned and vested prior to termination.

“Estimated total value” includes: lump-sum payments; payments offsetting tax liabilities; perquisites or benefits not vested under a plan generally available to management employees; post-employment consulting fees or office expense; and equity awards if vesting is accelerated, or a performance condition waived, due to termination.

The Board shall retain the option to seek shareholder approval after material terms are agreed upon.

Generous performance-based pay can be okay but shareholder ratification of “golden parachute” severance packages with a total cost exceeding 2.99 times base salary plus target bonus better aligns management pay with shareholder interests.

For instance at one company, that does not have this policy, if the CEO is terminated he could receive $44 million in termination pay – over 10 times his base salary plus short-term bonus. The same person could receive a whopping $124 million in accelerated equity payouts in the event of a change in control, even if he remained employed.

It is in the best interest of Resideo Technologies, shareholders and the morale of Resideo employees to be protected from such lavish management termination packages for one person.

It is important to have this policy in place so that Resideo management stays focused on improving company performance, which has seen our stock price fall from $32 in August 2021, as opposed to seeking a merger mostly to trigger a management golden parachute windfall.

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Proposals like this proposal received between 51% and 65% support at:

AbbVie (ABBV)

FedEx (FDX)

Spirit AeroSystems (SPR)

Alaska Air (ALK)

Fiserv (FISV)

This proposal allows for maximum flexibility. Golden parachutes would only need to be subject to a nonbinding shareholder vote. The Resideo Technologies executive pay committee could not ask for more flexibility.

Please vote yes:

Shareholder Ratification of Termination Pay – Proposal 5

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Statement of the Board of Directors in Opposition to Proposal 5

Our Board has carefully considered this proposal and, for the reasons set forth below, does not believe it is in the best interests of the Company and our shareholders:

•	Our severance benefits are market aligned.

•	We already have in place certain limits and protections based on severance structures and our severance benefits have a double trigger.

•	Our Board needs flexibility to design compensation programs to attract, retain and motivate talented executives.

•	Our shareholders already have the opportunity to express their approval of Resideo’s severance benefits during the annual advisory vote on executive compensation, so the proposal is unnecessary.

Our severance plan provides benefits that are aligned with current market practices.

The Resideo Technologies, Inc. Severance Plan for Designated Officers (the “Severance Plan”) was established by the Compensation and Human Capital Management Committee in 2018 and has been periodically reviewed and benchmarked against severance practices of companies in our approved compensation peer group. Benefits provided under the Severance Plan are conditioned upon the executive executing a full release of claims and the right to benefits will be forfeited if the executive engages in certain activities that are detrimental to the Company’s interests.

Furthermore, the benefits covered by the shareholder proposal include not only cash payments but also the value of outstanding equity awards that accelerate upon a termination event. Our equity awards are subject to limited provisions for accelerated or continued vesting, which are considered to be appropriate by the Compensation and Human Capital Management Committee and consistent with market practices. For example, these provisions do not penalize executives or their families in the rare and unfortunate event of their disability or death. They also reward service and facilitate a smooth transition, along with providing a means to incentivize compliance with post-termination covenants, in the case of an involuntary termination without cause or qualifying retirements. In the event of a change of control of the Company, these provisions are designed to incentivize our executive officers to remain with the Company and maximize value for our shareholders.

Payments to terminated executives are already subject to reasonable and appropriate limits and protections.

The Severance Plan already limits cash severance payments related to an involuntary termination without cause (or, solely in the case of our CEO and CFO, termination for good reason) unrelated to a CIC to, in the case of our CEO a maximum of 24 months of base salary, and in the case of all other executive officers a maximum of 18 months of base salary. In the event of a qualifying termination related to a CIC, the benefits increase to 24 months of base salary and two times the executive officer’s target annual incentive award for the fiscal year in which termination occurs. Importantly, in the event of a CIC, cash severance payments under the Severance Plan require a “double trigger,” which means that an executive officer is only entitled to a severance payment when there is both a change in control and a qualifying termination. The Severance Plan also provides for a pro-rated payout of annual incentive compensation for the year of termination in the event of a CIC.

We provide accelerated vesting of equity awards in the limited situations of death, disability, or, in the event of a CIC of the Company, when an executive’s termination is involuntary and without cause or for good reason (“double trigger”). We also provide acceleration of vesting, but only as to a pro-rated portion of the award to reflect the period of service prior to termination, in the event of an involuntary termination without cause. We provide continued vesting of RSU awards and options in the event of qualifying retirement, which is pro-rated in the case of PSUs and based on actual performance at the end of the performance period, if the executive provides at least six months’ prior notice that he or she is considering retirement and agrees to certain post-employment covenants.

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The proposal would restrict our Board’s ability to structure executive compensation to attract, retain and motivate highly qualified executives.

The Company competes for talented executives across a mix of businesses and industries around the world and each element of our compensation program, including severance benefits, is designed to remain competitive with market practices to attract, retain and motivate talented executives. The competitive severance benefits offered under the Severance Plan and our equity awards are often necessary when negotiating an external hire for a senior leadership position in order to induce the individual to leave a lucrative role with another company. Under this proposal, severance arrangements that include accelerated vesting of equity awards would be left to a shareholder vote and talented candidates may be unwilling to wait for such approval or tolerate the accompanying uncertainty, instead seeking employment elsewhere. As a result, the proposal would put us at a competitive disadvantage by limiting our ability to attract, retain and motivate key talent. We believe that the Compensation and Human Capital Management Committee is best positioned to oversee the design and structure of our compensation program to address our needs as a company. As such, shareholder interests are best protected by providing flexibility to the Compensation and Human Capital Management Committee to assess the needs of the Company, the competition for talent and other relevant factors in making decisions regarding benefits for executives — all within a clearly defined set of principles.

Since the proposal would include the value of outstanding equity awards in the severance multiple, the Board believes that the proposal would effectively prevent or limit the use of long-term equity in compensation plans. This would directly conflict with the objective of aligning shareholder and executive interests. Equity awards, including performance-based equity awards, represent a significant portion of the total target direct compensation for our executive officers to encourage stock ownership and long-term growth aligned with shareholder value creation.

The Compensation and Human Capital Management Committee has, from to time, provided severance benefits that deviate modestly from those otherwise set forth in our Severance Plan and equity awards and has done so in a manner tailored to the circumstances. Any such benefits to NEOs have been fully disclosed.

The proposal is unnecessary because our shareholders already have the opportunity to express their approval of our severance programs and policies annually.

Our existing plans and policies governing severance for executive officers are fully described in our proxy statement each year under the “Potential Payments Upon Termination or Change in Control” section, and as such, our shareholders have the opportunity to address those practices through our annual advisory vote on executive compensation. In addition, in the event of any merger, acquisition or other similar event, our shareholders would have a further opportunity to express their views on any compensation paid to our NEOs in connection with such a transaction. The proposal’s request for a shareholder vote on a specific component of the Company’s executive compensation program is duplicative of these opportunities, would be expensive and time consuming, and goes beyond what is already required by SEC and NYSE rules. As a result, this proposal is unnecessary.

In summary, our Board believes that adoption of this shareholder proposal is unnecessary and not in the best interests of the Company or our shareholders given our severance benefits are already in line with market terms, there are reasonable limitations in place on the severance structure, the Board needs flexibility to design compensation programs to attract, retain and motivate key talent and our shareholders already have an opportunity to express their viewpoints on our severance policies through the annual advisory vote on executive compensation.

For the reasons stated above, our Board of Directors unanimously recommends a vote “AGAINST” this Shareholder Proposal

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Questions and Answers

About the Annual Meeting and Voting

1.	Who is entitled to vote and how many votes do I have?

If you were a holder of record of Resideo common stock at the close of business on the record date, April 10, 2023, you are eligible to vote at the annual meeting. For each matter presented for vote, you have one vote for each share you own.

2.	What is the difference between holding shares as a shareholder of record, a registered shareholder and a beneficial owner of shares?

Shareholder of Record or Registered Shareholder. If your shares of common stock are registered directly in your name with our transfer agent, Broadridge Corporate Issuer Solutions, Inc. you are considered a “shareholder of record” or a “registered shareholder” of those shares.

Beneficial Owner of Shares. If your shares are held in an account at a bank, brokerage firm or other similar organization, then you are a beneficial owner of shares held in “street name.” In that case, you will have received these proxy materials from the bank, brokerage firm or other similar organization holding your account and, as a beneficial owner, you have the right to direct your bank, brokerage firm or similar organization as to how to vote the shares held in your account.

3.	How do I vote if I am a shareholder of record?

By Internet. You may vote your shares by internet at www.proxyvote.com.

By Telephone. All shareholders of record can vote by touchtone telephone within the U.S., U.S. territories and Canada by calling 1-800-690-6903. The telephone voting procedures are designed to authenticate shareholders’ identities, to allow shareholders to vote their shares and to confirm that their instructions have been recorded properly.

By Written Proxy. All shareholders of record can also vote by written proxy card. If you are a shareholder of record and receive a Notice of Internet Availability of Proxy Materials (“Notice”) received or requested from us, you may request a written proxy card by following the instructions included in the Notice. If you sign and return your proxy card but do not mark any selections giving specific voting instructions, your shares represented by that proxy will be voted as recommended by the Board.

Via the Virtual Meeting Website. You may vote your shares live at the virtual annual meeting. Even if you plan to attend and participate in our virtual annual meeting via www.virtualshareholdermeeting.com/REZI2023, we encourage you to vote by internet at www.proxyvote.com or by calling 1-800-690-6903, or by returning a proxy card. This will ensure that your vote will be counted if you are unable to, or later decide not to, participate in the virtual annual meeting. Whether you are a shareholder of record or hold your shares in street name, you may vote online at the virtual annual meeting. You will need to enter the 16-digit control number provided in your proxy materials to vote your shares at the virtual annual meeting. See Question 5 for further details on accessing and voting at the virtual annual meeting.

Unless you vote live at the virtual annual meeting, we must receive your vote by 11:59 p.m., Eastern Daylight Time, on June 6, 2023, the day before the virtual annual meeting, for your vote by proxy to be counted.

Whether or not you plan to attend the virtual annual meeting, we encourage you to vote by proxy as soon as possible. Your shares will be voted in accordance with your instructions.

4.	How do I vote if I am a beneficial owner of shares?

As a beneficial owner, you have the right to direct your broker, bank or other similar organization on how to vote via the internet or by telephone if the broker, bank or other similar organization offers these options or by signing and returning a voting instruction form. Your broker, bank or other similar organization will send you instructions for voting your shares.

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Your broker is not permitted to vote on your behalf on “non-routine” matters unless you provide specific instructions by completing and returning the voting instruction form from your broker, bank or other similar organization or by following the instructions provided to you for voting your shares via telephone or the internet. A “broker non-vote” occurs when a broker submits a proxy for the meeting with respect to a “routine” matter but does not have the authority to vote on non-routine matters because the beneficial owner did not provide voting instructions on those matters. Under NYSE rules, the proposal to ratify the appointment of independent auditors (Proposal 3) is considered a routine item. This means that brokerage firms may vote in their discretion on behalf of clients (beneficial owners) who have not furnished voting instructions at least 15 days before the date of the annual meeting. In contrast, all of the other proposals set forth in this Proxy Statement are “non-routine” items. Brokerage firms that have not received voting instructions from their clients on these matters may not vote on these proposals.

5.	How do I attend the virtual annual meeting?

The annual meeting will be completely virtual, and shareholders will be able to access the meeting live by visiting www.virtualshareholdermeeting.com/REZI2023. We are utilizing the virtual meeting format to enhance shareholder access and encourage participation and communication with our management.

We believe a virtual-only meeting provides expanded access, improved communication and cost savings for our shareholders. A virtual meeting will enable increased attendance because shareholders around the world will be able to attend and listen to the annual meeting live, submit questions and vote their shares electronically, at no cost.

Participating in the Virtual Annual Meeting.

•	Instructions on how to attend the virtual annual meeting are posted at www.virtualshareholdermeeting.com/REZI2023.

•	Shareholders will need to use the 16-digit control number provided in their proxy materials to attend the virtual annual meeting and listen live at www.virtualshareholdermeeting.com/REZI2023.

•	Shareholders of record and beneficial owners as of the record date may vote their shares electronically live during the virtual annual meeting.

•	Shareholders with questions regarding how to attend and participate in the virtual meeting may call 800-586-1548 (U.S.) or 303-562-9288 (International) on the date of the annual meeting.

•	Shareholders encountering any difficulties accessing the virtual meeting during the check-in or meeting time can call 800-586-1548 (U.S.) or 303-562-9288 (International).

Additional Information about the Virtual Annual Meeting.

•	Shareholders may submit questions during the live meeting at www.virtualshareholdermeeting.com/REZI2023 or in advance of the meeting at www.proxyvote.com.

•	Management will answer questions on any matters on the agenda before voting is closed.

•	During the live Q&A session of the meeting, management will answer appropriate questions as they come in and address those asked in advance, as time permits.

•	In order to allow us to answer questions from as many shareholders as possible, we limit each shareholder to one question.

•

If there are matters of individual concern to a shareholder and not of general concern to all shareholders, or if a question posed was not otherwise answered, shareholders can contact Investor Relations after the meeting at InvestorRelations@resideo.com.

•	The Q&A session will be posted to our Investor Relations website investor.resideo.com as soon as practicable following the conclusion of the virtual annual meeting.

•

Although the live virtual meeting is available only to shareholders at the time of the meeting, a replay of the meeting will be made publicly available on our Investor Relations website investor.resideo.com after the meeting concludes.

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6.	What constitutes a “quorum” for the meeting?

A quorum is a majority of the outstanding shares that are entitled to vote as of the record date present at the meeting or represented by proxy. A quorum is necessary to conduct business at the annual meeting. Your shares will be counted as present at the annual meeting if you have properly voted by proxy. Abstentions and broker non-votes count as present at the meeting for purposes of determining a quorum. If you vote to abstain on one or more proposals, your shares will be counted as present for purposes of determining the presence of a quorum.

7.	What is the voting requirement to approve each of the proposals, and how are votes counted?

At the close of business on April 10, 2023, the record date for the meeting, Resideo had 147,090,220 outstanding shares of common stock. Each share of common stock outstanding on the record date is entitled to one vote for each director nominee and one vote for each of the other proposals to be voted on.

Resideo is incorporated in the State of Delaware. As a result, the Delaware General Corporation Law (the “DGCL”) and the NYSE listing standards govern the voting standards applicable to actions taken by our shareholders. Under our By-Laws, when a quorum is present, in all matters other than the election of directors and frequency of future advisory votes approving the compensation of our NEOs, the affirmative vote of a majority of the shares present in person or represented by proxy at the meeting and entitled to vote on the matter shall be the act of the Company’s shareholders. Under the DGCL and our By-Laws, shares that abstain constitute shares that are present and entitled to vote. Shares abstaining have the practical effect of being voted “against” the matter, other than in the election of directors.

With respect to the election of directors, Proposal 1, in order to be elected, each nominee must receive the affirmative vote of a majority of the votes cast at the meeting in respect of his or her election. Broker non-votes and abstentions will have no impact, as they are not counted as votes cast for this purpose.

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A description of the voting requirements and related effect of abstentions and broker non-votes on each item for shareholder proposal is as follows:

	VOTING OPTIONS	BOARD RECOMMENDATION	VOTE REQUIRED TO ADOPT THE PROPOSAL	EFFECT OF ABSTENTIONS AND BROKER NON-VOTES

Proposal 1—Election of Directors	For, Against or Abstain on each nominee	FOR each nominee	Majority of votes cast for such nominee	None.

Proposal 2—Advisory Vote to Approve Executive Compensation	For, Against or Abstain	FOR	Majority of shares represented at the annual meeting and entitled to vote	Abstentions are treated as votes against. Broker non-votes have no effect.

Proposal 3—Ratification of Appointment of Independent Registered Public Accounting Firm	For, Against or Abstain	FOR	Majority of shares represented at the annual meeting and entitled to vote	Abstentions are treated as votes against. Brokers have discretion to vote on this item.

Proposal 4—Approval of the Amended and Restated 2018 Stock Incentive Plan of Resideo Technologies, Inc. and its Affiliates	For, Against or Abstain	FOR	Majority of shares represented at the annual meeting and entitled to vote	Abstentions are treated as votes against. Broker non-votes have no effect.

Proposal 5—Shareholder Proposal Regarding Shareholders Ratification of Termination Pay	For, Against or Abstain	AGAINST	Majority of shares represented at the annual meeting and entitled to vote	Abstentions are treated as votes against. Broker non-votes have no effect.

8.	Can I change my vote?

There are several ways in which you may revoke your proxy or change your voting instructions before the time of voting at the meeting (please note that, in order to be counted, the revocation or change must be received by 11:59 p.m. EDT on June 6, 2023):

•	Vote again by telephone or at www.proxyvote.com;

•	Transmit a revised proxy card or voting instruction form that is dated later than the prior one;

•	Shareholders of record and beneficial owners may vote electronically at the virtual annual meeting; or

•	Shareholders of record may notify Resideo’s Corporate Secretary in writing that a prior proxy is revoked.

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The latest-dated, timely, properly completed proxy that you submit, whether by mail, telephone or the internet, will count as your vote. If a vote has been recorded for your shares and you subsequently submit a proxy card that is not properly signed and dated, then the previously recorded vote will stand.

9.	Is my vote confidential?

Yes. Proxy cards, ballots and voting tabulations that identify shareholders are kept confidential except:

•	As necessary to meet applicable legal requirements and to assert or defend claims for or against the Company;

•	In the case of a contested proxy solicitation;

•	If a shareholder makes a written comment on the proxy card or otherwise communicates his or her vote to management; or

•	To allow the independent judge of election to certify the results of the vote.

Broadridge, the independent proxy tabulator used by Resideo, counts the votes and acts as the inspector of elections for the meeting.

10.	How will the voting results be disclosed?

We will announce preliminary voting results at the virtual annual meeting and publish them on our website www.resideo.com. Voting results will also be disclosed on a Form 8-K filed with the SEC within four business days after the annual meeting, which will be available on our website.

11.	What does it mean if I receive more than one Notice?

If you are a shareholder of record, you will receive one Notice (or if you are an employee with a Resideo email address, an email proxy form) for all shares of common stock held in or credited to your accounts as of the record date, if the account names are exactly the same. If your shares are registered differently and are in more than one account, you will receive more than one Notice or email proxy form, and in that case, you can and are urged to vote all of your shares, which will require you to vote more than once.

12.	What is “householding”?

Shareholders of record who have the same last name and address and who request paper copies of the proxy materials will receive only one copy unless one or more of them notifies us that they wish to receive individual copies. This method of delivery, known as “householding,” will help ensure that shareholder households do not receive multiple copies of the same document, helping to reduce our printing and postage costs, as well as saving natural resources.

We will deliver promptly upon written or oral request a separate copy of the 2022 Annual Report and Proxy Statement or Notice of Internet Availability of Proxy Materials, as applicable, to a security holder at a shared address to which a single copy of the document was delivered. Please go to www.proxyvote.com to request a copy.

Shareholders of record may request to begin or to discontinue householding in the future by contacting Broadridge, either by calling (866) 540-7095, or by writing to Broadridge, Householding Department, 51 Mercedes Way, Edgewood, NY 11717. Shareholders owning their shares through a bank, brokerage firm or other similar organization may request to begin or to discontinue householding by contacting their bank, brokerage firm or other similar organization.

13.	Who pays for the solicitation of proxies?

Resideo is making this solicitation and will pay the cost of soliciting proxies. Proxies will be solicited on behalf of the Board of Directors by mail, telephone other electronic means. We have retained Innisfree M&A Inc., 501 Madison Avenue, New York, NY 10022, to assist with the solicitation for an estimated fee of $12,500, plus expenses. We will reimburse brokerage firms and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for sending proxy materials to shareholders and obtaining their votes. Our employees may also solicit proxies for no additional compensation.

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14.	How do I comment on Company business?

You will have the opportunity to comment when you vote using the internet or you may write any comments on the proxy card if you vote by mailing a proxy card. You may also send your comments to us at Resideo Technologies, Inc., 16100 N 71st St., Suite 550, Scottsdale, AZ 85254, Attention: Investor Relations. Although it is not possible to respond to each shareholder, your comments are appreciated and help us to understand your concerns.

15.	When are the 2024 shareholder proposals due?

To be considered for inclusion in the Company’s 2024 Proxy Statement, shareholder proposals submitted in accordance with SEC Rule 14a-8 must be received in writing at our principal executive offices no later than December 26, 2023. Address all shareholder proposals to Resideo Technologies, Inc., 16100 N 71st St., Suite 550, Scottsdale, AZ 85254, Attention: Corporate Secretary. For any proposal that is not submitted for inclusion in next year’s Proxy Statement, but is instead sought to be presented directly at the 2024 annual meeting, notice of intention to present the proposal, including all information required to be provided by the shareholder in accordance with the Company’s By-Laws, must be received in writing at our principal executive offices by March 9, 2024, and no earlier than February 7, 2024. Address all notices of intention to present proposals at the 2024 annual meeting to Resideo Technologies, Inc., 16100 N 71st St., Suite 550, Scottsdale, AZ 85254, Attention: Corporate Secretary. For information on nominating directors for the 2023 annual meeting, please see the information above under “Advance Notice Director Nominations” on page 29 and “Proxy Access Director Nominations” on page 29.

16.	How may I obtain a copy of Resideo’s 2022 Annual Report on Form 10-K and proxy materials?

If you would like to receive paper or e-mail copies of our 2022 Annual Report and the Proxy Statement, free of charge, you may request them by internet at www.proxyvote.com, by telephone at 1-800-579-1639 or by e-mail at sendmaterial@proxyvote.com. You will need your 16-digit control number provided in your proxy materials to request paper copies. Requests for materials relating to the 2023 annual meeting may be made by calling 1-800-579-1639, and must be made by May 25, 2023 to facilitate timely delivery. Our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and any amendments to those reports, are available free of charge on our Investor Relations website at investor.resideo.com.

17.	How do I contact the Company or the Board of Directors?

Our Investor Relations department is the primary point of contact for shareholder interaction with Resideo. Shareholders can contact our Investor Relations department by email at InvestorRelations@resideo.com, by phone at 512-726-3500, or by writing to Resideo Technologies, Inc., 16100 N 71st St., Suite 550, Scottsdale, AZ 85254, Attention: Investor Relations.

Shareholders, as well as other interested parties, may communicate directly with the Lead Independent Director, the non-employee directors as a group, or individual directors by writing to Resideo Technologies, Inc., 16100 N 71st St., Suite 550, Scottsdale, AZ 85254, Attention: Corporate Secretary. Our Corporate Secretary reviews and promptly forwards communications to the directors as appropriate. Communication involving substantive accounting or auditing matters are forwarded to the Chair of the Audit Committee. Certain items that are unrelated to the duties and responsibilities of the Board will not be forwarded such as junk mail and mass mailings; product complaints and product inquiries; new product or technology suggestions; job inquiries and resumes; advertisements or solicitations; surveys; spam and overly hostile, threatening, potentially illegal or similarly unsuitable communications.

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18.	Can other business in addition to the items listed on the agenda be transacted at the meeting?

The Company knows of no other business to be presented for consideration at the meeting. If other matters are properly presented at the meeting, the persons designated as authorized proxies on your proxy card may vote on such matters at their discretion.

By Order of the Board of Directors,

Jeannine Lane

Executive Vice President, General Counsel and Corporate Secretary

April 25, 2023

89 | 2023 PROXY STATEMENT

APPENDIX A

AMENDED AND RESTATED 2018 STOCK INCENTIVE PLAN

OF

RESIDEO TECHNOLOGIES, INC. AND ITS AFFILIATES

ARTICLE I

ESTABLISHMENT AND PURPOSE

1.1 Purpose. The purpose of this Amended and Restated 2018 Stock Incentive Plan of Resideo Technologies, Inc. and its Affiliates (as amended and restated, the “Plan”) is to enable the Company to achieve superior financial performance, as reflected in the performance of its Common Stock and other key financial or operating indicators by (a) providing incentives and rewards to certain Employees and Other Service Providers who are in a position to contribute materially to the success and long-term objectives of the Company, (b) aiding in the recruitment and retention of Employees and Other Service Providers of exceptional ability, (c) providing Employees and Other Service Providers an opportunity to acquire or expand equity interests in the Company, and (d) promoting the growth and success of the Company’s business by aligning the financial interests of Employees and Other Service Providers with that of the other stockholders of the Company. Towards these objectives, the Plan provides for the grant of Stock Options, Stock Appreciation Rights, Restricted Stock Units, Restricted Stock, Other Stock-Based Awards and Cash-Based Awards.

1.2 Original Plan; Effective Date. The original 2018 Stock Incentive Plan of Resideo Technologies, Inc. and its Affiliates (the “Original Plan”) was effective as of the effective date of the Company’s Registration Statement on Form 10 filed with the Securities and Exchange Commission in connection with the distribution of its Shares by Honeywell International Inc. (the “Effective Date”). The Board has from time to time adopted amendments and restatements of the Plan, including an amendment restatement adopted on December 21, 2018 (the “Initial Restatement Date”). The Board adopted this further amendment and restatement of the Plan on April 12, 2023, subject to stockholder approval, which date of stockholder approval is referred to as the “Restatement Date.” References contained herein to the “Plan” shall refer to the Original Plan, as amended and restated hereby, effective the Restatement Date.

ARTICLE II

DEFINITIONS

For purposes of the Plan, the following terms have the following meanings:

2.1 “1933 Act” means the Securities Act of 1933, as amended, and the regulations and interpretations thereunder.

2.2 “Affiliate” means (a) any subsidiary of the Company of which at least 50 percent of the aggregate outstanding voting common stock or capital stock is owned directly or indirectly by the Company, (b) any other parent of a subsidiary described in clause (a), or (c) any other entity in which the Company has a substantial ownership interest and which has been designated as an Affiliate by the Committee in its sole discretion.

2.3 “Award” means any form of incentive or performance award granted under the Plan, whether singly or in combination, to a Participant by the Committee pursuant to any terms and conditions that the Committee may establish and set forth in the applicable Award Agreement. Awards granted under the Plan may consist of: (a) “Stock Options” awarded pursuant to Section 4.3; (b) “Stock Appreciation Rights” awarded pursuant to Section 4.3; (c) “Restricted Stock Units” awarded pursuant to Section 4.4; (d) “Restricted Stock” awarded pursuant to Section 4.4; (e) “Other Stock-Based Awards” awarded pursuant to Section 4.5; and (f) “Cash-Based Awards” awarded pursuant to Section 4.6.

2.4 “Award Agreement” means the document issued, either in writing or an electronic medium, to a Participant evidencing the grant of an Award and that sets out the terms and conditions of such Award.

2.5 “Board” means the Board of Directors of the Company.

2.6 “Cash-Based Award” means an award issued pursuant to Section 4.6.

2023 PROXY STATEMENT | A-1

2.7 “Cause” has the meaning assigned to such term in any severance plan of the Company or an Affiliate, in each case, that is applicable to such Participant as of immediately prior to the Termination of Service; provided, that if no such agreement exists, or if such term is not defined in such agreement, “Cause” means any of the following: (i) clear evidence of a significant violation of the Company’s Code of Business Conduct; (ii) a fraud committed against the Company; (iii) the misappropriation, embezzlement or reckless or willful destruction of Company property; (iv) the willful failure to perform, or gross negligence in the performance of, duties; (v) the conviction (treating a nolo contendere plea as a conviction) of a felony (whether or not any right to appeal has been or may be exercised); (vi) the knowing falsification of any records or documents of the Company; (vii) a significant breach of any statutory or common law duty of loyalty to the Company; (viii) intentional and improper conduct significantly prejudicial to the business of the Company; (ix) the failure to cooperate fully in a Company investigation or the failure to be fully truthful when providing evidence or testimony in such investigation; or (x) the violation of Company rules and policies that, based on a single occurrence, might not meet the significance thresholds of (i), (vii) or (viii) above, but that shall, for purposes of such significance thresholds, be deemed to constitute a violation thereof in the event any such violation occurs more than once. Cause shall be determined by the Committee for Reporting Persons or by the Company for all other Participants, in its sole and absolute discretion.

2.8 “Change in Control” means (a) any one person, or more than one person acting as a group (as defined under U.S. Department of Treasury Regulation (“Treasury Regulation”) § 1.409A-3(i)(5)(v)(B)) acquires ownership of stock of the Company that, together with stock held by such person or group, constitutes more than 50 percent of the total fair market value or total voting power of the stock of the Company; or (b) any one person, or more than one person acting as a group (as defined under Treasury Regulation § 1.409A-3(i)(5)(v)(B)) acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) ownership of stock of the Company possessing 30 percent or more of the total voting power of the stock of the Company; or (c) a majority of members of the Board is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of the Board before the date of the appointment or election; or (d) any one person, or more than one person acting as a group (as defined in Treasury Regulation § 1.409A-3(i)(5)(v)(B)) acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) assets from the Company and its subsidiaries on a consolidated basis that have a total gross fair market value equal to or more than 40 percent of the total gross fair market value of all of the assets of the Company and its subsidiaries on a consolidated basis immediately before such acquisition or acquisitions. For purposes of clause (d), “gross fair market value” means the value of the assets of the Company and its subsidiaries on a consolidated basis, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets. The foregoing clauses (a) through (d) shall be interpreted in a manner that is consistent with the Treasury Regulations promulgated pursuant to Section 409A of the Code so that all, and only, such transactions or events that could qualify as a “change in control event” within the meaning of Treasury Regulation § 1.409A-3(i)(5)(i) shall be deemed to be a Change in Control for purposes of this Plan.

2.9 “Code” means the Internal Revenue Code of 1986, as amended, and the regulations thereunder.

2.10 “Committee” means the compensation committee of the Board or any successor committee or subcommittee of the Board or other committee or subcommittee designated by the Board, which committee or subcommittee is comprised solely of two or more persons who are Non-Employee Directors within the meaning of Rule 16b-3(b)(3) under the Exchange Act.

2.11 “Common Stock” means the common stock of the Company.

2.12 “Company” means Resideo Technologies, Inc. and its successors.

2.13 “Disabled” and “Disability,” with respect to a Participant, have the meanings assigned to such terms under the long-term disability plan maintained by the Company or an Affiliate in which such Participant is covered at the time the determination is made, and if there is no such plan, mean the permanent inability as a result of accident or sickness to perform any and every duty pertaining to such Participant’s occupation or employment for which the Participant is suited by reason of the Participant’s previous training, education and experience; provided, that, to the extent an Award subject to Section 409A of the Code shall become payable upon a Participant’s Disability, a Disability shall not be deemed to have occurred for such purposes unless the

A-2 | 2023 PROXY STATEMENT

circumstances would also result in a “disability” within the meaning of Section 409A of the Code, unless otherwise provided in an Award Agreement.

2.14 “Dividend Equivalent” means an Award entitling the grantee to an amount equal to the cash dividend or the Fair Market Value of the stock dividend that would be paid on each Share underlying an Award if the Share were duly issued and outstanding on the date on which the dividend is payable.

2.15 “Employee” means any individual who performs services as an employee of the Company or an Affiliate.

2.16 “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the regulations and interpretations thereunder.

2.17 “Executive Level Employee” means any individual who is designated as an officer of the Company by the Board, whether or not that individual is in a direct reporting relationship to the Company’s Chief Executive Officer.

2.18 “Exercise Price” means the price of a Share, as fixed by the Committee, that may be purchased under a Stock Option or with respect to which the amount of any payment pursuant to a Stock Appreciation Right is determined.

2.19 “Fair Market Value” means, except as otherwise provided in the applicable Award Agreement, (a) with respect to any property other than Shares, the fair market value of such property determined by such methods or procedures as shall be established from time to time by the Committee and (b) with respect to Shares, as of any date, (i) the average (mean) of the highest and lowest sales prices of a Share, as reported on the New York Stock Exchange (or any other reporting system selected by the Committee, in its sole discretion) on the date as of which the determination is being made or, if no sale of Shares is reported on this date, on the most recent preceding day on which there were sales of Shares reported or (ii) in the event there shall be no public market for the Shares on such date, the fair market value of the Shares as determined in good faith by the Committee.

2.20 “Good Reason” has the meaning assigned to such term in any written individual agreement between the Company or an Affiliate and the Participant in which such term is defined and in the absence of any such written agreement, has the meaning assigned to such term in any severance plan of the Company or an Affiliate, in each case, that is applicable to such Participant, in each case, as of immediately prior to the Change in Control (but assuming that a Change in Control has occurred for purposes of such agreement or plan); provided, that if no such agreement exists, or if such term is not defined in such agreement, “Good Reason” means, without the Participant’s consent, (a) a material reduction in the Participant’s base salary and, as to a Participant who is an Executive Level Employee, annual target bonus in effect immediately prior to the Change in Control (other than a reduction that is generally applicable to all salaried and non-union hourly employees of the Company); (b) the permanent elimination of the Participant’s position, not including a transfer pursuant to the sale of a facility or line of business, provided the Participant is offered substantially comparable employment with the successor employer; (c) in the case of a Participant who is an Executive Level Employee, a material adverse change to the Participant’s position, function, responsibilities or reporting level, or in the standard of performance required of the Participant, as determined immediately prior to a Change in Control; (d) a material change in the geographic location at which the Participant must perform his or her services from the location the Participant was required to perform such services immediately prior to a Change in Control; or (e) an action by the Company that under applicable law constitutes constructive discharge. Notwithstanding the foregoing, Good Reason shall not be deemed to have occurred unless the Participant provides written notice to the Company identifying the event or omission constituting the reason for a Good Reason termination within ninety (90) days following the first occurrence of such event or omission. Within thirty (30) days after such notice has been provided to the Company, the Company shall have the opportunity, but shall have no obligation, to cure such event or conditions that give rise to a Good Reason termination. If the Company fails to cure the events or conditions giving rise to a Participant’s Good Reason termination by the end of the thirty (30) day cure period, the Participant’s employment shall be terminated effective as of the expiration of such thirty (30) day cure period unless the Participant has withdrawn such Good Reason termination notice.

2023 PROXY STATEMENT | A-3

2.21 “Incentive Stock Option” means a Stock Option granted under Section 4.3 of the Plan that meets the requirements of Section 422 of the Code and is designated in the Award Agreement to be an Incentive Stock Option.

2.22 “Non-Employee Director” means any member of the Board, elected or appointed, who is not an Employee. An individual who is elected to the Board at a meeting of the stockholders of the Company shall be deemed to be a member of the Board as of the date of the meeting.

2.23 “Nonqualified Stock Option” means any Stock Option granted under Section 4.3 of the Plan that is not an Incentive Stock Option.

2.24 “Other Service Provider” means an individual providing services to the Company as an independent contractor or consultant and who is not an Employee or a Non-Employee Director.

2.25 “Other Stock-Based Award” means an Award granted under Section 4.5 and denominated in Shares.

2.26 “Participant” means an Employee or Other Service Provider who has been granted an Award under the Plan.

2.27 “Reporting Person” means an Employee who is subject to the reporting requirements of Section 16(a) of the Exchange Act.

2.28 “Restricted Stock” means Shares issued pursuant to Section 4.4 that are subject to any restrictions that the Committee, in its discretion, may impose.

2.29 “Restricted Stock Unit” means a right granted under Section 4.4 to acquire Shares or an equivalent amount in cash that is subject to any restrictions that the Committee, in its discretion, may impose.

2.30 “Retirement” means, except as otherwise determined by the Committee or as required by local law applicable to a Participant, the Termination of Service on or after attainment of age 55 with 10 years of service with the Company and its Affiliates, other than on account of an involuntary Termination of Service for Cause, provided however, that the Participant has advised the Company’s corporate secretary in writing no less than six (6) months prior to such Retirement that he or she is considering retirement. For purposes of this Section, “years of service” is determined using the Participant’s most-recent adjusted service date, as reflected at the Participant’s Termination of Service in the Company’s records. Notwithstanding any provision to the contrary in this Plan or any Award Agreement, any continued or extended vesting and/or exercise period that would otherwise be available upon a Participant’s Retirement under an Award granted on or after the Initial Restatement Date shall not apply to any such Awards granted to any Participant resident in any country where a continued or extended vesting and/or exercise period due to Retirement would violate age discrimination rules and regulations.

2.31 “Share” means a share of Common Stock.

2.32 “Stock Appreciation Right” means a right granted under Section 4.3 to an amount in cash or a number of Shares with a Fair Market Value equal to the excess of the Fair Market Value of the Shares on the date on which the Stock Appreciation Right is exercised over the applicable Exercise Price (with any fractional Shares treated in accordance with Section 5.5).

2.33 “Stock Option” means a right granted under Section 4.3 to purchase from the Company a stated number of Shares at the applicable Exercise Price. Stock Options awarded under the Plan may be in the form of Incentive Stock Options or Nonqualified Stock Options.

2.34 “Termination of Service” means the date of cessation of a Participant’s provision of services to the Company and its Affiliates for any reason, with or without Cause, as determined by the Company; provided, that a Participant will be deemed to have incurred a Termination of Service on the date that such Participant provides notice of termination to the Company and its Affiliates. Except as otherwise provided in an Award Agreement, (a) termination of service shall be determined without regard to any statutory or contractual notice periods for termination of employment, dismissal, redundancy, and similar events, and (b) if an Employee’s employment is terminated under circumstances that entitle the Employee to severance benefits pursuant to any

A-4 | 2023 PROXY STATEMENT

applicable severance plan of the Company or an Affiliate in which the Employee participates, the Employee’s employment relationship with the Company and its Affiliates shall cease on the day prior to the date that severance benefits become payable under the terms of the applicable severance plan without regard to any delay in payment required by Section 409A of the Code. Notwithstanding the foregoing, (x) if an Affiliate ceases to be an Affiliate while an Award granted to a Participant who provides services to such Affiliate is outstanding, the Committee may, in its discretion, deem such Participant to have a Termination of Service on the date the Affiliate ceases to be an Affiliate or on a later date specified by the Committee; (y) the Committee shall make any determination described in clause (x) before or not more than a reasonable period after the date the Affiliate ceases to be an Affiliate; and (z) each such Participant’s Termination of Service shall be treated as an involuntary termination not for Cause. For purposes of clarification, any non-qualified deferred compensation (within the meaning of Section 409A of the Code) payable to the Participant upon a Termination of Service pursuant to the terms and conditions of this Plan shall be paid to the Participant upon a “separation from service” as determined in accordance with Section 409A of the Code without the imposition of additional taxes or penalties.

ARTICLE III

ADMINISTRATION

3.1 The Committee. The Plan shall be administered by the Committee.

3.2 Authority of the Committee. The Committee shall have authority, in its sole and absolute discretion and subject to the terms of the Plan, to (a) interpret the Plan; (b) prescribe the rules and regulations that it deems necessary for the proper operation and administration of the Plan, and amend or rescind any existing rules or regulations relating to the Plan; (c) select Employees and Other Service Providers to receive Awards under the Plan; (d) determine the form of Awards, the number of Shares subject to each Award, all the terms and conditions of an Award including, without limitation, the conditions on exercise or vesting, the designation of Stock Options as Incentive Stock Options or Nonqualified Stock Options and the terms of Award Agreements; (e) determine whether Awards shall be granted singly, in combination or in tandem; (f) establish and administer performance criteria in respect of any Awards that are subject to performance-based vesting or settlement; (g) waive or amend any terms, conditions, restrictions or limitations on an Award, except that the prohibition on the repricing of Stock Options and Stock Appreciation Rights, as described in Section 4.3(g), may not be waived; (h) in accordance with Article V, make any adjustments to the Plan (including but not limited to adjustment of the number of Shares available under the Plan or any Award) and any Award granted under the Plan that may be appropriate; (i) provide for the deferred payment of Awards and the extent to which payment shall be credited with Dividend Equivalents; (j) determine whether Awards may be transferable to family members, a family trust, a family partnership or otherwise; (k) determine whether, to what extent and under what circumstances Awards may be settled in cash, Shares or other property; (l) interpret, administer, reconcile any inconsistency in, correct any default in and/or supply any omission in, the Plan and any instrument or agreement relating to (including any Award Agreement), or Award made under, the Plan; (m) waive any conditions or rights under, amend any terms of, or alter, suspend, discontinue, cancel or terminate any Award; (n) accelerate the vesting or exercisability of, payment for or lapse of restrictions on, Awards; (o) establish any provisions that the Committee may determine to be necessary in order to implement and administer the Plan in foreign countries; and (p) take any and all other actions it deems necessary or advisable for the proper operation or administration of the Plan.

3.3 Effect of Determinations. All determinations of the Committee shall be final, binding and conclusive on all persons having an interest in the Plan.

3.4 Delegation of Authority. The Committee, in its discretion and consistent with applicable law and regulations, may delegate its authority and duties under the Plan to one or more subcommittees of the Committee or to the Chief Executive Officer of the Company or any other individual or committee as it deems to be advisable, under any conditions and subject to any limitations that the Committee may establish. Only the Committee (or a subset thereof), however, shall have authority to grant and administer Awards to Reporting Persons and any delegate of the Committee.

3.5 Employment of Advisors. The Committee may select and employ attorneys, consultants, accountants and other advisors at the Company’s expense (and may determine the compensation thereof), and the Committee, the Company, and the officers and directors of the Company may rely upon the advice, opinions or valuations of the advisors employed.

2023 PROXY STATEMENT | A-5

3.6 No Liability. No member of the Committee, nor any person acting as a delegate of the Committee with respect to the Plan, shall be liable for any losses resulting from any action taken or omitted to be taken, interpretation or construction made in good faith with respect to the Plan or any Award granted under the Plan.

ARTICLE IV

AWARDS

4.1 Eligibility. All Employees, and such Other Service Providers as may be designated by the Committee from time to time, are eligible to receive Awards granted under the Plan, except as otherwise provided in this Article IV.

4.2 Form of Awards. Awards shall be in the form determined by the Committee, in its discretion, and shall be evidenced by an Award Agreement. Awards may be granted singly or in combination or in tandem with other Awards.

4.3 Stock Options and Stock Appreciation Rights. The Committee may grant Stock Options and Stock Appreciation Rights under the Plan to those Employees and Other Service Providers whom the Committee may from time to time select, in the amounts and pursuant to the other terms and conditions that the Committee, in its discretion, may determine and set forth in the Award Agreement, subject to the provisions below:

(a)

Form. Stock Options granted under the Plan shall, at the discretion of the Committee and as set forth in the Award Agreement, be in the form of Incentive Stock Options, Nonqualified Stock Options, or a combination of the two. If an Incentive Stock Option and a Nonqualified Stock Option are granted to the same Participant under the Plan at the same time, the form of each shall be clearly identified, and they shall be deemed to have been granted in separate grants. In no event shall the exercise of one Award affect the right to exercise the other Award. Stock Appreciation Rights may be granted either alone or in connection with concurrently or previously issued Nonqualified Stock Options.

(b)

Exercise Price. Other than with respect to Stock Options that are assumed, converted or substituted as a result of the acquisition of another company by the Company or an Affiliate or a combination of the Company or an Affiliate with another company, the Committee shall set the Exercise Price of Stock Options or Stock Appreciation Rights granted under the Plan at a price that is equal to or greater than the Fair Market Value of a Share on the date of grant, subject to adjustment as provided in Section 5.3. The Exercise Price of Incentive Stock Options, however, shall be equal to or greater than 110 percent of the Fair Market Value of a Share on the date of grant if the Participant receiving the Stock Options owns stock possessing more than 10 percent of the total combined voting power of all classes of stock of the Company or of any subsidiary or parent corporation of the Company, as defined in Section 424 of the Code. The Exercise Price of a Stock Appreciation Right granted in tandem with a Stock Option shall be equal to the Exercise Price of the related Stock Option. The Exercise Price of a Stock Option or Stock Appreciation Right shall be set forth in the Award Agreement.

(c)

Term and Timing of Exercise. Except as otherwise provided in an Award Agreement, Stock Options and Stock Appreciation Rights shall lapse not later than 10 years after the date of grant, as determined by the Committee at the time of grant. Except as otherwise provided in an Award Agreement or other subsequent agreement between a Participant and the Company or an Affiliate, each Stock Option or Stock Appreciation Right granted under the Plan shall be exercisable in whole or in part, subject to the following conditions:

(i)

The date on which any Award of Stock Options or Stock Appreciation Rights to a Participant vest and may first be exercised shall be set forth in the Award Agreement, which must comply with Section 4.8.

(ii)

A Stock Appreciation Right granted in tandem with a Stock Option shall be subject to the same terms and conditions as the related Stock Option and shall be exercisable only to the extent that the related Stock Option is exercisable.

A-6 | 2023 PROXY STATEMENT

(iii)	Stock Options and Stock Appreciation Rights shall vest and remain exercisable as follows, subject to Section 5.4:

Event	Vesting	Exercise Period for Vested Awards

Death	Immediate vesting as of death (in the case of Awards made on or after the Initial Restatement Date, including if death occurs during any post-Retirement continued vesting period).	Expires earlier of (i) original expiration date, or (ii) 3 years after death (in the case of Awards made on or after the Initial Restatement Date, clause (ii) shall include instances where death occurs during any post-Retirement continued vesting period).

Disability	Immediate vesting as of Termination of Service due to the incurrence of Disability.	Expires earlier of (i) original expiration date, or (ii) 3 years after Termination of Service due to Disability.

Retirement (Applicable to Awards granted prior to the Initial Restatement Date)	Unvested Awards forfeited as of Retirement.	Expires earlier of (i) original expiration date or (ii) 3 years after Retirement.

Retirement* (Applicable to Awards granted on or after Initial Restatement Date)	Unvested Awards continue to vest in accordance with original vesting schedule following Retirement.	Expires on the earlier of (i) original expiration date or (ii) 3 years after Retirement.

Voluntary Termination of Service (other than covered by Retirement)	Unvested Awards forfeited as of Termination of Service.	Expires earlier of (i) original expiration date, or (ii) 30 days after Termination of Service.

Involuntary Termination of Service not for Cause	Unvested Awards forfeited as of Termination of Service	Expires earlier of (i) original expiration date, or (ii) 1 year after Termination of Service.

Involuntary Termination of Service for Cause	Unvested Awards forfeited as of Termination of Service	Vested Awards immediately cancelled.

*

Except as otherwise provided in an Award Agreement, if a Participant’s Retirement results in the continued vesting of such Award, as a condition thereof the Participant agrees that for the remainder of any applicable continued vesting period, he or she shall: (x) remain available to provide service to the Company on an as-requested basis (which service, for purposes of compliance with Section 409A of the Code, shall not exceed 20% of the Participant’s pre-Termination of Service level of Service to the Company) and (y) execute, in the discretion of the Company, a non-competition agreement in favor of the Company in the form provided by the Company.

(iv)

Stock Options and Stock Appreciation Rights of a deceased Participant may be exercised only by the estate of the Participant or by the person given authority to exercise the Stock Options or Stock Appreciation Rights by the Participant’s will or by applicable laws of descent and distribution. If a Stock Option or Stock Appreciation Right is exercised by the executor or administrator of a deceased Participant’s estate, or by the person or persons to whom the Stock Option or Stock Appreciation Right has been transferred by the Participant’s will or the applicable laws of descent and distribution, the Company shall be under no obligation to deliver Shares or cash until the Company is satisfied that the person exercising the Stock Option or Stock Appreciation Right is the duly appointed executor or administrator of the deceased

2023 PROXY STATEMENT | A-7

Participant’s estate or the person to whom the Stock Option or Stock Appreciation Right has been transferred by the Participant’s will or by applicable laws of descent and distribution.

(d)

Payment of Exercise Price. The Exercise Price of a Stock Option must be paid in full when the Stock Option is exercised. Stock certificates shall be registered and delivered only upon receipt of payment. Payment of the Exercise Price may be made in cash or by certified check, bank draft, wire transfer, or postal or express money order. No portion of the Exercise Price of a Stock Option may be paid from the proceeds of a loan of cash from the Company to the Participant. In addition, the Committee may also permit payment of all or a portion of the Exercise Price to be made by any other method, provided, that, for Awards to Reporting Persons, permissible methods shall be set forth in the applicable Award Agreement, including:

(i)

Delivering a properly executed exercise notice to the Company or its agent, together with irrevocable instructions to a broker to deliver promptly to the Company the amount of sale proceeds with respect to the portion of the Shares to be acquired having a Fair Market Value on the date of exercise equal to the sum of the applicable portion of the Exercise Price being so paid; or

(ii)

Tendering (actually or by attestation) to the Company previously acquired Shares that have been held by the Participant for at least six months, subject to paragraph (d)(v), and that have a Fair Market Value on the day prior to the date of exercise equal to the applicable portion of the Exercise Price being so paid; or

(iii)

Instructing the Company to withhold Shares that would otherwise be issued having a Fair Market Value on the date of exercise equal to the applicable portion of the Exercise Price being so paid (provided such withholding has been expressly authorized by the Committee); or

(iv)	Any combination of the methods described in paragraphs (i), (ii), and (iii).

(v)

The Committee, in consideration of applicable accounting standards, may waive any holding period on Shares required to tender pursuant to paragraph (d)(ii) or prohibit withholding pursuant to paragraph (d)(iii).

(e)	Incentive Stock Options. Incentive Stock Options granted under the Plan shall be subject to the following additional conditions, limitations, and restrictions:

(i)

Eligibility. Incentive Stock Options may be granted only to Employees of the Company or an Affiliate that is a subsidiary or parent corporation of the Company, within the meaning of Section 424 of the Code.

(ii)	Timing of Grant. No Incentive Stock Option shall be granted under the Plan after the 10-year anniversary of the Restatement Date.

(iii)

Amount of Award. The aggregate Fair Market Value as of the date of grant of the Shares with respect to which the Incentive Stock Options awarded to any Participant first become exercisable during any calendar year may not exceed $100,000. For purposes of this $100,000 limit, the Participant’s Incentive Stock Options under this Plan and all other plans maintained by the Company and its Affiliates shall be aggregated. To the extent any Incentive Stock Option would exceed the $100,000 limit, the Incentive Stock Option shall afterwards be treated as a Nonqualified Stock Option for all purposes.

(iv)

Timing of Exercise. If the Committee exercises its discretion in the Award Agreement to permit an Incentive Stock Option to be exercised by a Participant more than three months after the Participant has ceased being an Employee (or more than 12 months if the Participant is permanently and totally disabled, within the meaning of Section 22(e) of the Code), the Incentive Stock Option shall be treated as a Nonqualified Stock Option for all purposes following the date that is three months after the Participant has ceased being an Employee (or 12 months after the Participant is determined to be permanently and totally disabled, within the meaning of Section 22(e) of the Code). For purposes of this paragraph (e)(iv), an Employee’s employment relationship shall be treated as continuing intact while the Employee is on military leave, sick leave, or another approved leave of absence if the period of leave does not exceed 90 days, or a longer period to the extent that the Employee’s right to reemployment with the Company or an

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Affiliate is guaranteed by statute or by contract. Where the period of leave exceeds 90 days and the Employee’s right to reemployment is not guaranteed by statute or contract, the employment relationship shall be deemed to have ceased on the 91st day of the leave.

(v)

Transfer Restrictions. In no event shall the Committee permit an Incentive Stock Option to be transferred by a Participant other than by will or the applicable laws of descent and distribution, and any Incentive Stock Option awarded under this Plan shall be exercisable only by the Participant during the Participant’s lifetime.

(f)

Exercise of Stock Appreciation Rights. Upon exercise, Stock Appreciation Rights may be redeemed for cash or Shares or a combination of cash and Shares, in the discretion of the Committee, and as described in the Award Agreement. Cash payments shall be equal to the excess of the Fair Market Value of a Share on the date of exercise over the Exercise Price for each Share for which a Stock Appreciation Rights was exercised. If the Stock Appreciation Right is redeemed for Shares, the Participant shall receive a number of Shares equal to the quotient of the cash payment amount divided by the Fair Market Value of a Share on the date of exercise (with any fractional Shares to be treated in accordance with Section 5.5).

(g)	Certain Prohibitions. The following terms or actions shall not be permitted with respect to any Award of Stock Options or Stock Appreciation Rights:

(i)

No Repricing. Except as otherwise provided in Section 5.3, in no event shall the Committee decrease the Exercise Price of a Stock Option or Stock Appreciation Right after the date of grant, or cancel outstanding Stock Options or Stock Appreciation Rights and grant replacement Stock Options or Stock Appreciation Rights with a lower Exercise Price than that of the replaced Stock Options or Stock Appreciation Rights or other Awards, or purchase underwater Stock Options from a Participant for cash or replacement Awards without first obtaining the approval of the Company’s stockholders in a manner that complies with the rules of the New York Stock Exchange.

(ii)	No Dividends or Dividend Equivalents. The Committee shall not provide for the payment of Dividends or Dividend Equivalents with respect to Stock Options or Stock Appreciation Rights.

(iii)

No Reload Options. The Committee shall not grant Stock Options or Stock Appreciation Rights that have reload features under which the exercise of a Stock Option or Stock Appreciation Right by a Participant automatically entitles the Participant to a new Stock Option or Stock Appreciation Right.

(iv)

No Additional Deferral Features. The Committee shall not grant Stock Options or Stock Appreciation Rights that have “additional deferral features” as described in Section 409A of the Code, thereby subjecting the Stock Option or Stock Appreciation Right to the requirements of Section 409A.

4.4 Restricted Stock Units and Restricted Stock. The Committee may grant Restricted Stock Units and Restricted Stock under the Plan to those Employees and Other Service Providers whom the Committee may from time to time select, in the amounts and pursuant to the terms and conditions that the Committee, in its discretion, may determine and set forth in the Award Agreement, subject to the provisions below:

(a)

Grant of Restricted Stock Units. The Committee may grant Restricted Stock Units to any Employee or Other Service Provider, which are denominated in, valued in whole or in part by reference to, or otherwise related to, Shares. The Committee shall determine, in its discretion, the terms and conditions that apply to Restricted Stock Units granted pursuant to this Section 4.4, including whether and how Dividend Equivalents shall be credited with respect to any Award. The terms and conditions of the Restricted Stock Units shall be set forth in the applicable Award Agreement.

(b)

Grant of Restricted Stock. As soon as practicable after Restricted Stock has been granted, certificates for all Shares of Restricted Stock shall be registered in the name of the Participant and held for the Participant by the Company. The Participant shall have all rights of a stockholder with respect to the Shares, including the right to vote and to receive dividends or other distributions, except that the Shares may be subject to a vesting schedule and forfeiture, must comply with Section 4.8 and, except as otherwise provided in Section 7.1, may not be sold, transferred, assigned, pledged or otherwise encumbered or disposed until the restrictions are satisfied or lapse.

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(c)

Dividends and Dividend Equivalents. Any dividends or Dividend Equivalents that are paid with respect to Shares or Restricted Stock will be subject to the same vesting restrictions as the Shares to which such dividends or distributions relate. Any dividends, Dividend Equivalents or distributions that are paid with respect to Restricted Stock Units will be subject to the same vesting restrictions as the Shares to which such dividends or distributions relate. Dividends and Dividend Equivalents related to Restricted Stock and Restricted Stock Units subject to performance-based vesting conditions will be subject to the same terms and conditions, including vesting conditions and the achievement of any applicable performance goals, as the original Award. Subject to the vesting restrictions above, the terms of any Dividend Equivalents will be as set forth in the applicable Agreement, including the time and form of payment and whether such Dividend Equivalents will be credited with interest or deemed to be reinvested in additional units or Share equivalents. The Committee may, in its discretion, provide in an Agreement for restrictions on dividends and Dividend Equivalents in addition to those specified in this Section 4.4(c).

(d)

Vesting and Forfeiture. The Committee may, in its discretion and as set forth in the Award Agreement, impose any restrictions on Restricted Stock Units and/or their related Dividend Equivalents or Restricted Stock that it deems to be appropriate, including conditioning the vesting or settlement of all or part of any such Awards on the achievement or satisfaction of performance criteria (any such Award, a “Performance Stock Unit” or “Performance Restricted Stock”), which must comply with Section 4.8. Except as otherwise provided in an Award Agreement or other subsequent agreement between a Participant and the Company or an Affiliate, the Restricted Stock Units, related Dividend Equivalents and Restricted Stock granted to Participants shall be subject to the following restrictions:

(i)

Vesting and Forfeiture. Subject to Section 5.4, if the restrictions have not lapsed or been satisfied as of the Participant’s Termination of Service, the Restricted Stock Units or Restricted Stock shall be forfeited by the Participant if the termination is for any reason other than death, Disability or, if the Restricted Stock Unit or Restricted Stock Award is granted on or after the Initial Restatement Date, Retirement.

(ii)

Death or Disability. Except for Restricted Stock Units and Restricted Stock granted subject to performance-based vesting conditions, all restrictions on Restricted Stock Units and any related Dividend Equivalents or Restricted Stock granted pursuant to this Section 4.4 shall lapse upon the Participant’s death or Termination of Service due to Disability.

(iii)	Retirement. Restricted Stock Units and Restricted Stock granted on or after the Initial Restatement Date are subject to the following provisions:

i.

Except for Restricted Stock Units and Restricted Stock granted subject to performance-based vesting conditions, upon a Participant’s Retirement, all restrictions on Restricted Stock Units and any related Dividend Equivalents or Restricted Stock granted pursuant to this Section 4.4 shall lapse in accordance with the original vesting schedule of the Award, subject to the immediate lapse of all restrictions upon a Participant’s death.

ii.

With respect to Restricted Stock Units and Restricted Stock granted subject to performance-based vesting conditions, upon a Participant’s Retirement, all restrictions will lapse on a pro rata portion of the Restricted Stock Units and any related Dividend Equivalents or Restricted Stock granted pursuant to this Section 4.4 that would otherwise have been determined by the Committee to have been earned as of the end of the applicable performance period if the Participant’s service had continued, with such pro rata portion determined by dividing the number of days between the first day of the performance period and the Retirement date, by the number of days in the applicable performance period.

iii.

Except as otherwise provided in an Award Agreement, if a Participant’s Retirement results in an Award’s continued vesting or pro rata vesting based on the Company’s actual levels of achievement of the applicable performance metrics at the end of the performance period, as a condition thereof the Participant agrees that for the remainder of any applicable continued vesting period or actual performance period, he or she shall:

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(x) remain available to provide service to the Company on an as-requested basis (which service, for purposes of compliance with Section 409A of the Code, shall not exceed 20% of the Participant’s pre-Termination of Service level of Service to the Company) and (y) execute, in the discretion of the Company, a non-competition agreement in favor of the Company in the form provided by the Company.

(iv)

Legend. To enforce any restrictions that the Committee may impose on Restricted Stock, the Committee shall cause a legend referring to the restrictions to be placed on all certificates for Shares of Restricted Stock. When restrictions lapse or are satisfied, a new certificate, without the legend, for the number of Shares with respect to which restrictions have lapsed or been satisfied shall be issued and delivered to the Participant.

(e)

Redemption of Restricted Stock Units. Restricted Stock Units may be redeemed for cash or whole Shares, or a combination of cash and whole Shares, in the discretion of the Committee, when the restrictions lapse and any other conditions set forth in the Award Agreement have been satisfied; provided, that with respect to any Restricted Stock Units subject to Section 409A of the Code such redemption shall occur in a manner that complies with Section 409A of the Code. Each Restricted Stock Unit may be redeemed for one Share or an amount in cash equal to the Fair Market Value of a Share as of the date on which the Restricted Stock Unit vests.

(f)

Deferred Units. Subject to Section 7.14 and to the extent determined by the Committee, Participants may be permitted to request the deferral of payment of vested Restricted Stock Units (including the value of related Dividend Equivalents) to a date later than the payment date specified in the Award Agreement, provided, that any such election be made in accordance with Section 409A of the Code. The Committee shall determine any terms and conditions on deferral.

4.5 Other Stock-Based Awards. The Committee may, from time to time, grant Awards (other than Stock Options, Stock Appreciation Rights, Restricted Stock Units or Restricted Stock) to any Employee or Other Service Provider that consist of, or are denominated in, payable in, valued in whole or in part by reference to, or otherwise related to, Shares. These Awards may include, among other things, phantom or hypothetical Shares. The Committee shall determine, in its discretion and subject to Section 7.14, the terms and conditions that will apply to Other Stock-Based Awards granted pursuant to this Section 4.5, including whether Dividend Equivalents will be credited with respect to any such Award in the event of a payment of dividends on Common Stock, and whether such Awards will be settled in cash or whole Shares, or a combination of cash and whole Shares, when the restrictions lapse and any other conditions set forth in the Award Agreement have been satisfied. The terms and conditions of Other Stock-Based Awards shall be set forth in the applicable Award Agreement and except as otherwise provided in an Award Agreement or other subsequent agreement between a Participant and the Company or an Affiliate, the Other Stock-Based Awards granted to Participants shall be subject to the following restrictions and must comply with Section 4.8:

(a)

Vesting. Subject to Section 5.4, if the restrictions on Other Stock-Based Awards have not lapsed or been satisfied as of the Participant’s Termination of Service, the Shares shall be forfeited by the Participant if the termination is for any reason other than death, Disability or, if the Other Stock-Based Award is granted on or after the Initial Restatement Date, Retirement.

(b)

Death or Disability. Except for Other Stock-Based Awards granted subject to performance-based vesting conditions, restrictions on Other Stock-Based Awards and any related Dividend Equivalents granted pursuant to this Section 4.5 shall lapse upon the Participant’s death or Termination of Service due to Disability.

(c)	Retirement. Other Stock-Based Awards granted on or after the Initial Restatement Date are subject to the following provisions:

(i)

Except for Other Stock-Based Awards granted subject to performance-based vesting conditions, upon a Participant’s Retirement, all restrictions on Other Stock-Based Awards and any related Dividend Equivalents granted pursuant to this Section 4.5 shall lapse in accordance with the original vesting schedule of the Award, subject to the immediate lapse of all restrictions upon a Participant’s death.

(ii)	With respect to Other Stock-Based Awards granted subject to performance-based vesting conditions, upon a Participant’s Retirement, all restrictions will lapse on a pro rata portion of

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the Other Stock-Based Awards and any related Dividend Equivalents granted pursuant to this Section 4.5 that would otherwise have been determined by the Committee to have been earned as of the end of the applicable performance period if the Participant’s service had continued, with such pro rata portion determined by dividing the number of days between the first day of the performance period and the Retirement date, by the number of days in the applicable performance period.

(iii)

Except as otherwise provided in an Award Agreement, if a Participant’s Retirement results in an Award’s continued vesting or pro rata vesting based on the Company’s actual levels of achievement of the applicable performance metrics at the end of the performance period, as a condition thereof the Participant agrees that for the remainder of any applicable continued vesting period or actual performance period, he or she shall: (x) remain available to provide service to the Company on an as-requested basis (which service, for purposes of compliance with Section 409A of the Code, shall not exceed 20% of the Participant’s pre-Termination of Service level of Service to the Company) and (y) execute, in the discretion of the Company, a non-competition agreement in favor of the Company in the form provided by the Company.

(d)

Dividends and Dividend Equivalents. Any dividends, Dividend Equivalents or distributions that are paid with respect to Other Stock-Based Awards will be subject to the same vesting restrictions as the Shares to which such dividends or distributions relate. Dividends and Dividend Equivalents related to Other Stock-Based Awards subject to performance-based vesting conditions will be subject to the same terms and conditions, including vesting conditions and the achievement of any applicable performance goals, as the original Award. Subject to the vesting restrictions above, the terms of any Dividend Equivalents will be as set forth in the applicable Agreement, including the time and form of payment and whether such Dividend Equivalents will be credited with interest or deemed to be reinvested in additional units or Share equivalents. The Committee may, in its discretion, provide in an Agreement for restrictions on dividends and Dividend Equivalents in addition to those specified in this Section 4.5(d).

4.6 Cash-Based Awards. The Committee may, from time to time, grant Awards to any Employee or Other Service Provider that are designated as Cash-Based Awards, with the expectation that these Awards will be settled in cash, however, such Cash-Based Awards may be settled in cash or whole Shares or a combination of cash and whole Shares, as determined by the Committee. The value of these Awards may be based in whole or in part or by reference to, or otherwise related to, Shares, and may be granted subject to the achievement of one or more performance goals as determined by the Committee from time to time. The Committee shall determine, in its discretion and subject to Section 7.14, the terms and conditions that will apply to Cash-Based Awards granted pursuant to this Section 4.6. The terms and conditions of Cash-Based Awards shall be set forth in the applicable Award Agreement and except as otherwise provided in an Award Agreement or other subsequent agreement between a Participant and the Company or an Affiliate, the Cash-Based Awards granted to Participants shall be subject to the following restrictions:

(a)

Vesting. Subject to Section 5.4, if the restrictions on Cash-Based Awards have not lapsed or been satisfied as of the Participant’s Termination of Service, the Cash-Based Awards shall be forfeited by the Participant if the termination is for any reason other than death, Disability or, if the Cash-Based Award is granted on or after the Initial Restatement Date, Retirement.

(b)

Death or Disability. Except for Cash-Based Awards granted subject to performance-based vesting conditions, restrictions on Cash-Based Awards and any related Dividend Equivalents granted pursuant to this Section 4.6 shall lapse upon the Participant’s death or Termination of Service due to Disability.

(c)	Retirement. Cash-Based Awards granted on or after the Initial Restatement Date are subject to the following provisions:

(i)

Except for Cash-Based Awards granted subject to performance-based vesting conditions, upon a Participant’s Retirement, all restrictions on Cash-Based Awards and any related Dividend Equivalents granted pursuant to this Section 4.5 shall lapse in accordance with the original vesting schedule of the Award, subject to the immediate lapse of all restrictions upon a Participant’s death.

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(ii)

With respect to Cash-Based Awards granted subject to performance-based vesting conditions, upon a Participant’s Retirement, all restrictions will lapse on a pro rata portion of the Cash-Based Awards and any related Dividend Equivalents granted pursuant to this Section 4.5 that would otherwise have been determined by the Committee to have been earned as of the end of the applicable performance period if the Participant’s service had continued, with such pro rata portion determined by dividing the number of days between the first day of the performance period and the Retirement date, by the number of days in the applicable performance period.

(iii)

Except as otherwise provided in an Award Agreement, if a Participant’s Retirement results in an Award’s continued vesting or pro rata vesting based on the Company’s actual levels of achievement of the applicable performance metrics at the end of the performance period, as a condition thereof the Participant agrees that for the remainder of any applicable continued vesting period or actual performance period, he or she shall: (x) remain available to provide service to the Company on an as-requested basis (which service, for purposes of compliance with Section 409A of the Code, shall not exceed 20% of the Participant’s pre-Termination of Service level of Service to the Company) and (y) execute, in the discretion of the Company, a non-competition agreement in favor of the Company in the form provided by the Company.

4.7 Termination for Cause. If a Participant incurs a Termination of Service for Cause, then all outstanding Awards shall immediately be cancelled, except as otherwise provided in an Award Agreement.

4.8 Minimum Vesting Requirements. Notwithstanding any other provision of the Plan, no portion of an Award granted on or after the Restatement Date may vest before the first anniversary of the date of grant, and with respect to Awards whose grant or vesting is subject to the satisfaction of performance goals over a performance period, each Award shall be subject to a performance period of not less than one year. The foregoing minimum vesting and performance periods will not, however, apply in connection with: (i) accelerated vesting in the event of death or Disability, (ii) Awards made in payment or exchange for other compensation already earned and payable, (iii) Awards granted in connection with assumption or substitution of awards as part of a transaction as contemplated under Section 5.2(a)(iii) that does not reduce the vesting period of the award being replaced, and (iv) accelerated vesting as contemplated under Section 5.4; provided, however, that the Company may grant Awards with respect to up to five percent (5%) of the number of Shares reserved under Section 5.1 as of the Restatement Date without regard to the minimum vesting period set forth in this Section 4.8.

ARTICLE V

SHARES SUBJECT TO THE PLAN; ADJUSTMENTS

5.1 Shares Available. The Shares issuable under the Plan shall be authorized but unissued Shares or Shares held in the Company’s treasury. The total number of Shares with respect to which Awards may be issued under the Plan may equal but may not exceed 18,500,000, subject to adjustment in accordance with Section 5.3; provided, however, that from the aggregate limit, no more than 7,500,000 Shares may be available for grant in the form of Incentive Stock Options.

5.2 Counting Rules.

(a)	The following Shares related to Awards to be issued under this Plan shall not count against the limits set forth in Section 5.1:

(i)	Shares related to Awards paid in cash; and

(ii)	Shares related to Awards that expire, are forfeited or cancelled or terminate for any other reason without issuance of Shares; and

(iii)

Any Shares issued in connection with Awards that are assumed, converted or substituted as a result of the acquisition of another company by the Company or an Affiliate or a combination of the Company or an Affiliate with another company.

(b)

For purposes of clarity, Shares that are tendered or withheld in payment of all or part of the Exercise Price of an Award or in satisfaction of withholding tax obligations, and Shares that are repurchased

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with cash proceeds from the payment of the Exercise Price of an Award, shall not be reincluded in or added back to the number of Shares available for issuance under the Plan. Upon the settlement of any Stock Appreciation Right issued under the Plan, the gross number of Shares issued to the Participant will count against the number of Shares available for issuance under the Plan.

5.3 Adjustment Upon Certain Changes.

(a)

Adjustments. In the event of any change in corporate structure affecting outstanding Shares or the value thereof, including any dividend or distribution (whether in cash, Shares or other property), stock split, reverse stock split, spin-off, recapitalization, merger, reorganization, consolidation, combination or exchange of shares or similar transaction, such adjustments and other substitutions shall be made to the Plan and to outstanding Awards as the Committee, in its sole discretion, deems equitable or appropriate, including such adjustments in (i) the limitations set forth in Section 5.1, including the maximum aggregate number, class and kind of securities that may be delivered under the Plan, and (ii) the number, class, kind and Exercise Price of securities subject to outstanding Awards granted under the Plan (including, if the Committee deems appropriate, the full or partial substitution of similar options to purchase the shares of, or other awards denominated in the shares of, another company).

(b)

Other Changes. The Committee may make other adjustments in the terms and conditions of Awards in recognition of unusual or nonrecurring events (including, without limitation, the events described in Section 5.3(a)) affecting the Company, any Affiliate, or the financial statements of the Company or any Affiliate, or of changes in applicable laws, regulations, or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits to be made available under the Plan.

(c)

No Other Rights or Changes. Except as expressly provided in the Plan, no Participant shall have any rights by reason of any subdivision or consolidation of shares of stock of any class, the payment of any dividend, any increase or decrease in the number of shares of stock of any class or any dissolution, liquidation, merger or consolidation of the Company or any other corporation. Except as expressly provided in the Plan, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number of shares or amount of other property subject to, or the terms related to, any Award. Except as expressly provided by this Section 5.3, and without limiting the generality of Section 6.1, no material adverse change may be made to the terms of an Award granted to a Participant as a result of an event described in this Section 5.3 without the consent of the Participant.

5.4 Change in Control.

(a)

Assumption Upon Change in Control; Accelerated Vesting Upon Certain Termination Events. Unless otherwise provided in the applicable Award Agreement, in the event of a Change in Control, if the successor company assumes or substitutes for an outstanding Award (or in which the Company is the ultimate parent corporation and continues the Award), then such Award shall be continued in accordance with its applicable terms and vesting shall not be accelerated as described in Section 5.4(b). For the purposes of this Section 5.4(a), an Award shall be considered assumed or substituted for if, following the Change in Control, the Award confers the right to purchase or receive, for each Share subject to the Award immediately prior to the Change in Control, the consideration (whether stock, cash or other securities or property) received in the transaction constituting a Change in Control by holders of Shares for each Share held on the effective date of such transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares); provided, however, that if such consideration received in the transaction constituting a Change in Control is not solely common stock of the successor company, the Committee may, with the consent of the successor company, provide that the consideration to be received upon the exercise or vesting of an Award, for each Share subject thereto, will be solely common stock of the successor company or cash, in each case, substantially equal in fair market value (determined as of the date of the Change in Control) to the per share consideration received by holders of Shares in the transaction constituting a Change in Control. The determination of such substantial equality of value of consideration shall be made by

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the Committee in its sole discretion and its determination shall be conclusive and binding. Notwithstanding the foregoing, in the event of a Participant’s Termination of Service involuntarily without Cause or voluntarily by the Participant for Good Reason in such successor company within two years following such Change in Control, the vesting of each Award held by such Participant at the time of the Change in Control shall be accelerated as described in Section 5.4(b) at such time. Notwithstanding the foregoing, no Award shall be assumed or substituted pursuant to this Section 5.4(a) to the extent such action would cause an Award not otherwise “deferred compensation” within the meaning of Section 409A of the Code to become “deferred compensation” within the meaning of Section 409A of the Code.

(b)

Acceleration of Vesting Upon Change in Control. In the event of a Change in Control after the date of the adoption of the Plan, unless provision is made in connection with the Change in Control for the assumption, substitution or continuation of an outstanding Award in accordance with Section 5.4(a), then the vesting of such Award shall accelerate and all restrictions shall lapse as of immediately prior to the Change in Control, and (i) in the case of an outstanding Stock Option or Stock Appreciation Right, such Award shall be exercisable as of immediately prior to such Change in Control, or (ii) in the case of an Award other than a Stock Option or a Stock Appreciation Right, such Award shall be settled or otherwise paid to the applicable Participant as soon as practicable following such vesting. For purposes of determining vesting and payment under this Section 5.4(b), all performance criteria (i) if the performance period has been completed, shall be deemed achieved at actual levels of achievement determined by the Committee in its sole discretion as of the date of the Change in Control and (ii) otherwise, shall be deemed achieved at the target level of achievement. Notwithstanding any provision of this Section 5.4(b), unless otherwise provided in the applicable Award Agreement, if any amount payable pursuant to an Award constitutes deferred compensation within the meaning of Section 409A of the Code, in the event of a Change in Control that does not qualify as an event described in Section 409A(a)(2)(A)(v) of the Code, such Award (and any other Awards that constitute deferred compensation that vested prior to the date of such Change in Control but are outstanding as of such date) shall vest and cease to be forfeitable but shall not be settled until the earliest permissible payment event under Section 409A of the Code following such Change in Control. Notwithstanding any other provision of the Plan, the Committee, in its discretion, may determine that, upon the occurrence of a Change in Control, (i) each Stock Option and Stock Appreciation Right outstanding shall terminate within a specified number of days after notice to the Participant, and such Participant shall receive, with respect to each Share subject to such Stock Option or Stock Appreciation Right, an amount equal to the excess of the fair market value (as determined by the Committee, in its discretion, in a manner that complies with Section 409A of the Code) of such Share immediately prior to the occurrence of such Change in Control over the Exercise Price, as applicable, per Share of such Stock Option and/or Stock Appreciation Right; such amount to be payable in cash, in one or more kinds of stock or property (including the stock or property, if any, payable in the transaction) or in a combination thereof, as the Committee, in its discretion, shall determine and (ii) each Stock Option and Stock Appreciation Right outstanding at such time with an Exercise Price per Share that exceeds the fair market value (as determined by the Committee, in its discretion, in a manner that complies with Section 409A of the Code) of such Share immediately prior to the occurrence of such Change in Control shall be canceled for no consideration.

5.5 Fractional Shares. No fractional Shares shall be issued under the Plan, and unless the Committee determines otherwise, an amount in cash equal to the Fair Market Value of any fractional Shares that would otherwise be issuable shall be paid in lieu of such fractional Shares. The Committee may, in its sole discretion, cancel, terminate, otherwise eliminate or transfer or pay other securities or other property in lieu of issuing any fractional Shares.

ARTICLE VI

AMENDMENT AND TERMINATION

6.1 Amendment. The Plan may be amended at any time and from time to time by the Board without the approval of stockholders of the Company, except that no revision to the terms of the Plan shall be effective until

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the amendment is approved by the stockholders of the Company if such approval is required by the rules of the New York Stock Exchange or such amendment materially increases the number of Shares that may be issued under the Plan (other than an increase pursuant to Section 5.3 of the Plan). No amendment of the Plan made without the Participant’s written consent may materially adversely affect any right of a Participant with respect to an outstanding Award unless such amendment is necessary to comply with applicable law. The Plan may not be amended in any manner adverse to the interests of Participants during the two-year period following a Change in Control, unless such amendment is necessary to comply with applicable law.

6.2 Termination. The Plan shall remain in effect until all Shares subject to it are distributed, all Awards have expired or terminated, the Plan is terminated pursuant to the adoption of a resolution of the Board terminating the Plan, or the tenth anniversary of the Restatement Date, whichever occurs first.

No Awards shall be granted under the Plan after it has terminated. The termination of the Plan, however, shall not alter or impair any of the rights or obligations of any Participant without such Participant’s written consent under any Award previously granted under the Plan. After the termination of the Plan, any previously granted Awards shall remain in effect and shall continue to be governed by the terms of the Plan and the applicable Award Agreement.

ARTICLE VII

GENERAL PROVISIONS

7.1 Nontransferability of Awards. No Award under the Plan shall be subject in any manner to alienation, anticipation, sale, assignment, pledge, encumbrance or transfer, and no other persons shall otherwise acquire any rights therein, except as provided below.

(a)	Any Award may be transferred by will or by the applicable laws of descent or distribution.

(b)

The Committee may provide in the applicable Award Agreement that all or any part of an Award (other than an Incentive Stock Option) may, subject to the prior written consent of the Committee, be transferred to one or more of the following classes of donees: a family member; a trust for the benefit of a family member; a limited partnership whose partners are solely family members; or any other legal entity set up for the benefit of family members. For purposes of this Section 7.1(b), a family member means a Participant and/or the Participant’s spouse, children, grandchildren, parents, grandparents, siblings, nieces, nephews and grandnieces and grandnephews, including adopted, in-laws and step family members.

(c)

Except as otherwise provided in the applicable Award Agreement, any Nonqualified Stock Option or Stock Appreciation Right transferred by a Participant pursuant to Section 7.1(b) may be exercised by the transferee only to the extent that the Award would have been exercisable by the Participant had no transfer occurred. Any transferred Award shall be subject to all of the same terms and conditions as provided in the Plan and in the applicable Award Agreement. The Participant or the Participant’s estate shall remain liable for any withholding tax that may be imposed by any federal, state or local tax authority, and the transfer of Shares upon exercise of the Award shall be conditioned on the payment of any withholding tax. The Committee may, in its discretion, disallow all or a part of any transfer of an Award pursuant to Section 7.1(b) unless and until the Participant makes arrangements satisfactory to the Committee for the payment of any withholding tax. The Participant must immediately notify the Committee, in the form and manner required by the Committee, of any proposed transfer of an Award pursuant to Section 7.1(b). No transfer shall be effective until the Committee consents to the transfer in writing.

(d)

Unless otherwise restricted by Company policy for Reporting Persons, Restricted Stock may be freely transferred after the restrictions lapse or are satisfied and the Shares are delivered; provided, however, that Restricted Stock awarded to an affiliate of the Company may be transferred only pursuant to Rule 144 under the 1933 Act, or pursuant to an effective registration for resale under the 1933 Act. For purposes of this Section 7.1(d), “affiliate” shall have the meaning assigned to that term under Rule 144.

(e)	In no event may a Participant transfer an Incentive Stock Option other than by will or the applicable laws of descent and distribution.

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7.2 Withholding of Taxes.

(a)

Stock Options and Stock Appreciation Rights. Subject to Section 7.2(d), as a condition to the delivery of Shares pursuant to the exercise of a Stock Option or Stock Appreciation Right, the Committee may require that the Participant, at the time of exercise, pay to the Company by cash, certified check, bank draft, wire transfer or postal or express money order an amount sufficient to satisfy any applicable tax withholding obligations. The Committee may also, in its discretion, accept payment of tax withholding obligations through any of the Exercise Price payment methods described in Section 4.3(d).

(b)

Other Awards Payable in Shares. Subject to Section 7.2(d), the Company shall satisfy a Participant’s tax withholding obligations arising in connection with the release of restrictions on Restricted Stock Units, Restricted Stock and Other Stock-Based Awards by withholding Shares that would otherwise be available for delivery. The Company may also allow the Participant to satisfy the Participant’s tax withholding obligations by payment to the Company in cash or by certified check, bank draft, wire transfer, or postal or express money order.

(c)	Cash Awards. The Company shall satisfy a Participant’s tax withholding obligation arising in connection with the payment of any Award in cash by withholding cash from such payment.

(d)

Withholding Amount. The Committee, in consideration of applicable accounting standards, has full discretion to either (i) allow Participants to elect, or (ii) otherwise direct as a general rule, to have the Company withhold Shares for taxes at an amount that is not less than the applicable minimum statutory amount and not more than the applicable maximum statutory amount.

7.3 Forfeiture Provisions. The Committee may, in its discretion, provide in an Award Agreement that an Award granted thereunder shall be canceled if the Participant, without the consent of the Company, while employed by or providing services to the Company or any Affiliate or for a period after Termination of Service, (a) violates a noncompetition, non-solicitation, non-disclosure, confidentiality, or non-disparagement covenant or agreement, (b) otherwise engages in activity that is in conflict with or adverse to the interest of the Company or any Affiliate, including fraud or conduct contributing to any financial restatements or irregularities, as determined by the Committee in its sole discretion, or (c) to the extent applicable to the Participant, otherwise violates any policy adopted by the Company or any Affiliate relating to the recovery of compensation granted, paid, delivered, awarded or otherwise provided to any Participant by the Company or any Affiliate as such policy is in effect on the date of grant of the applicable Award or, to the extent necessary to address the requirements of applicable law (including Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, as codified in Section 10D of the Exchange Act, Section 304 of the Sarbanes-Oxley Act of 2002 or any other applicable law), as may be amended from time to time. The Committee may also provide in an Award Agreement that (i) a Participant will forfeit any gain realized on the vesting or exercise of such Award if the Participant engages in any activity referred to in the preceding sentence, or (ii) a Participant must repay the gain to the Company realized under a previously paid Award if the Participant engages in any activity referred to in the preceding sentence or a financial restatement reduces the amount that would have been earned under such Award. Notwithstanding the foregoing, none of the non-disclosure restrictions in this Section 7.3 or in any Award Agreement shall, or shall be interpreted to, impair the Participant from exercising any legally protected whistleblower rights (including under Rule 21F under the Exchange Act).

7.4 Code Section 83(b) Elections. The Company, the Affiliates, and the Committee have no responsibility for a Participant’s election, attempt to elect or failure to elect to include the value of an Award of Restricted Stock or other Award subject to Section 83 of the Code in the Participant’s gross income for the year of grant pursuant to Section 83(b) of the Code. Any Participant who makes an election pursuant to Section 83(b) of the Code shall promptly provide the Committee with a copy of the election form.

7.5 No Implied Rights. The establishment and operation of the Plan, including the eligibility of a Participant to participate in the Plan, shall not be construed as conferring any legal or other right upon any Participant for the continuation of service through the end of any vesting period or other applicable period. The Company and the Affiliates expressly reserve the right, which may be exercised at any time and in the Company’s or an Affiliate’s sole discretion, to discharge any individual or treat him or her without regard to the effect that discharge might have upon him or her as a Participant in the Plan. There is no obligation for uniformity of

2023 PROXY STATEMENT | A-17

treatment of Participants or holders or beneficiaries of Awards. The terms and conditions of Awards and the Committee’s determinations and interpretations with respect thereto need not be the same with respect to each Participant and may be made selectively among Participants, whether or not such Participants are similarly situated.

7.6 No Obligation to Exercise Awards; No Right to Notice of Expiration Date. The grant of a Stock Option or Stock Appreciation Right shall impose no obligation upon the Participant to exercise the Award. The Company, the Affiliates, and the Committee have no obligation to inform a Participant of the date on which a Stock Option or Stock Appreciation Right lapses except in the Award Agreement.

7.7 No Rights as Stockholders. A Participant granted an Award under the Plan shall have no rights as a stockholder of the Company with respect to the Award unless and until certificates for the Shares underlying the Award are registered in the Participant’s name and delivered to the Participant. The right of any Participant to receive an Award by virtue of participation in the Plan shall be no greater than the right of any unsecured general creditor of the Company.

7.8 Indemnification of Committee. The Company shall indemnify, to the fullest extent permitted by law, each person made or threatened to be made a party to any civil or criminal action or proceeding by reason of the fact that the person, or the executor or administrator of the person’s estate, is or was a member of the Committee or a delegate of the Committee.

7.9 No Required Segregation of Assets. Neither the Company nor any Affiliate shall be required to segregate any assets that may at any time be represented by Awards granted pursuant to the Plan.

7.10 Nature of Payments. All Awards made pursuant to the Plan are in consideration of services for the Company or an Affiliate. Any gain realized pursuant to Awards under the Plan constitutes a special incentive payment to the Participant and shall not be taken into account as compensation for purposes of any other employee benefit plan of the Company or any Affiliate, except as the employee benefit plan otherwise provides. The adoption of the Plan shall have no effect on Awards made or to be made under any other benefit plan covering an employee of the Company or an Affiliate or any predecessor or successor of the Company or an Affiliate.

7.11 Awards in Foreign Countries. The Committee has the authority to grant Awards to Employees and Other Service Providers who are foreign nationals or employed outside the United States on any different terms and conditions than those specified in the Plan that the Committee, in its discretion, believes to be necessary or desirable to accommodate differences in applicable law, tax policy, or custom, while furthering the purposes of the Plan. The Committee may also approve any supplements to the Plan or alternative versions of the Plan as it believes to be necessary or appropriate for these purposes without altering the terms of the Plan in effect for other Participants; provided, however, that the Committee may not make any supplemental or alternative version that (a) increases limitations contained in Section 4.3(e); (b) increases the number of Shares available under the Plan, as set forth in Section 5.1; (c) causes the Plan to cease to satisfy any conditions under Rule 16b-3 under the Exchange Act or (d) otherwise contains terms that would require approval by the stockholders of the Company under the rules of the New York Stock Exchange.

7.12 Securities Matters.

(a)

The Company shall be under no obligation to effect the registration pursuant to the 1933 Act of any Shares to be issued hereunder or to effect similar compliance under any state laws. Notwithstanding anything herein to the contrary, the Company shall not be obligated to cause to be issued or delivered any certificates evidencing Shares pursuant to the Plan unless and until the Company is advised by its counsel that the issuance and delivery of such certificates is in compliance with all applicable laws, regulations of governmental authority and the requirements of any securities exchange on which Shares are traded. The Committee may require, as a condition to the issuance and delivery of certificates evidencing Shares pursuant to the terms hereof, that the recipient of such Shares make such covenants, agreements and representations, and that such certificates bear such legends, as the Committee deems necessary or desirable.

(b)	The exercise of any Award granted hereunder shall only be effective at such time as counsel to the Company shall have determined that the issuance and delivery of Shares pursuant to such exercise

A-18 | 2023 PROXY STATEMENT

is in compliance with all applicable laws, regulations of governmental authority and the requirements of any securities exchange on which Shares are traded. The Company may, in its sole discretion, defer the effectiveness of an exercise of an Award hereunder or the issuance or transfer of Shares pursuant to any Award pending or to ensure compliance under federal or state securities laws. The Company shall inform the Participant in writing of its decision to defer the effectiveness of the exercise of an Award or the issuance or transfer of Shares pursuant to any Award. During the period that the effectiveness of the exercise of an Award has been deferred, the Participant may, by written notice, withdraw such exercise and obtain the refund of any amount paid with respect thereto.

7.13 Governing Law; Severability. The Plan and all determinations made and actions taken under the Plan shall be governed by the internal substantive laws, and not the choice of law rules, of the State of Delaware and construed accordingly, to the extent not superseded by applicable U.S. federal law. If any provision of the Plan is held unlawful or otherwise invalid or unenforceable in whole or in part, the unlawfulness, invalidity or unenforceability shall not affect any other parts of the Plan, which shall remain in full force and effect.

7.14 Section 409A of the Code. With respect to Awards subject to Section 409A of the Code, this Plan is intended to comply with the requirements of such Section, and the provisions hereof shall be interpreted in a manner that satisfies the requirements of such Section, and the Plan shall be operated accordingly. If any provision of this Plan or any term or condition of any Award would otherwise frustrate or conflict with this intent, the provision, term or condition shall be interpreted and deemed amended so as to avoid this conflict. Any reservation of rights or discretion by the Company or the Committee hereunder affecting the timing of payment of any Award subject to Section 409A of the Code shall only be as broad as is permitted by Section 409A of the Code.

7.15 Payments to Specified Employees. Notwithstanding anything herein or in any Award Agreement to the contrary, if a Participant is a “specified employee” (within the meaning of Section 409A(2)(B) of the Code) as of the date of such Participant’s separation from service (as determined pursuant to Section 409A of the Code), any Awards subject to Section 409A of the Code payable to such Participant as a result of his or her separation from service, shall be paid on the first business day of the first calendar month that begins after the six-month anniversary of the date of the separation from service, or, if earlier, the date of the Participant’s death.

2023 PROXY STATEMENT | A-19

BROADRIDGE CORPORATE ISSUER SOLUTIONS C/O RESIDEO TECHNOLOGIES, INC. P.O. BOX 1342 BRENTWOOD, NY 11717 SCAN TO VIEW MATERIALS & VOTE w VOTE BY INTERNET Before The Meeting—Go to www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Daylight Time on June 6, 2023. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting—Go to www.virtualshareholdermeeting.com/REZI2023 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE—1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Daylight Time on June 6, 2023. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: V11104-P91326 KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY RESIDEO TECHNOLOGIES, INC. The Board of Directors recommends you vote FOR the following nominees: 1. Election of Directors Nominees: For Against Abstain 1a. Roger Fradin 1b. Jay Geldmacher The Board of Directors recommends you vote FOR the For Against Abstain following proposals: 1c. Paul Deninger 2. Advisory Vote to Approve Executive Compensation. 1d. Cynthia Hostetler 3. Ratification of the Appointment of Independent Registered Public Accounting Firm. 1e. Brian Kushner 4. Approval of the Amended and Restated 2018 Stock Incentive Plan of Resideo Technologies, Inc. and its Affiliates. 1f. Jack Lazar The Board of Directors recommends you vote AGAINST For Against Abstain the following proposal: 1g. Nina Richardson 5. Shareholder Proposal Regarding Shareholder Ratification of Termination Pay. 1h. Andrew Teich NOTE: Such other business as may properly come before the meeting or any adjournment thereof. 1i. Sharon Wienbar 1j. Kareem Yusuf Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The 2023 Notice and Proxy Statement and the 2022 Annual Report on Form 10-K are available at www.proxyvote.com. V11105-P91326 PROXY RESIDEO TECHNOLOGIES, INC. This Proxy is Solicited on Behalf of the Board of Directors of Resideo Technologies, Inc. Annual Meeting of Shareholders—June 7, 2023 The undersigned hereby appoints Jay Geldmacher and Jeannine Lane as proxies (each with the power to act alone and with full power of substitution) to vote, as designated herein, all shares the undersigned is entitled to vote at the Annual Meeting of Shareholders of Resideo Technologies, Inc. to be held on June 7, 2023, live via the Internet at www.virtualshareholdermeeting.com/REZI2023, and at any and all adjournments thereof. The proxies are authorized to vote in their discretion upon such other business as may properly come before the Annual Meeting and any and all adjournments thereof. Your vote on the election of Directors and the other proposals described in the accompanying Proxy Statement may be specified on the reverse side. IF PROPERLY SIGNED, DATED AND RETURNED, THIS PROXY WILL BE VOTED AS SPECIFIED ON THE REVERSE SIDE OR, IF NO CHOICE IS SPECIFIED, THIS PROXY WILL BE VOTED “FOR” THE ELECTION OF ALL NOMINEES FOR DIRECTOR, “FOR” PROPOSALS 2, 3 AND 4, AND “AGAINST” PROPOSAL 5. PLEASE NOTE: PHONE AND INTERNET VOTING CUTOFF IS 11:59 PM EDT ON JUNE 6, 2023. Please date and sign your Proxy on the reverse side and return it promptly